Exhibit 10.1

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT AND GUARANTEE AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT AND GUARANTEE AGREEMENT (this “First Amendment”), dated as of June 16, 2025, by and among the borrowers set forth on Schedule 1.01(B) hereto (each a “Borrower” and collectively, the “Borrowers”), K-INFRA Metro Aggregator GP LLC, a Delaware limited liability company (“K-INFRA Metro”), K-INFRA Pinnacle LLC, a Delaware limited liability company (“K-INFRA Pinnacle” or the “PassCo Guarantor”), K-INFRA Liquidity Designated Activity Company, an Irish designated activity company (the “Liquidity Guarantor”) (solely for the purposes of Section 2 and Section 3 of this First Amendment), the financial institutions party hereto, as lenders (each a “Lender” and collectively, the “Lenders”) and Mizuho Bank, Ltd. (“Mizuho”), as administrative agent on behalf of the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Finance Parties (in such capacity, the “Collateral Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Credit Agreement (as defined below).

WITNESSETH:

Reference is made to the Revolving Credit Agreement, dated as of April 3, 2024, entered into by and among the Borrowers, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer, the lenders party thereto and KKR Capital Markets, as a joint lead arranger, (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and as amended by the First Amendment, the “Credit Agreement”). Reference is made to the Guarantee Agreement, dated as of April 3, 2024 by the Liquidity Guarantor and each entity that is or becomes a “PassCo Guarantor” pursuant to Section 12 thereof and the Administrative Agent (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Guarantee Agreement” and as amended by the First Amendment, the “Guarantee Agreement”).

WHEREAS, the Borrowers have requested an extension of the Stated Maturity Date to April 3, 2028 (the “Extension”) and the Lenders have agreed to such Extension.

WHEREAS, pursuant to Section 2.19 of the Credit Agreement, (i) K-INFRA Dino Limited, a company incorporated in England and Wales (“Dino”) and (ii) K-INFRA Optics Limited, a company incorporated in England and Wales (“Optics” and together with Dino, the “Additional Borrowers”), each hereby agrees to become a “Borrower” under and for all purposes of the Credit Agreement and, as applicable, each other Loan Document. For the avoidance of doubt, all references herein to “Borrower” shall include the Additional Borrowers.

WHEREAS, pursuant to Section 6.17 of the Credit Agreement, K-INFRA Pinnacle hereby shall become a “PassCo Guarantor” under and for all purposes of the Credit Agreement, the Guarantee Agreement, and as applicable, each other Loan Document.

WHEREAS, the Borrowers have requested the amendment of certain provisions of the Existing Credit Agreement and the Existing Guarantee Agreement as set forth in this First Amendment, and upon the terms and subject to the conditions of this First Amendment.

WHEREAS, the Lenders party hereto have agreed to such requests as herein provided.

NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Existing Credit Agreement and Schedules thereof and the Existing Guarantee Agreement. (a) The Existing Credit Agreement is, effective as of the First Amendment Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto.

(b) The Existing Guarantee Agreement is, effective as of the First Amendment Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit B hereto.

(c) Schedules 1.01(A), 1.01(B), 4.10, 5.02 and 10.01 to the Existing Credit Agreement are, effective as of the First Amendment Effective Date, hereby replaced in its entirety with the Schedule set forth in Exhibit C hereto.

SECTION 2. Representations and Warranties. In order to induce the Lenders to enter into this First Amendment and to amend the Existing Credit Agreement and the Existing Guarantee Agreement in the manner provided herein, each Borrower and the Liquidity Guarantor (collectively, the “Loan Parties”) hereby represents and warrants to the Lenders that:

(a) Authorization, Binding Effect, Etc.  The execution, delivery and performance by each Loan Party of each of this First Amendment and the other Loan Documents have been duly authorized by all necessary limited partnership or company action on the part of such Loan Party.  Each of this First Amendment and the other Loan Documents has been duly executed and delivered by the Loan Parties and is the legal, valid and binding obligation of each Loan Party enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally.

(ii) No Default; Representation and Warranties. As of the First Amendment Effective Date, both before and immediately after giving effect to this First Amendment, (x) there exists no Default or Event of Default and (y)(i) With respect to each Borrower, the representations and warranties of the Borrowers contained in Article 4 of the Existing Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the First Amendment Effective Date with the same effect as though made on and as of such date, in each case, except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) with respect to Liquidity Guarantor, the representations and warranties of Liquidity Guarantor contained in Section 5 of the Guarantee Agreement or any other Loan Document are true and correct in all material respects on and as of the First Amendment Effective Date with the same effect as though made on and as of such date, in each case, except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date

SECTION 3. Confirmation of Security Interests; Reaffirmation of Loan Documents.

By signing this First Amendment, each Borrower and Liquidity Guarantor hereby affirms, reaffirms or confirms, as applicable, as of the date hereof, that (x) the obligations of each Borrower and Liquidity Guarantor under the Existing Credit Agreement and the Existing Guarantee Agreement as modified or supplemented hereby and the other Loan Documents to which it is a party (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Existing Credit Agreement, the Existing Guarantee Agreement, the Security Agreement, all other Security Documents and the other Loan Documents, each to which it is a party, and (ii) constitute “Obligations” or such other similar term for purposes of the Credit Agreement, the Guarantee Agreement, the Security Agreement, all other Security Documents and all other Loan Documents, each to which it is a party, and (y) notwithstanding the effectiveness of the terms hereof, the covenants, obligations, guarantees and agreements contained in the Guarantee Agreement, the Security Agreement, the other Security Documents and the other Loan Documents, each to which it is a party, are, and shall continue to be in full force and effect in accordance with the terms thereof, in each case as in effect immediately after giving effect to this First Amendment and the transactions contemplated hereby.

For greater certainty and without limiting the foregoing, each Borrower and Liquidity Guarantor hereby confirms that (i) the existing security interests granted by it in favor of the Lenders pursuant to the Loan Documents to which it is a party in the Collateral described therein shall remain in full force and effect, are not hereby released or reduced (except pursuant to Section 5 below), and continue to secure full payment and performance of the Obligations of each Borrower and Liquidity Guarantor under the Credit Agreement, the Guarantee Agreement and the other Loan Documents to which it is a party as and to the extent provided in such Loan Documents and (ii) neither the modification of the Credit Agreement or the modification of the Guarantee Agreement effected pursuant to this First Amendment nor the execution, delivery, performance or effectiveness of this First Amendment impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document to which it is a party, and such Liens shall remain in full force and effect, are not hereby released or reduced, and continue to secure full payment and performance of the Obligations of each Borrower and Liquidity Guarantor under the Credit Agreement, the Guarantee Agreement and the other Loan Documents to which it is a party as and to the extent provided in such Loan Documents (except pursuant to Section 5 below).

SECTION 4. Conditions to Effectiveness.

The effectiveness of this First Amendment shall be subject to the satisfaction of the following conditions (the date on which such conditions are satisfied, the “First Amendment Effective Date”):

(a)          each Borrower, Liquidity Guarantor, PassCo Guarantor and each Lender, shall have signed a counterpart hereof and delivered such counterpart to the Administrative Agent;

(b)          the Administrative Agent shall have received executed copies of:

(i)       a favorable opinion dated as of the First Amendment Effective Date of Simpson Thacher & Bartlett LLP, counsel to the Borrowers, customary for a transaction of this type and otherwise substantially in a form reasonably acceptable to the Administrative Agent;

(ii)       a favorable opinion dated as of the First Amendment Effective Date of Maples and Calder (Cayman) LLP, Cayman Islands counsel to the Borrowers formed or incorporated in the Cayman Islands and Liquidity Borrower, customary for a transaction of this type and otherwise substantially in a form reasonably acceptable to the Administrative Agent;

(iii)       a favorable opinion dated as of the First Amendment Effective Date of Arthur Cox LLP, special Irish counsel to the Liquidity Guarantor, customary for a transaction of this type and otherwise substantially in a form reasonably acceptable to the Administrative Agent; and

(iv)       a favorable opinion dated as of the First Amendment Effective Date of Davis Polk & Wardwell LLP, as UK counsel to the Administrative Agent, customary for a transaction of this type and otherwise substantially in a form reasonably acceptable to the Administrative Agent;

(c)            as of the First Amendment Effective Date and immediately after giving effect to the amendments contemplated by Section 1 (the “Transactions”), the representations and warranties set forth in Section 2 above are true and correct;

(d)           no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date or would result immediately after giving effect to the Transactions;

(e)         receipt by the Administrative Agent of a certificate from a Responsible Officer of each Borrower covering the matters specified in Section 4(c) and (d) and Section 6(a), in form reasonably satisfactory to the Administrative Agent;

(f)          the Additional Borrowers shall have delivered to the Administrative Agent (i) such information and documentation as is requested prior to the First Amendment Effective Date by the Lenders so that each of the Additional Borrowers has become KYC Compliant; provided that any Lender may, in its sole discretion, permit an Additional Borrower to deliver certain such items after the First Amendment Effective Date and (ii) a new or updated Beneficial Ownership Certification, as applicable, in relation to each Additional Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, if so requested by the Administrative Agent or such Lender  prior to the First Amendment Effective Date

(g)         the Borrowers shall have paid to the Administrative Agent, for its own account and on account of the Lenders, all fees included in the First Amendment Fee Letter to the parties specified therein;

(h)           the Borrowers shall have paid all fees and other amounts due and payable on or before the First Amendment Effective Date (including all expenses payable pursuant to Section 10.02 of the Credit Agreement), including the reasonable fees and disbursements of Davis Polk & Wardwell LLP, as New York counsel to the Administrative Agent and the to the extent such invoices are received not less than two (2) Business Days prior to the First Amendment Effective Date;

(i)         the Administrative Agent shall have received executed counterparts of the UK Security Document, duly executed and delivered by each Additional Borrower party thereto;

(j)          in connection with the creation in favor of the Collateral Agent, for the benefit of Finance Parties, of a valid, perfected security interest in the personal property Collateral, the Additional Borrowers shall have delivered to the Collateral Agent a UCC financing statement (or their equivalent) satisfactory to the Collateral Agent with respect to the Collateral together with written evidence satisfactory to the Collateral Agent that the same are ready for filing in the appropriate public filing office(s), in the Collateral Agent’s reasonable discretion, to perfect the Finance Parties’ first priority security interest in its Collateral (subject to Permitted Liens);

(k)            if requested by any Lender, the Additional Borrowers shall execute a Note payable to such Lender; and

(l)            the Administrative Agent shall have received customary certificates of resolutions or other action authorizing the execution, delivery and performance of this First Amendment and the borrowings hereunder, and certifying the copies of constitutional documentation provided, certificates of good standing and specimen signatures or certifying that there have been no amendments to the specimen signatures or documents previously delivered to the Administrative Agent.

SECTION 5. K-INFRA Metro and K-INFRA Pinnacle.  (a) The Borrowers hereby represent and warrant that K-INFRA Metro and K-INFRA Pinnacle are not currently and have never been “Eligible Borrowers” under the Credit Agreement and were never permitted to be “Borrowers” under the Credit Agreement. Accordingly, it is the intention of the parties hereto to clarify and affirm that K-INFRA Metro and K-INFRA Pinnacle are not Borrowers under the Credit Agreement and shall hereby be treated as having never been joined to the Credit Agreement and the other Loan Documents.  The parties further hereto agree that K-INFRA Metro and K-INFRA Pinnacle were never subject to any obligations under the Credit Agreement and the other Loan Documents and that no security interests, liens and other encumbrances against K-INFRA Metro and K-INFRA Pinnacle were granted.  For the avoidance of doubt, Section 10.08 of the Credit Agreement has not and shall not apply to K-INFRA Metro and K-INFRA Pinnacle.

(b)         The Borrowers hereby represent and warrant that (i) no Default or Event of Default will result from the provisions of this Section 5 and (ii) neither K-INFRA Metro nor K-INFRA Pinnacle has any Allocated Loan Amount under the Credit Agreement.

SECTION 6. PassCo Guarantor.  (a) The Borrower Representative hereby represents and warrants that the PassCo Guarantor has (1) no outstanding Financial Indebtedness that would be treated as acquisition indebtedness under Section 514 of the Code (either directly or through a pass through Subsidiary) and (2) is not either treated as a corporation for U.S. federal income tax purposes or a direct or indirect Subsidiary (or Economic Holdco) of an entity owned or Controlled by K-INFRA that is treated as a corporation for federal income tax purposes.

(b)       Pursuant to Section 12 of the Guarantee Agreement, the PassCo Guarantor hereby agrees to become a “PassCo Guarantor” and a “Guarantor” under and for all purposes of the Guarantee Agreement and, as applicable, each other Loan Document, and Schedule I to the Guarantee Agreement shall be deemed to be supplemented to include the details of the PassCo Guarantor set forth in Exhibit D hereto.  Without limiting the foregoing, the PassCo Guarantor hereby, jointly and severally with the other PassCo Guarantors, guarantees to the Administrative Agent for the benefit of each of the other Beneficiaries (as defined in the Guarantee Agreement), the collection (and not payment or performance) of the Guaranteed Obligations (as defined in the Guarantee Agreement) in the same manner and to the same extent as is provided in Section 2 of the Guarantee Agreement.

(c)         The PassCo Guarantor hereby makes the representations and warranties applicable to the PassCo Guarantor set forth in Section 9 of the Guarantee Agreement as of the date hereof with respect to itself and its obligations under this First Amendment, as if each reference in such Sections to the Guarantee Agreement included reference to this First Amendment.

SECTION 7. Miscellaneous Provisions.

(a)          This First Amendment is a Loan Document executed pursuant to, and in accordance with, the Existing Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, including the rules of construction set forth in Section 1.02 thereof. From and after the First Amendment Effective Date, all references in the Existing Credit Agreement and each of the other Loan Documents to the Existing Credit Agreement shall be deemed to be references to the Credit Agreement.

(b)          This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(c)         This First Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrowers and the Administrative Agent of written notification of such execution and authorization of delivery thereof. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile or in electronic format (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this First Amendment.

(d)      THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS AND CAUSES OF ACTION ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(e)         Except as expressly set forth herein, this First Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lender under the Existing Credit Agreement, the Existing Guarantee Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the Obligations or any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Existing Guarantee Agreement or any other provision of the Existing Credit Agreement, the Existing Guarantee Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly set forth, nothing herein shall be deemed to entitle Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the Obligations or any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Existing Guarantee Agreement or any other Loan Document in similar or different circumstances.

(f)       The headings of this First Amendment are for are included for convenience of reference only and shall not affect the interpretation of or be given any substantive effect under this First Amendment or any other Loan Document.

*          *          *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment as of the date first above written.

BORROWERS:

K-INFRA LIQUIDITY LIMITED
K-INFRA PERCIVAL AGGREGATOR GP LLC
K-INFRA PEGASUS AGGREGATOR GP LIMITED
K-INFRA KYOTO AGGREGATOR GP LIMITED
K-INFRA ZEUS AGGREGATOR GP LIMITED
K-INFRA STELLAR AGGREGATOR GP LIMITED
K-INFRA OAK AGGREGATOR GP LIMITED
K-INFRA DENALI AGGREGATOR GP LLC
K-INFRA DEVONSHIRE AGGREGATOR GP LIMITED
K-INFRA SIENNA AGGREGATOR GP LIMITED
K-INFRA EIGHT MILE AGGREGATOR GP LLC
K-INFRA ELBE AGGREGATOR GP LIMITED
K-Infra GAMMA AGGREGATOR GP LIMITED
K-INFRA PANDA LLC
K-INFRA TANGO AGGREGATOR GP LIMITED
K-INFRA RUBY AGGREGATOR GP LIMITED
KKR EAGLE AGGREGATOR GP LIMITED

By:	/s/ Michael Ryan
Name:	Michael Ryan
Title:	Chief Operating Officer

[Signature Page to First Amendment]

ADDITIONAL BORROWERS:

K-INFRA OPTICS LIMITED

By:	/s/ Michael James Ryan
Name:	Michael James Ryan
Title:	Director

K-INFRA DINO LIMITED

By:	/s/ Michael James Ryan
Name:	Michael James Ryan
Title:	Director

[Signature Page to First Amendment]

LIQUIDITY GUARANTOR (SOLELY WITH RESPECT TO SECTION 2 AND SECTION 3 OF THE FIRST AMENDMENT):

K-INFRA LIQUIDITY DESIGNATED ACTIVITY COMPANY

By:	/s/ Cormac Gunne
Name:	Cormac Gunne
Title:	Director

[Signature Page to First Amendment]

PASSCO GUARANTOR:

K-INFRA PINNACLE LLC

By:	/s/ Michael Ryan
Name:	Michael Ryan
Title:	Chief Operating Officer

[Signature Page to First Amendment]

K-INFRA METRO AGGREGATOR GP LLC

By:	/s/ Michael Ryan
Name:	Michael Ryan
Title:	Chief Operating Officer

[Signature Page to First Amendment]

MIZUHO BANK, LTD., as Administrative Agent, Collateral Agent and a Lender

By:	/s/ Donna DeMagistris
Name:	Donna DeMagistris
Title:	Managing Director

[Signature Page to First Amendment]

COMMONWEALTH BANK OF AUSTRALIA, as a Lender

By:	/s/ Katy Kouzinas
Name:	Katy Kouzinas
Title:	Director

[Signature Page to First Amendment]

LLOYDS BANK CORPORATE MARKETS, as a Lender

By:	/s/ Kamala Basdeo
Name:	Kamala Basdeo
Title:	Vice President

By:	/s/ Catherine Lim
Name:	Catherine Lim
Title:	Assistant Vice President

[Signature Page to First Amendment]

INC CAPITAL LLC, as a Lender

By:	/s/ Alexander Bertram
Name:	Alexander Bertram

By:	/s/ Gaël Cornet d’Elzius
Name:	Gaël Cornet d’Elzius
Title:	Director

[Signature Page to First Amendment]

EXHIBIT A

[See attached]

CONFORMED THROUGH FIRST AMENDMENT

THE LOANS HEREUNDER HAVE BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR U.S. FEDERAL INCOME TAX PURPOSES. THE (1) ISSUE PRICE, (2) AMOUNT OF ORIGINAL ISSUE DISCOUNT, (3) ISSUE DATE, (4) YIELD TO MATURITY FOR SUCH NOTE, AND (5) ANY OTHER INFORMATION REQUIRED TO BE MADE AVAILABLE BY U.S. TREASURY REGULATIONS MAY BE OBTAINED BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE BORROWER AT THE FOLLOWING ADDRESS: 30 HUDSON YARDS, SUITE 7500, NEW YORK, NY, 10001; ATTN: KKR INFRASTRUCTURE CONGLOMERATE LLC.

April 3, 2024

,

as amended by the First Amendment, dated as of June 16, 2025

The Borrowers Listed on Schedule 1.01(B),
as the Borrowers,

Mizuho Bank, Ltd.
as Administrative Agent and Letter of Credit Issuer,

Mizuho Bank, Ltd.
as Collateral Agent,

Mizuho Bank, Ltd. and KKR Capital Markets
as Joint Lead Arrangers

and

the Lenders from time to time party hereto

REVOLVING CREDIT AGREEMENT

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS AND INTERPRETATION

Section 1.01.	Definitions	1
Section 1.02.	Related Matters	~~35~~39
Section 1.03.	Letter of Credit Amounts	~~38~~42
Section 1.04.	Rates	~~38~~42
Section 1.05.	Exchange Rates; Currency Equivalents	~~39~~43
Section 1.06.	Irish Terms.	~~39~~43

ARTICLE 2
AMOUNT AND TERMS OF THE CREDIT FACILITY

Section 2.01.	Loans	~~40~~43
Section 2.02.	Increase in the Maximum Commitment	~~41~~45
Section 2.03.	Letters of Credit	~~43~~47
Section 2.04.	Use of Proceeds	~~46~~50
Section 2.05.	Interest; Fees	~~47~~50
Section 2.06.	Notes; Payment of Obligations	~~50~~53
Section 2.07.	Prepayments	~~51~~54
Section 2.08.	Termination or Reduction of Commitments	~~53~~57
Section 2.09.	Increased Costs; Capital Adequacy	~~54~~58
Section 2.10.	Taxes	~~55~~59
Section 2.11.	Compensation for Losses	~~59~~65
Section 2.12.	[Reserved]	~~59~~65
Section 2.13.	Applicable Lending Office	~~59~~65
Section 2.14.	Rates	~~60~~66
Section 2.15.	Ratable Sharing	~~64~~70
Section 2.16.	Defaulting Lenders	~~64~~70
Section 2.17.	Replacement of Lenders	~~65~~71
Section 2.18.	Stated Maturity Date	~~66~~72
Section 2.19.	Additional Borrowers	~~67~~73

ARTICLE 3
CONDITIONS TO LOANS AND LETTERS OF CREDIT

Section 3.01.	Closing Date Conditions	~~67~~73
Section 3.02.	Conditions to Borrowing	~~70~~75
ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Section 4.01.	Organization and Good Standing	~~71~~76
Section 4.02.	Authorization and Power	~~71~~77
Section 4.03.	No Conflicts or Consents	~~71~~77
Section 4.04.	Enforceable Obligations	~~71~~77
Section 4.05.	Priority of Liens	~~71~~77

i

Section 4.06.	Reports and Financial Statements	~~72~~77
Section 4.07.	Full Disclosure	~~72~~78
Section 4.08.	No Default	~~72~~78
Section 4.09.	No Litigation	~~72~~78
Section 4.10.	Principal Office; Jurisdiction of Formation	~~72~~78
Section 4.11.	Compliance with Law	~~73~~78
Section 4.12.	Fiscal Year	~~73~~78
Section 4.13.	Margin Stock	~~73~~78
Section 4.14.	Investment Company Act	~~73~~79
Section 4.15.	Ownership of Assets	~~73~~79
Section 4.16.	[Reserved]	~~73~~79
Section 4.17.	Payment of Taxes	~~73~~79
Section 4.18.	Sanctions; Anti-Corruption; PATRIOT Act	~~73~~79
Section 4.19.	Employee Benefit Plans	~~74~~79

ARTICLE 5
COLLATERAL ACCOUNTS

Section 5.01.	Accounts; Use of Accounts	~~74~~80
Section 5.02.	Further Assurances; Agreement to Deliver Additional Security Documents	~~75~~80

ARTICLE 6
AFFIRMATIVE COVENANTS

Section 6.01.	Reports and Financial Statements	~~75~~81
Section 6.02.	Information: miscellaneous	~~77~~82
Section 6.03.	Restrictions	~~78~~83
Section 6.04.	Taxation	~~78~~83
Section 6.05.	Maintenance of Existence and Rights	~~78~~84
Section 6.06.	Compliance with Loan Documents	~~78~~84
Section 6.07.	Operations and Properties	~~78~~84
Section 6.08.	Books and Records; Access	~~78~~84
Section 6.09.	Compliance with Law	~~79~~84
Section 6.10.	Insurance	~~79~~84
Section 6.11.	Authorizations and Approvals	~~79~~84
Section 6.12.	Maintenance of Liens	~~79~~85
Section 6.13.	Further Assurances	~~79~~85
Section 6.14.	Register of Mortgages and Charges	~~79~~85
Section 6.15.	Additional Borrowers	~~79~~85
Section 6.16.	Release of Borrowers	~~80~~85
Section 6.17.	Other PassCo Guarantors	86

ARTICLE 7
NEGATIVE COVENANTS

Section 7.01.	Merger; Dissolution; Division	~~81~~87
Section 7.02.	Negative Pledge	~~81~~87
Section 7.03.	Financial Indebtedness	~~81~~87
Section 7.04.	Distributions	~~81~~87
Section 7.05.	Sanctions	~~82~~87

Section 7.06.	[Reserved]	~~82~~87
Section 7.07.	Dispositions	~~82~~88
Section 7.08.	Limitation on Withdrawals from the Borrower Collateral Accounts	~~82~~88
Section 7.09.	Transactions with Affiliates	~~82~~88
Section 7.10.	Constitutional Document and Valuation Policy Amendments	~~82~~88
Section 7.11.	Burdensome Restrictions	~~83~~89
Section 7.12.	ERISA	~~84~~89

ARTICLE 8
EVENTS OF DEFAULT

Section 8.01.	Events of Default	~~84~~89
Section 8.02.	Remedies	~~86~~92
Section 8.03.	Application of Proceeds	~~87~~92

ARTICLE 9
THE AGENTS

Section 9.01.	Appointment	~~87~~93
Section 9.02.	Delegation of Duties	~~88~~94
Section 9.03.	Exculpatory Provisions	~~88~~94
Section 9.04.	Reliance on Communications	~~89~~94
Section 9.05.	Notice of Default	~~89~~95
Section 9.06.	Non-Reliance on the Administrative Agent and the Lenders	~~89~~95
Section 9.07.	Indemnification	~~90~~95
Section 9.08.	Administrative Agent in Its Individual Capacity Security Documents	~~90~~96
Section 9.09.	Successor Agent	~~90~~96
Section 9.10.	Reliance by the Borrowers	~~91~~97
Section 9.11.	Administrative Agent May File Proofs of Claim	~~91~~97
Section 9.12.	Delivery of Notices to the Lenders	~~92~~97
Section 9.13.	Erroneous Payments	~~92~~97
Section 9.14.	Appointment of Administrative Agent as Security Trustee.	100

ARTICLE 10
MISCELLANEOUS

Section 10.01.	Notices	~~94~~102
Section 10.02.	Expenses	~~96~~104
Section 10.03.	Indemnity	~~96~~104
Section 10.04.	Set-Off	~~97~~105
Section 10.05.	Amendments and Waivers	~~98~~106
Section 10.06.	Parties Bound; Assignment	~~100~~108
Section 10.07.	[Reserved]	~~102~~110
Section 10.08.	Survival of Representations, Warranties and Agreements	~~102~~110
Section 10.09.	No Waiver; Remedies Cumulative	~~103~~111
Section 10.10.	Payments Set Aside	~~103~~111
Section 10.11.	Severability	~~103~~111
Section 10.12.	Obligations Several; Independent Nature of Lenders’ Rights	~~103~~111
Section 10.13.	Headings	~~103~~111
Section 10.14.	GOVERNING LAW	~~103~~111
Section 10.15.	CONSENT TO JURISDICTION	~~104~~112

Section 10.16.	WAIVER OF JURY TRIAL	~~104~~112
Section 10.17.	Usury Savings Clause	~~105~~113
Section 10.18.	Effectiveness; Counterparts	~~105~~113
Section 10.19.	PATRIOT Act	~~105~~113
Section 10.20.	Electronic Execution	~~106~~114
Section 10.21.	No Fiduciary Duty	~~106~~114
Section 10.22.	Certain ERISA Matters.	~~106~~114
Section 10.23.	Judgment Currency	~~107~~115
Section 10.24.	Confidentiality	~~108~~116
Section 10.25.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~108~~116

SCHEDULES

1.01(A)	Commitments; Pro Rata Share
1.01(B)	Borrowers
4.10	Principal Office; Jurisdiction
5.02	Collateral Accounts
10.01	Notice Addresses

EXHIBITS

A	Form of Note
B	Form of Loan Notice
C	Request for Letter of Credit
D	Form of Security Agreement
E	Form of Assignment Agreement
F	Forms of Tax Compliance Certificates
G	Form of Compliance Certificate
H	Form of Extension Request
I	Form of Facility Increase Request
J	Form of Borrower Joinder Agreement
K	Form of Guarantee Agreement
L	Form of Conversion Notice
M	Form of Lender Joinder Agreement

v

REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT is dated as of April 3, 2024 (including all Schedules and Exhibits hereto, together with all amendments, modifications and restatements hereof, and supplements and attachments hereto, this “Agreement”) and made by and among the borrowers set forth on Schedule 1.01(B) hereto, as the same may be updated from time to time in accordance with the terms hereof (each, a “Borrower” and collectively, the “Borrowers”); the financial institutions from time to time party hereto, as lenders (as further defined in Section 1.01, each, a “Lender” and collectively, the “Lenders”); Mizuho Bank, Ltd., as administrative agent on behalf of the Lenders (in such capacity, the “Administrative Agent”); and Mizuho Bank, Ltd., as collateral agent for the Finance Parties (in such capacity, the “Collateral Agent”).

WHEREAS, the Borrowers have requested that the Lenders make loans and Letter of Credit Issuer issue letters of credit in accordance with the terms of this Agreement, and the Lenders and the Letter of Credit Issuer are willing to make the Loans upon the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the parties hereto agree as follows:

ARTICLE 1
 Definitions and Interpretation

Section 1.01.        Definitions. In this Agreement:

~~“Account Condition” is defined in Section 5.01(e).~~

~~“Account Condition Deadline” is defined in Section 5.01(e).~~

~~“Account Condition Failure” is defined in Section 2.07(b)(iv).~~

“Account Control Agreement” means, (a) for each Collateral Account that is a deposit account, a deposit account control agreement in form and substance reasonably satisfactory to the Collateral Agent, and (b) for each Collateral Account that is a securities account, a securities account control agreement in form and substance reasonably satisfactory to the Collateral Agent, in each case executed by (i) the applicable Borrower or the Liquidity Guarantor, (ii) the Collateral Agent and (iii) the financial institution maintaining such Collateral Account.

“Accounting Principles” means, in respect of K-INFRA and any direct or indirect Subsidiary of K-INFRA, the generally accepted accounting principles in the jurisdiction of its or K-INFRA’s incorporation or establishment which have been adopted by such entity and which, shall include GAAP for K-INFRA and UK GAAP in respect of the English Borrowers.

“Additional Borrowers” means, collectively, any person that joins the Facility as a Borrower after the Closing Date in accordance with the terms set forth in Section 6.15.

“Adjusted Term CORRA” means (a) Term CORRA plus (b) (i) 0.29547% for a one-month Interest Period and (ii) 0.32138% for a three-month Interest Period.

“Adjusted Value” means, as of any date of calculation, an amount equal to the aggregate Value of all Eligible Assets of the Borrowers as of such date, excluding any portion that is in excess of the Eligible Asset Concentration Limit.

“Administrative Agent” has the meaning given to it in the preamble, and includes any successor in such capacity appointed pursuant to Article 9 below and, thereafter, shall mean such successor.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a person, any other person who, directly or indirectly, is in Control of, or Controlled by, or is under common Control with, such person. For the avoidance of doubt, no shareholder, unitholder, limited partner, member or investor in K-INFRA or any other entity formed or arrangement entered into to facilitate an investment into K-INFRA, nor any portfolio company of K-INFRA or any other KKR Vehicle shall be deemed to be an Affiliate of K-INFRA or any direct or indirect Subsidiaries thereof.

“Affiliated Lender” means any Affiliate of any Borrower and any investment manager thereof.

“Agents” means, each of the (a) Administrative Agent, (b) the Collateral Agent and (c) any other person appointed in accordance with the Loan Documents to serve in an agent or similar capacity (including, in each of clauses (a) and (b), any of their respective receivers or delegates under the Loan Documents).

“Agreement” has the meaning given to it in the preamble and includes all Schedules and Exhibits hereto, together with all amendments, modifications and restatements hereof, and supplements and attachments hereto.

“Allocated Loan Amount” means, with respect to any Borrower, the portion of the Loans made to such Borrower from time to time (including for the avoidance of doubt, any PIK Interest, Unused Fees and/or Letter of Credit Fees which have been added to the principal of such Loans).

“Alternative Currency” means (a) Australian Dollars, Canadian Dollars, Danish Krone, Euros, Hong Kong Dollars, Sterling, Swedish Krona, Swiss Francs, or Yen or (b) such other currencies requested by a Borrower for the applicable requested Loan or Letter of Credit hereunder, which are reasonably available to the Administrative Agent and all Lenders in their sole discretion.

“Alternative Currency Sublimit” means, solely in respect of Australian Dollars, Swiss Francs, Danish Krone, Hong Kong Dollars and Swedish Krona, as of the date hereof, an aggregate amount of any such currency equal to the Dollar Equivalent of 20% of the Maximum Commitment. For the avoidance of doubt, the Alternative Currency Sublimit is a part of, and not in addition to, the Maximum Commitment.

“Anti-Corruption Laws” has the meaning given to it in Section 4.18.

“Applicable Law” means all applicable provisions of all (a) constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, intergovernmental agreements, regulations, orders, interpretations, decisions, judgments, awards and decrees of any Governmental Authority (including common law and principles of public policy) and (b) Governmental Authorizations.

“Applicable Margin” means the following percentages per annum based upon the Asset Coverage Ratio, as set forth in the most recently delivered Compliance Certificate, and the Type of Loan or Letter of Credit as set forth below:

Asset Coverage Ratio as set forth in the most recently delivered Compliance Certificate	Eurocurrency Rate Loans, RFR Loans and Letters of Credit	Reference Rate Loans
≥ 5.0:1.0	3.25%	2.25%
≥ 4.0:1.0 and < 5.0:1.0	3.75%	2.75%
< 4.0:1.0	4.25%	3.25%
~~“Applicable Margin” means, with respect to Eurocurrency Rate Loans or RFR Loans and Letters of Credit, 3.25% per annum, and with respect to Reference Rate Loans, 2.25% per annum.~~

“Application for Letter of Credit” means an application for a letter of credit by, between and among the applicable Borrower(s), on the one hand, and the Letter of Credit Issuer, on the other hand, substantially in the form annexed to the Request for a Letter of Credit.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that is distributed by means of electronic communications pursuant to Section 10.01(b).

“Asset” means any investments (including any follow-on investments) made or acquired by K-INFRA whether held directly or indirectly through an intermediate vehicle, which, for the avoidance of doubt, shall not include any unfunded commitment in respect of an Asset.

“Asset Coverage Ratio” means, as of any date of calculation, the ratio of (a) the sum of (i) the Adjusted Value and (ii) the Dollar Equivalent of all cash and cash equivalents on deposit in the Borrower Collateral Accounts to (b) the aggregate principal amount of Financial Indebtedness (including, for the avoidance of doubt, recourse guaranties, similar contingent liabilities and non-hedging related foreign exchange obligations) of K-INFRA, the Borrowers and, solely to the extent not included in the calculation of “Value” of Eligible Assets, the Holding Vehicles (solely with respect to the ratable portion of such Financial Indebtedness of such Holding Vehicle that is attributable to a Borrower), other than, in each case, any Excluded Indebtedness of the Borrowers and K-INFRA at that time.

“Asset Distributions” means all dividends, interest payments, distributions, liquidation, sale and other proceeds of any kind or nature on or in respect of any Asset including on account of the redemption, retirement or disposition thereof.

“Asset Document” means any governing document, side letter, shareholder agreement, joint venture agreement, acquisition agreement or other contract which governs the terms and conditions of any Asset held directly or indirectly by a Borrower or a Holding Vehicle.

“Asset Obligation” means in respect of any Asset, any payments required to be made from time to time in respect thereof by a Borrower or a Holding Vehicle, including any capital contribution obligation or other liability for which such Borrower or Holding Vehicle is obligated, including pursuant to any Asset Document.

“Asset Proceeds” means Asset Distributions that have been received in cash by any Borrower or Holding Vehicle in respect of an Asset and which are attributable to a Borrower net of any:

(a)	costs, fees and expenses reasonably incurred by the Borrowers or Holding Vehicles (including, any fees, costs and expenses which have accrued in respect of the relevant Asset);

(b)
amounts (if any) reasonably required to be reserved in respect of potential indemnities, warranties and/or other anticipated liabilities in connection with the event giving rise to the relevant Asset Proceeds; and

(c)	any required Taxes relating to such Asset payable by the Borrowers directly or indirectly.

“Asset TopCo” means, to the extent applicable, with respect to each Asset held directly or indirectly by K-INFRA, the first direct or indirect subsidiary of a Borrower or other entity through which a Borrower directly or indirectly owns an Asset (a) in which an entity that is not K-INFRA or a Subsidiary or Economic Holdco thereof owns an Economic Interest, Equity Interest or other investment and/or (b) that is governed by (x) a board of directors, board of managers or similar governing body in which a third party that is not an affiliate of K-INFRA or a member of management of the applicable portfolio company has a seat or (y) a general partner that is governed by a board of directors, board of managers or similar governing body in which a third party that is not an affiliate of K-INFRA or a member of management of the applicable Asset has a seat; provided that, to the extent an Asset is not owned by an entity that qualifies under clauses (a) or (b), the Asset Topco for such Asset shall be the first direct or indirect subsidiary of such Borrower which such Borrower reasonably believes (in good faith) would qualify under clause (a) or clause (b) upon an investment in such Asset by an entity that is not K-INFRA or a Subsidiary or Economic Holdco thereof.

“Assignee” has the meaning given to it in Section 10.06(c).

“Assignment Agreement” means an agreement substantially in the form of Exhibit E (Form of Assignment Agreement), hereto or any other form agreed between the relevant assignor, assignee, the Borrower Representative and the Administrative Agent (each acting reasonably).

“Australian Dollars” and the sign “A$” means the lawful currency of Australia.

“Authorization” means an authorization, consent, approval, resolution, license, exemption, filing, notarization or registration.

“Availability Period” means, the period from and including the Closing Date to and including the Maturity Date.

“Available Tenor” means, as of any date of determination and with respect to the relevant then-current Benchmark, as applicable, (a) if the then-current Benchmark is a future looking term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (b) if clause (a) does not apply, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(c); provided that “Available Tenor” shall be determined on an individual basis in respect of each then-current Benchmark for each Alternative Currency. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means:

(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)
in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and

(c)	in relation to the United Kingdom, the UK Bail-In Legislation.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time.

“Bank Levy” means any amount payable by any Finance Party or any of its Affiliates on the basis of, or in relation to:

(d)
its balance sheet or capital base or any part of that person or its liabilities or minimum regulatory capital or any combination thereof (including the UK bank levy as set out in the Finance Act 2011 (as amended) and any other levy or tax in any jurisdiction levied on a similar basis or for a similar purpose);

(e)
any financial activities taxes (or other taxes) of a kind contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011 or the Single Resolution Mechanism established by EU Regulation 806/2014 of 15 July 2014;

(f)
any bank surcharge or banking corporation tax surcharge (including the UK surcharge on banking companies as set out in Chapter 4 of Part 7A of the Corporation Tax Act 2010 and any other surcharge or tax of a similar nature in any jurisdiction); and

(g)
any windfall tax imposed on or calculated by reference to the interest income, fee income, commission income or interest margin of that person and any other levy, surcharge, or tax levied for a similar purpose.

“Basel III” means, collectively, those certain agreements on capital and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems”, “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring”, and “Guidance for National Authorities Operating the Countercyclical Capital Buffer”, each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and “Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools”, as published by the Basel Committee on Banking Supervision in January 2013 (as revised from time to time), and, in each case, as implemented by such Lender’s primary U.S. bank regulatory authority.

“BBSRBR” is defined in the definition of “Eurocurrency Rate”.

“Benchmark” means, with respect to any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to:

(a)	Dollars, at the election of the applicable Borrower, the Daily Simple RFR or Term RFR applicable for Dollars;

(b)	Sterling, Swiss Francs and Canadian Dollars, the Daily Simple RFR for the relevant Currency; and

(c)	any Alternative Currency (other than Sterling, Swiss Francs or Canadian Dollars), the Eurocurrency Rate for such Currency;

provided that if a Benchmark Transition Event or a Term RFR Transition Event (with respect to Sterling, Swiss Francs or Canadian Dollars) and its related Benchmark Replacement Date or Term RFR Transition Date) have occurred with respect to a then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts denominated in such Currency, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(c).

“Benchmark Replacement” means, for any Available Tenor:

(a)
with respect to any Benchmark Transition Event for a then current Benchmark, the sum of: (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrowers as the replacement for such Available Tenor of such then-current Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body for syndicated credit facilities denominated in the applicable Currency at such time that are substantially similar to the credit facilities under this Agreement; or

(b)	with respect to any Term RFR Transition Event for Sterling, Swiss Francs or Canadian Dollars, the Term RFR for such Currency;

provided that, if the Benchmark Replacement as determined above would be less than zero (0), the Benchmark Replacement will be deemed to be zero (0) for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any Currency:

(a)
the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(b)
the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; or

(c)	in the case of a Term RFR Transition Event for Sterling, Swiss Francs or Canadian Dollars (as applicable), the Term RFR Transition Date applicable thereto.

For the avoidance of doubt, (A) if the event giving rise to the Benchmark Replacement Date for any Benchmark occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such Benchmark and for such determination and (B) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or clause (b) of this definition with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any then-current Benchmark for any Currency, the occurrence of one or more of the following events with respect to such Benchmark: a public statement or publication of information by or on behalf of the administrator of such then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Beneficial Ownership Certification” means for a “legal entity customer” (as such term is defined in the Beneficial Ownership Regulation), a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially similar in substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers included as Appendix A to the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230, as amended.

“Benefit Plans” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Borrower” or “Borrowers” has the meaning given to it in the preamble and includes any successor in interest thereto permitted pursuant to the terms of this Agreement and any Additional Borrowers.

“Borrower Collateral Account” means a Collateral Account of a Borrower.

“Borrower Joinder Agreement” means a joinder agreement entered into by any Additional Borrower substantially in the form of Exhibit J.

“Borrower Net Asset Value” means the aggregate value of the net assets of the Borrowers collectively, as specified in the most recent Compliance Certificate delivered pursuant to Section 6.01(c).

“Borrower Party” has the meaning given to it in Section 9.01(a).

“Borrower Representative” means (x) initially, the Liquidity Borrower, or (y) any other Borrower hereunder upon written notice by the Borrowers to the Administrative Agent of such Borrower’s appointment pursuant to Section 1.02(d) as Borrower Representative.

“Borrowing” means a disbursement made by the Lenders of any of the proceeds of the Loans made pursuant to Section 2.01(a); “Borrowings” means the plural thereof.

“Business Day” means (a) a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the Applicable Laws of, or are in fact closed in, New York City, (b) if such day relates to any Eurocurrency Rate Loan denominated in Euros, a TARGET Day, (c) if such day relates to any dealings in any other Alternative Currency, any day in which banks are open for foreign currency exchange business in the principal financial center of the country of such Alternative Currency or (d) if such day relates to Loans denominated in Dollars, such day is not a day on which the Securities Industry and Financial Market Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Canadian Dollars” and the sign “CAD$” means the lawful currency of Canada.

“Cash Control Event” means any of the following events: (a) any Event of Default has occurred and is continuing, (b) any Default pursuant to Section 8.01(a), (g) or (h) hereof has occurred and is continuing, (c) a Review Event has occurred and is continuing and either a Review Event Cure Plan has not been agreed with respect thereto or the Borrowers are not in compliance with such agreed Review Event Cure Plan, (d) a breach of the Financial Covenants has occurred and is continuing and/or (e) an Excess Prepayment Event has occurred and is continuing.

“Change in Law” means the occurrence, after the date hereof, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary: (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith; and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means either (a) KKR or an Affiliate thereof shall cease to Control K-INFRA or any Borrower or (b) K-INFRA shall cease to own, directly or indirectly, one-hundred percent (100%) of the Economic Interests of any Borrower or the Liquidity Guarantor.

“CIBOR” is defined in the definition of “Eurocurrency Rate”.

“Closing Date” means April 3, 2024.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all of the personal property in which Liens are purported to be granted to the Collateral Agent for the benefit of the Finance Parties pursuant to the Loan Documents as security for the Obligations.

“Collateral Accounts” means those accounts set forth on Schedule 5.02 hereto of the Borrowers and the Liquidity Guarantor, as the same may be updated by the Administrative Agent from time to time, with respect to which an Account Control Agreement is in place.

“Collateral Agent” has the meaning given to it in the preamble, and includes any successor appointed pursuant to Article 9 below and, thereafter, shall mean such successor.

“Commitment” means:

(a)
in relation to a Lender party hereto as of the ~~Closing~~First Amendment Effective Date, the amount set forth opposite its name under the heading “Commitment as of First Amendment Effective Date” in Schedule 1.01(A) hereto and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with this Agreement (including pursuant to Section 2.02); and

(b)
in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement, made by it or assumed by it in accordance with this Agreement (including pursuant to Section 2.02),

in each case, to the extent not cancelled, reduced or transferred by it under this Agreement. The aggregate principal amount of the Commitments of all Lenders as of the ~~Closing~~First Amendment Effective Date is $~~150,000,000~~550,000,000, and the term “Commitments”, as the context may require, shall refer to the aggregate Commitments of all Lenders.

“Competitor” means any private equity or investment fund, Affiliate thereof or person whose primary business is the management of private equity funds (including funds focused on infrastructure assets, real estate focused and mezzanine investment funds, venture capital and growth equity funds, loan origination funds, special situation funds and rescue or distressed financing funds, and any funds with investment strategies similar to any fund described in this parenthetical), excluding any commercial or investment bank; provided that any such fund sponsored by a commercial bank or an investment bank shall be deemed to be a Competitor.

“Compliance Certificate” has the meaning given to such term in Section 6.01(d).

“Conditions to Borrowing” means, in connection with the funding of Loans on any Funding Date, each of the conditions precedent to the obligation of the Lenders to make a Loan on a Funding Date set forth in Section 3.02.

“Confidential Information” means, at any time, all data, reports, interpretations, forecasts and records containing or otherwise reflecting information and concerning K-INFRA, any direct or indirect Subsidiaries thereof, the Manager, any Asset or any of their respective Affiliates which is not available to the general public, together with analyses, compilations, studies or other documents, which contain or otherwise reflect such information made available by or on behalf of K-INFRA, any direct or indirect Subsidiaries thereof, the Manager, any Asset or any of their respective Affiliates pursuant to this Agreement orally or in writing to the Administrative Agent, the Collateral Agent or any Lender or their respective attorneys, certified public accountants or agents, but shall not include any data or information that: (a) was or became generally available to the public at or prior to such time (unless divulged by the Administrative Agent, the Collateral Agent or such Lender or the Administrative Agent’s, the Collateral Agent’s or such Lender’s respective attorneys, certified public accountants or agents); or (b) was or became available to the Administrative Agent, the Collateral Agent or a Lender or to the Administrative Agent’s, the Collateral Agent’s or Lender’s respective attorneys, certified public accountants or agents on a non-confidential basis from K-INFRA, any direct or indirect Subsidiaries thereof, the Manager, any Asset or any of their respective Affiliates or any other source at or prior to such time, other than as a result of a prohibited (insofar as the Administrative Agent, the Collateral Agent or Lender has actual knowledge of) disclosure by such other source.

“Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Reference Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent and the Borrowers mutually decide may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent and the Borrowers mutually decide is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constitutional Documents” means, in relation to any person, its constitutional documents, including its limited partnership agreement, exempted limited partnership agreement, limited liability company or operation agreement, bylaws or memorandum and articles of association, management regulations, its certificate of incorporation, formation, registration and organization, and any certificate of change of name (and any equivalent documents in its jurisdiction of incorporation), and/or continued operation and any governmental or other filing relating thereto.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion”, “Convert”, and “Converted” shall refer to a conversion pursuant to Section 2.05(f) hereof of one Type of Loan into another Type of Loan.

“Conversion Date” means any Daily Simple SOFR Conversion Date, Term SOFR Conversion Date or Reference Rate Conversion Date, as applicable.

“Conversion Notice” is defined in Section 2.05(f) hereof.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“CORRA Administrator” means the Bank of Canada (or any successor administrator).

“CORRA RFR Determination Day” has the meaning specified in the definition of “Daily Simple RFR”.

“Cost of Funds Rate” means, with respect to any Alternative Currency, the sum of (a) the average of the per annum rates of interest disclosed to the Borrowers and the Administrative Agent from time to time by each Lender to be its “cost of funds” rate, as may be changed at any time by such Lender in its reasonable discretion, with any change to be effective as of the opening of business of such Lender on the applicable day and (b) the Applicable Margin.

“Cure Asset Coverage Ratio” means 3.5:1.0.

“Currency” means Dollars or an Alternative Currency.

“Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to:

(a)
Dollars, the greater of (i) SOFR for the day (such day, a “SOFR RFR Determination Day”) that is five (5) Business Days prior to (x) if such RFR Rate Day is a Business Day, such RFR Rate Day, or (y) if such RFR Rate Day is not a Business Day, the Business Day immediately preceding such RFR Rate Day, in each case, as published by the SOFR Administrator on the SOFR Administrator’s Website, and (ii) zero;

(b)
Sterling, the greater of (i) SONIA for the day (such day, a “SONIA RFR Determination Day”) that is five (5) Business Days prior to (x) if such RFR Rate Day is a Business Day, such RFR Rate Day, or (y) if such RFR Rate Day is not a Business Day, the Business Day immediately preceding such RFR Rate Day, in each case, utilizing the SONIA component of such SONIA that is published by the SONIA Administrator on the SONIA Administrator’s Website and (ii) zero;

(c)
Swiss Francs, the greater of (i) SARON for the day (such day, a “SARON RFR Determination Day”) that is five (5) Business Days prior to (x) if such RFR Rate Day is a Business Day, such RFR Rate Day, or (y) if such RFR Rate Day is not a Business Day, the Business Day immediately preceding such RFR Rate Day, in each case, utilizing the SARON component of such SARON that is published by the SARON Administrator on the SARON Administrator’s Website and (ii) zero; and

(d)
Canadian Dollars, the greater of (i) CORRA for the day (such day, a “CORRA RFR Determination Day,” and, together with SOFR RFR Determination Day, SONIA RFR Determination Day and SARON RFR Determination Day, each, an “RFR Determination Day”) that is five (5) Business Days prior to (x) if such RFR Rate Day is a Business Day, such RFR Rate Day, or (y) if such RFR Rate Day is not a Business Day, the Business Day immediately preceding such RFR Rate Day, in each case, as CORRA is published by the CORRA Administrator on the CORRA Administrator’s website and (ii) zero.

If by 5:00 pm (local time for the applicable RFR) on the second (2nd) Business Day immediately following any applicable RFR Determination Day, the RFR in respect of such RFR Determination Day has not been published on the applicable SOFR Administrator’s Website, SONIA Administrator’s Website, SARON Administrator’s Website or CORRA Administrator’s website and a Benchmark Replacement Date with respect to the applicable Daily Simple RFR has not occurred, then the RFR for such RFR Determination Day will be the RFR as published in respect of the first preceding Business Day for which such RFR was published on the applicable SOFR Administrator’s Website, SONIA Administrator’s Website, SARON Administrator’s Website or CORRA Administrator’s website; provided that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrowers.

“Daily Simple RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR other than pursuant to clause (c) of the definition of “Reference Rate”.

“Daily Simple SOFR Conversion Date” is defined in Section 2.05(f) hereof.

“Daily Usage” means, as of the last day of any calendar quarter, the quotient (expressed as a percentage) of (a) the average daily Principal Obligations during the applicable immediately preceding calendar quarter (calculated on the basis of actual days elapsed in a year consisting of 360 days) over (b) the average daily aggregate Maximum Commitments during such quarter.

“Debtor Relief Laws” means, collectively: (a) the Bankruptcy Code and the Irish Companies Act and (b) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, examinership, rescue process, insolvency, reorganization, or similar debtor relief laws of the United States, any state thereof, the United Kingdom (including, but not limited to, the Insolvency Act 1986, the Enterprise Act 2002 and the Corporate Insolvency and Governance Act 2020) or any other applicable jurisdictions from time to time in effect.

“Default” means an Event of Default or any event or circumstance that would, with the expiry of a grace period, the giving of notice, the making of any determination under the Loan Documents or any combination of any of the foregoing be an Event of Default.

“Default Rate” means on any day the lesser of: (a) a rate that is 2.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the Loans; and (b) the Maximum Rate.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that, as determined by the Administrative Agent:

(a)
has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due; or

(b)
the Administrative Agent has received notification that such Lender is or has a direct or indirect parent company that is (i) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender, or such Lender has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or (iii) subject to Bail-In Action; provided that a Lender shall not be a Defaulting Lender under this clause (b) solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Vehicle” means any direct or indirect Subsidiary of K-INFRA that (a) does not own, legally or beneficially, or directly or indirectly, any individual asset~~s~~ (including, without limitation, the Assets) ~~which in aggregate have a~~with a fair market value of more than ~~$5,000,000~~four and one half percent (4.5%) of the K-INFRA Net Asset Value as of such date or (b) the aggregate assets of which, when aggregated with the aggregate assets of all other Designated Vehicles, directly or indirectly, as of the date of the most recent financial statements required to be delivered pursuant to Section 6.01, do not exceed an amount equal to ~~three and one-half~~ten percent (~~3.5~~10%) of the K-INFRA Net Asset Value as of such date.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Distribution” has the meaning given to that term in Section 7.04.

“Divide” means the division of any entity into two (2) or more entities pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any comparable event under a different jurisdiction’s laws).

“Dollar Equivalent” means, at any time on any date of determination: (a) with respect to any amount denominated in Dollars, such amount; and (b) with respect to any amount denominated in an Alternative Currency, the equivalent amount thereof in Dollars as reasonably determined by the Administrative Agent or the Letter of Credit Issuer, as the case may be, at such time on the basis of the Spot Rate for the purchase of Dollars with such Alternative Currency.

“Dollars” and “$” mean lawful money of the United States of America.

“Economic Holdco” means, in relation to any person, a person, more than half the Economic Interest of which is beneficially owned, directly or indirectly, by the first mentioned person.

“Economic Interest” means, with respect to any person, such person’s share of one or more of the profits, losses, and distributions of another person by way of its ownership of any Equity Interest of such other person, but not including any other rights of such person, including, without limitation, any right to participate in the management or affairs of such other person, any right to approve or otherwise participate in any decision of the members or manager of such other person, any right to information concerning the business and affairs of such other person or any other general partner, manager or other management interest in such other person.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition and is subject to the supervision of an EEA Resolution Authority, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision of an EEA Resolution Authority with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Asset” means each Asset, other than any Excluded Asset, held (directly or indirectly) by any Borrower.  For the avoidance of doubt, no Eligible Asset may be held by a Designated Vehicle ~~that has been released as a Borrower pursuant to Section 6.16~~ or a PassCo Guarantor.

“Eligible Asset Concentration Limit” means limits on Eligible Assets as set forth below, in each case with respect to the Value of such Eligible Asset:

(a)          no single Eligible Asset shall constitute more than thirty-five percent (35%) (which percentage shall decrease to ~~twenty~~fifteen percent (~~20~~15%) on the eighteen month anniversary of the Closing Date) of the aggregate Value of all Eligible Assets of the Borrowers; and

(b)          Eligible Assets based or organized in countries that are not members of the Organization for Economic Cooperation and Development (OECD) shall not, on an aggregate basis, constitute more than twenty percent (20%) of the aggregate Value of all Eligible Assets of the Borrowers.

The portion, if any, of an Eligible Asset that is in excess of the above Eligible Asset Concentration Limit shall be excluded from the calculation of the Adjusted Value.

“Eligible Borrower” means the Liquidity Borrower and, with respect to each Asset held directly or indirectly by K-INFRA through a direct or indirect Subsidiary (or Economic Holdco) of K-INFRA, including K-INFRA Holdco I or K-INFRA Holdco II, one or more Subsidiaries (or Economic Holdcos) of K-INFRA that directly or indirectly holds such Asset, solely to the extent that such Subsidiary (or Economic Holdco) is treated as a corporation for U.S. federal income tax purposes or is a direct or indirect Subsidiary of an entity owned or Controlled by K-INFRA that is treated as a corporation for U.S. federal income tax purposes; provided that, for the avoidance of doubt, any entity treated as disregarded or flow through for U.S. federal income tax purposes will not be treated as an Eligible Borrower unless (i) such entity is a Subsidiary (or Economic Holdco) of an entity owned or Controlled by K-INFRA that is treated as a corporation for U.S. federal income tax purposes and (ii) no parent entity of such Subsidiary (or Economic Holdco) is treated as an Eligible Borrower hereunder.

“EMU Legislation” means the legislative measures of the European Council for the introduction of changeover to or operation of a single or unified European currency.

“English Borrower” means a Borrower that is incorporated or established in the jurisdiction of England and Wales.

“English Legal Reservations” means:

(a)        the principle that equitable or discretionary remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)        the time barring of claims under applicable limitation laws (including the Limitation Acts), the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)          similar principles, rights and defences under the laws of any Relevant Jurisdiction, to the extent relevant and applicable; and

(d)          any reservations or qualifications as to matters of law of general application identified in any legal opinion (and relating to the Finance Documents) delivered pursuant to Article 3 or delivered in connection with the joinder of any additional Borrower.

“Equity Interests” means, with respect to any person, all (a) shares, interests, participations or other equivalents (howsoever designated) of capital stock and other equity interests of such person, including, without limitation, partnership interests, limited partnership interests or membership interests, whether common or preferred and whether voting or non-voting and (b) rights (other than debt securities convertible into capital stock or other equity interests), warrants, options or other arrangements or rights to acquire any of the foregoing or, solely with respect to K-INFRA Liquidity DAC, all profit participating debt securities issued.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder by any Governmental Authority, as from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (or Sections 414(m) and (o) of the Code solely for purposes of the provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a failure by any Borrower or ERISA Affiliate to make by its due date any required installment under Section 430(j) of the Code with respect to any Pension Plan or any failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA with respect to a Pension Plan, whether or not waived, the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, or a failure by any Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan, (d) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan, notification to any Borrower or any ERISA Affiliate concerning the imposition of any such withdrawal liability or notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan, (g) the imposition of any lien or liability under Section 303(k) or Title IV of ERISA or Section 430(k) of the Code, other than for contributions to a Pension Plan in the ordinary course and PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate; (h) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code) or (i) the failure by any Borrower or any of its ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA.

“Erroneous Payment” has the meaning given to that term in Section 9.13(a).

“Erroneous Payment Deficiency Assignment” has the meaning given to that term in Section 9.13(d).

“Erroneous Payment Impacted Class” has the meaning given to that term in Section 9.13(d).

“Erroneous Payment Return Deficiency” has the meaning given to that term in Section 9.13(d).

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person), from time to time.

“Eurocurrency Rate” means, with respect to any Eurocurrency Rate Loan for any Interest Period,

(a)
in the case of Australian Dollars, the rate per annum (rounded upwards if necessary to the nearest 1/100 of 1%) equal to the Bank Bill Swap Reference Bid Rate (“BBSRBR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion) at approximately 10:30 a.m. (Melbourne, Australia time) on the date two (2) Business Days prior to the commencement of such Interest Period, for deposits in Australian Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(b)	[reserved];

(c)
in the case of Hong Kong Dollars, the rate per annum (rounded upwards if necessary to the nearest 1/100 of 1%) equal to the applicable Hong Kong Interbank Offered Rate (“HIBOR”) administered by the Hong Kong Association of Banks, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m. (Hong Kong time), on the date two (2) Business Days prior to the commencement of such Interest Period, for deposits in Hong Kong Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(d)
in the case of Euros, the rate per annum (rounded upwards if necessary to the nearest 1/100 of 1%) equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute (or any other person that takes over the administration of such rate), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m. (Brussels time) on the date two (2) Business Days prior to the commencement of such Interest Period, for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(e)
in the case of Yen, the rate per annum (rounded upwards if necessary to the nearest 1/100 of 1%) equal to the Tokyo Interbank Offered Rate (“TIBOR”) as administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person that takes over the administration of such rate), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m. (Tokyo time) on the date two (2) Business Days prior to the commencement of such Interest Period, for deposits in Yen (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(f)
in the case of Danish Krone, the rate per annum (rounded upwards if necessary to the nearest 1/100 of 1%) equal to the Copenhagen Interbank Offered Rate (“CIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m. (Copenhagen, Denmark time) on the date two (2) Business Days prior to the commencement of such Interest Period, for deposits in Danish Krone (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(g)
in the case of Swedish Krona, the rate per annum (rounded upwards if necessary to the nearest 1/100 of 1%) equal to the Stockholm Interbank Offered Rate (“STIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m. (Stockholm, Sweden time) on the date two (2) Business Days prior to the commencement of such Interest Period, for deposits in Swedish Krona (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; or

(h)
in the case of any other Alternative Currency, the rate per annum (rounded upwards if necessary to the nearest 1/100 of 1%) as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders; provided that, if more than one rate is published by Bloomberg (or such other commercially available source providing quotations of such applicable rate, as designated by the Administrative Agent from time to time in its reasonable discretion), the applicable rate shall be the arithmetic mean of all such rates;

provided, that the foregoing definition shall be subject to any Conforming Changes. For the avoidance of doubt, in the event that any such Eurocurrency Rate is, at any time, below zero (0), such rate shall be deemed to be zero (0) for all purposes under this Agreement.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on a Eurocurrency Rate.

“Euros”, “EUR” and the sign “€” mean the single, legal currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Event of Default” means any event or circumstance specified as such in Section 8.01.

“Excess Prepayment Amount” has the meaning given to it in Section 2.07(b)(i).

“Excess Prepayment Event” has the meaning given to it in Section 2.07(b)(i).

“Excluded Asset” means any Asset for which a Material Asset Event has occurred and is continuing.

“Excluded Indebtedness” means (a) with respect to a Borrower, any Financial Indebtedness incurred pursuant to clause (b) of the definition of “Permitted Financial Indebtedness” and (b) with respect to K-INFRA, Guaranty Obligations of K-INFRA in respect of the hedging obligations of K-INFRA

HedgeCo LLC (provided that, any such Guaranty Obligations of K-INFRA in respect of hedging obligations that are due and payable and have not been paid shall not be “Excluded Indebtedness”).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case: (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender or Letter of Credit Issuer, as applicable, such Lender or Letter of Credit Issuer’s applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof); or (ii) that are Other Connection Taxes; (b) in the case of a Lender or Letter of Credit Issuer, as applicable, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which: (i) such Lender or Letter of Credit Issuer, as applicable, acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17); or (ii) such Lender or Letter of Credit Issuer, as applicable, changes its lending office, except in each case to the extent that, pursuant to Section 2.10(a) or Section 2.10(c), amounts with respect to Taxes were payable either to such Lender or Letter of Credit Issuer’s assignor immediately before such Lender or Letter of Credit Issuer, as applicable, became a party hereto or to such Lender or Letter of Credit Issuer, as applicable, immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.10(e); ~~and~~ (d) any U.S. federal withholding Taxes imposed pursuant to FATCA~~.~~; and (e) in the case of a Lender, any United Kingdom taxes required to be deducted or withheld from a payment of interest under any Loan Document (a “UK Tax Deduction”) if on the date on which the payment falls due: (i) the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change first announced and coming into force after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law, regulation or treaty, or any published practice or concession of any relevant taxing authority; or (ii) the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of “UK Qualifying Lender” and an officer of HMRC has given (and not revoked) a direction (a “UK Direction”) under section 931 of the UK Taxes Act which relates to that payment and that Lender has received from the Borrower making the payment a certified copy of that UK Direction, and the payment could have been made to the Lender without any UK Tax Deduction if that UK Direction had not been made; or (iii) the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of “UK Qualifying Lender” and that relevant Lender has not given a UK Tax Confirmation to the Borrower and the payment could have been made to the relevant Lender without a UK Tax Deduction if that Lender had given a UK Tax Confirmation to the Borrower, on the basis that the UK Tax Confirmation would have enabled the Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the UK Taxes Act; or (iv) the relevant Lender is a UK Treaty Lender and the Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under Section 2.10(e)(iv).

“Extension Request” means a written request pursuant to Section 2.18 hereof substantially in the form of Exhibit H hereto to extend the Stated Maturity Date in effect at the time of such request for an additional period set forth in such Extension Request.

“Facility” means, at any time, (a) during the Availability Period hereunder, the sum of Principal Obligations and the aggregate amount of the unused Commitments at such time and (b) thereafter, the Principal Obligations.

“Facility Increase” is defined in Section 2.02(a) hereof.

“Facility Increase Request” means the notice substantially in the form of Exhibit I hereto pursuant to which the Borrower Representative requests an increase of the Commitments in accordance with Section 2.02 hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that, (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average of the quotations (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided, further, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Fee Letter” means that certain fee letter, dated as of April 3, 2024, between the Administrative Agent and the Borrower Representative, setting forth certain fees payable by the Borrowers to the Administrative Agent and the Lenders in connection with the transactions contemplated by this Agreement.

“Finance Party” means the Administrative Agent, the Collateral Agent, each Letter of Credit Issuer and each Lender.

“Financial Covenants” means each of (a) the requirement that the Asset Coverage Ratio is not less than the Minimum Asset Coverage Ratio pursuant to Section 8.01(n), (b) the requirement that the Asset Coverage Ratio is not less than the Cure Asset Coverage Ratio pursuant to Section 2.07(b)(ii), (~~b~~c) the requirement that the Asset Coverage Ratio is not less than the Maintenance Asset Coverage Ratio pursuant to Section 2.07(c) and (~~c~~d) the requirement that the Liquidity Coverage Ratio is not less than Minimum Liquidity Coverage Ratio pursuant to Section 8.01(j).

“Financial Indebtedness” means with respect to any person (without duplication), (a) all obligations of such person for borrowed money or with respect to advances of any kind held by such person; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made; (c) all Financial Indebtedness of others secured by (or for which the holder of such Financial Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such person, whether or not the Financial Indebtedness secured thereby has been assumed; (d) all Guaranty Obligations of such person in respect of Financial Indebtedness of others; (e) all obligations of such person under: (x) capital leases and (y) any synthetic lease, tax retention operating lease, off balance sheet loan or similar off balance sheet financing product of such person where such transaction is considered borrowed money indebtedness for United States federal tax purposes but is classified as an operating lease in accordance with GAAP; (f) all obligations of such person to repurchase any securities which repurchase obligation is related to the issuance thereof; (g) all net obligations of such person in respect of or under hedging agreements; (h) all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and instruments of a like nature or of such person in respect of bankers’ acceptances; and (i) all debt obligations of such person in respect of the deferred purchase price of property or services (excluding, for the avoidance of doubt, any capital contributions and current accounts payable incurred in the ordinary course of business).

The Financial Indebtedness of any person shall include the Financial Indebtedness of any partnership or unincorporated joint venture or similar entity for which such person is legally obligated unless made non-recourse to such person by written agreement satisfactory to the Administrative Agent, in its reasonable discretion. Solely as it relates to the Borrower or any Affiliates thereof, Financial Indebtedness shall exclude any preferred equity or similar instruments through which any Borrower or Guarantor, or their respective Subsidiaries, hold Assets or otherwise constitute Assets.

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, by and among the Borrowers, the Administrative Agent, the Lenders and the other parties party thereto.

“First Amendment Effective Date” means the “First Amendment Effective Date” as such term is defined in the First Amendment, which date is June 16, 2025.

“First Amendment Fee Letter” means that certain First Amendment Fee Letter, dated as of the First Amendment Effective Date, by and among the Administrative Agent and the Borrowers.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Funding Date” has the meaning given to it in Section 2.01(a).

“GAAP” means those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and that are consistently applied for all periods, after the date hereof, so as to properly reflect the financial position of the applicable person, except that any accounting principle or practice required or permitted to be changed by the Financial Accounting Standards Board (or other appropriate board or committee of said board) in order to continue as a generally accepted accounting principle or practice may be so changed.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, the United Kingdom, the European Union or any other foreign entity or government (including any successor to any of the foregoing), and including, for the avoidance of doubt, the National Association of Insurance Commissioners, the UK’s HMRC and any state insurance regulatory authority.

“Governmental Authorization” means any permit, license, authorization, plan, directive or approval issued by, or a registration or filing with, or consent order or consent decree of or from, any Governmental Authority.

“Guaranty Obligations” means, with respect to any person, without duplication, any recourse obligations guaranteeing any Financial Indebtedness of any other person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent: (a) to purchase any such Financial Indebtedness or any property constituting security therefor; (b) to advance or provide funds or other support for the payment or purchase of such Financial Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Financial Indebtedness of such other person; (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Financial Indebtedness of the ability of the primary obligor to make payment of such primary obligation; or (d) to otherwise assure or hold harmless the owner of such Financial Indebtedness against loss in respect thereof; provided, however, that the term “Guaranty Obligations” shall not include (w) endorsements of instruments for deposit or collection in the ordinary course of business, (x) deposits or other obligations to secure the performance of bids, trade contracts (other than for borrowed money) and (y) contingent obligations under customary “carve outs” in non recourse loan documentation, including, but not limited to, environmental indemnities, guarantees of environmental indemnities and guarantees of non recourse carve outs which are usual and customary in like transactions involving incurrence of such obligations or liabilities made by Subsidiaries of such person.  The amount of any Guaranty Obligation of any guaranteeing person shall be deemed to be the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such maximum amount for which such guaranteeing person may be liable is not stated or determinable, in which case the amount of such Guaranty Obligation shall be such guaranteeing person’s maximum reasonable anticipated liability in respect thereof as determined by such person in good faith.

 “Guarantee Agreement” means that certain Guarantee Agreement entered into on or about the Closing Date, in substantially the form of Exhibit K hereto, executed by the Guarantors, together with any joinders thereto pursuant to any Guarantor Joinder Agreement (as defined therein).

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit A to the Guarantee Agreement (or such other form as is reasonably acceptable to the Collateral Agent) between the Collateral Agent and an entity that, pursuant to Section 12 of the Guarantee Agreement becomes a “PassCo Guarantor” under the Guarantee Agreement (with such changes as the Collateral Agent shall request, consistent with the requirements of such Section 12).

“Guarantors” means collectively, the Liquidity Guarantor and each PassCo Guarantor.

“HIBOR” is defined in the definition of “Eurocurrency Rate”.

“Holding Vehicle” means, solely to the extent applicable, (a) each entity that directly owns an Asset TopCo and (b) all intermediate parent entities of any such entity described in clause (a), in each case of clauses (a) and (b), that are directly or indirectly owned by a Borrower. For the avoidance of doubt, no Asset, Borrower, Asset TopCo or Subsidiary of an Asset Topco is a Holding Vehicle for any purposes in this Agreement.

“Increase Effective Date” is defined in Section 2.02(b) hereof.

“Indemnified Taxes” means: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document; and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning given to it in Section 10.03(a).

“Interest Option” means, as applicable: (a) the Eurocurrency Rate; (b) Daily Simple RFR; (c) Term RFR; or (d) the Reference Rate.

“Interest Payment Date” means (a) as to any Eurocurrency Rate Loan in respect of which the applicable Borrower has selected a one (1), two (2) or three (3)-month Interest Period, the last day of such Interest Period for such Loan, (b) as to any Term RFR Loan in respect of which the applicable Borrower has selected a one (1) month or a three (3) month Interest Period, the last day of such Interest Period for such Loan and (c) as to any Reference Rate Loan or Daily Simple RFR Loan, the last day of each calendar quarter.

“Interest Period” means, with respect to any Eurocurrency Rate Loan or Term RFR Loan, a period commencing:

(a)	on the borrowing date thereof;

(b)	on the applicable Conversion Date; or

(c)	on the termination date of the immediately preceding Interest Period in the case of a Rollover to a successive Interest Period as described in Section 2.05(e) hereof,

and ending on (i) in the case of any Term RFR Loan, the last day of each one (1) month or three (3) month period thereafter, and (ii) in the case of any Eurocurrency Rate Loan, the last day of each one (1), two (2) or three (3) month period thereafter, as may be elected by the applicable Borrower; provided that:

(A)
any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(B)
any Interest Period which begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (A) above, end on the last Business Day of the applicable calendar month; and

(C)	if the Interest Period would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date.

For the avoidance of doubt, the “Interest Period” applicable to all Daily Simple RFR Loans (as applicable) shall be three (3) months.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“IRS” means the United States Internal Revenue Service.

“Judgment Currency” has the meaning given to it in Section 10.23(a).

“Judgment Currency Conversion Date” has the meaning given to it in Section 10.23(a).

“K-INFRA” means KKR Infrastructure Conglomerate LLC, a Delaware limited liability company.

“K-INFRA Holdco I” means K-INFRA Holdings I LLC, a Delaware limited liability company.

“K-INFRA Holdco II” means K-INFRA Holdings II LLC, a Delaware limited liability company.

“K-INFRA Liquidity DAC” means K-INFRA Liquidity Designated Activity Company, an Irish designated activity company.

“K-INFRA Net Asset Value” means the value of the net assets of K-INFRA as specified in the most recent financial statements of K-INFRA delivered pursuant to Section 6.01.

“KKR” means Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership.

“KKR Vehicle” means the funds, investment vehicles and accounts managed, now or in the future, by KKR, the Manager or any of their respective Affiliates (excluding for this purpose, KKR proprietary entities), including funds, investment vehicles and accounts pursuing the following strategies: private equity (including growth equity, impact, and core strategies), credit (including (i) leveraged credit strategies, including leveraged loan, high-yield bond, opportunistic credit and revolving credit strategies, and (ii) alternative credit strategies, including special situations and private credit strategies such as direct lending and private opportunistic credit (or mezzanine) investment strategies), and real asset strategies (including real estate, energy and infrastructure strategies).

“Lender” means each of the persons identified as a “Lender” on the signature pages hereto and any other person that becomes a Lender party hereto pursuant to an Assignment Agreement or otherwise in accordance with the terms hereof and their respective successors and assigns, except for Section 10.21, where “Lenders” has the meaning assigned to the term therein. Any reference to “the Lender” shall refer to any or all the Lenders, as the context may require.

“Lender Joinder Agreement” means a joinder agreement substantially in the form of Exhibit M (Form of Lender Joinder Agreement), hereto or any other form agreed between the relevant Lender, the Borrower Representative and the Administrative Agent (each acting reasonably).

“Letter of Credit” means any letter of credit issued for the account of any Borrower by any Letter of Credit Issuer pursuant to Section 2.03 hereof either as originally issued or as the same may, from time to time, be amended or otherwise modified or extended.

“Letter of Credit Fees” means those fees set forth in Section 2.03(c).

“Letter of Credit Issuer” means Mizuho, or any Lender or Affiliate of such Lender so designated, and which accepts such designation, by the Administrative Agent and approved by the Borrowers, including any institution which issues a Letter of Credit to a Borrower pursuant to Section 2.03(a) of this Agreement.

“Letter of Credit Liability” means the aggregate amount of the undrawn stated amount of all outstanding Letters of Credit plus the amount drawn under Letters of Credit for which the Letter of Credit Issuers and the Lenders, or any one or more of them, have not yet received payment or reimbursement (in the form of a conversion of such liability to Loans, or otherwise) as required pursuant to Section 2.03 hereof.

“Letter of Credit Sublimit” means an amount equal to the lesser of (x) $200,000,000 and (y) twenty percent (20%) of the Maximum Commitment. For the avoidance of doubt, the Letter of Credit Sublimit is a part of, and not in addition to, the Maximum Commitment.

“Lien” means, with respect to any asset, any lien, mortgage, pledge, assignment by way of security, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) or any other preferential arrangement of any kind or nature whatsoever intended to assure payment of any indebtedness or other obligation.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“Liquidity Borrower” means K-INFRA Liquidity Limited.

“Liquidity Coverage Ratio” means, as of any Quarter Date, the ratio of:

(a)
(i) Asset Distributions received by the Borrowers, and, without duplication, Distributions (including any Asset Distributions) received by the Liquidity Guarantor during the twelve (12) month period immediately preceding such date of determination, plus (ii) without duplication with clause (i) or otherwise, the amount of cash and cash equivalents of the Borrowers and the Liquidity Guarantor held on the date of determination, minus (iii) all cash expenses of the Borrowers (excluding interest) and cash expenses of the Liquidity Guarantor paid during such twelve (12) month period immediately preceding such date of determination; to

(b)
cash interest expense paid by the Borrowers in respect of Financial Indebtedness during such twelve (12) month period immediately preceding such date of determination, after giving effect to any interest rate management agreements, including any interest rate “cap,” “collar” or “swap” agreements and other similar derivatives contract with respect to any such Financial Indebtedness.

“Liquidity Guarantor” means K-INFRA Liquidity DAC.

“Liquidity Guarantor Collateral Account” means a Collateral Account of the Liquidity Guarantor.

“Loan Document” means this Agreement, the First Amendment, the First Amendment Fee Letter, any Note, the Security Documents, the Guarantee Agreement, the Fee Letter, each Application for Letter of Credit and any other document designated as a “Loan Document” by the Administrative Agent and the Borrower Representative and such other agreements and documents, and any amendments or supplements thereto or modifications thereof that are executed or delivered pursuant to the terms of this Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification that the parties thereto agree shall constitute a “Loan Document” hereunder.

“Loan Notice” has the meaning given to it in Section 2.01(b).

“Loans” means loans made by the Lenders under the Facility pursuant to the terms and conditions of this Agreement (including any Loans deemed made pursuant to Section 2.03(e) hereof), including certain other related amounts paid in kind and specified in Sections 2.05(a)(vi), 2.05(b) and 2.03(c).

“Maintenance Asset Coverage Ratio” means ~~5.0~~4.0:1.0.

“Manager” means KKR DAV Manager LLC.

“Margin Regulations” means Regulations U and X of the Federal Reserve Board, as amended from time to time.

“Margin Stock” means “margin stock” as defined in the Margin Regulations.

“Material Adverse Effect” means a material adverse effect on:

(a)	the ability of the Borrowers to perform their payment obligations under the Loan Documents, taken as a whole;

(b)
(subject, in the case of an English Borrower, to the English Legal Reservations) the validity or enforceability of any Lien granted or purporting to be granted pursuant to any of the Loan Documents; or

(c)	the rights or remedies of the Agents and the Lenders under the Loan Documents taken as a whole.

“Material Asset Event” means any of the following events with respect to any Eligible Asset or the Holding Vehicle in which such Eligible Asset is held:

(a)
such Eligible Asset or Holding Vehicle is subject to an Event of Default under any of clauses (g) or (h) of Section 8.01 (for this purpose assuming that such sections apply to such Asset or Holding Vehicle, as applicable, to the same extent as to the Borrowers);

(b)
(i) any payment default of greater than $15,000,000 relating to any Financial Indebtedness for borrowed money, hedging obligations or guaranties thereof by such Eligible Asset or Holding Vehicle occurs and continues uncured (after giving effect to any grace period applicable to such payment) or (ii) any other material event of default relating to any Financial Indebtedness for borrowed money or guaranties thereof in excess of $15,000,000 by such Eligible Asset or Holding Vehicle occurs and in the case of the preceding clause (ii) only, that continues uncured for a period of ninety (90) days or more (without giving effect to any notice or grace period therein) or such longer period as agreed by the Administrative Agent;

(c)
the Value of such Eligible Asset decreases to less than seventy five percent (75%) of the cost of such Asset for two (2) consecutive calendar quarters (excluding any reductions caused from the partial disposition of, or distribution made in respect of, such Eligible Asset); provided that any such Asset may subsequently become eligible under this clause (c) if the Value recovers to at least eighty-five percent (85%) of the cost of such Asset;

(d)
such Eligible Asset is prevented under the terms of its financing arrangements from paying a declared distribution (directly or indirectly) to the applicable Borrower due to its failure to meet any conditions or criteria thereunder for the payment of such distribution, as determined by such Eligible Asset at the time such distribution is declared; or

(e)	any default by the applicable Borrower or such Holding Vehicle with respect to any Asset Obligations related to such Eligible Asset, beyond any applicable notice or cure period; or

(f)	the applicable Borrower or such Holding Vehicle has repudiated its Asset Obligations or any material obligation under any Asset Document and continued enforceability of such obligation.

Any Asset subject to a Material Asset Event shall be excluded as an Eligible Asset upon the earlier of notice from the Administrative Agent or any Borrower obtaining knowledge thereof, until such time as such Material Asset Event, if capable of cure, is cured.

“Material Borrower Amendment” has the meaning given to it in Section 7.10(a).

“Material Eligible Asset” means an Eligible Asset of a Borrower with a Value of at least $37,500,000 as of any date of determination.

“Material K-INFRA Amendment” has the meaning given to it in Section 7.10(b).

“Maturity Date” means the earlier of:

(a)	the Stated Maturity Date; and

(b)	the date upon which the Administrative Agent declares the Commitments terminated and the Obligations due and payable after the occurrence of an Event of Default.

“Maximum Commitment” means the Commitment as it may be increased from time to time pursuant to Section 2.02 hereof or reduced from time to time pursuant to Section 2.08 hereof.

“Maximum Rate” means, on any day, the highest rate of interest (if any) permitted by Applicable Law on such day.

“Minimum Asset Coverage Ratio” means ~~3.75~~3.00:1.00.

“Minimum Liquidity Coverage Ratio” means 2.50:1.00.

“Mizuho” means Mizuho Bank, Ltd.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions or with respect to which such Borrower or any ERISA Affiliate otherwise has any liability.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrowers or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a promissory note made by any Borrower in favor of a Lender evidencing the Loans made by such Lender, substantially in the form of Exhibit A hereto, as amended from time to time.

“Obligations” means all indebtedness, obligations and liabilities of the Borrowers of every type and description arising under any Loan Document (or as provided therein, arising in connection therewith) (including, Loans, Letters of Credit or both) due or to become due to the Finance Parties, whether for principal (including PIK Interest), interest, Unused Fees, expenses, indemnities or other amounts (including attorneys’ fees and expenses) and whether due or not due, direct or indirect (including those acquired by assumption), joint, several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, and whether now or hereafter existing, renewed or restructured.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).

“Participant” has the meaning given to it in Section 10.06(b).

“Participant Register” has the meaning given to it in Section 10.06(f).

“Participating Member State” shall mean a member of the European Communities that adopts or has adopted the Euro as its currency in accordance with EMU Legislation.

“PassCo Guarantor” has the meaning given to it in the Guarantee Agreement.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time.

“Payment Recipient” has the meaning given to such term in Section 9.13(a).

“PBGC” means the United States Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan), other than a Multiemployer Plan, that is maintained or is contributed to by any Borrower or any ERISA Affiliate or with respect to which such Borrower or any ERISA Affiliate otherwise has any liability (or, if such Plan were terminated, would under Section 4069 of ERISA be deemed to have any liability) and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Perfection Requirements” means the making or the procuring of the appropriate registrations, filings, endorsements, notarizations, stampings and/or notifications and payments in any jurisdiction (and any other actions and/or requirements to be made in any jurisdiction) in order to perfect any security interests and Liens on the Collateral.

~~“Percival Security Condition” is defined in Section 3.02(b).~~

~~“Percival Security Condition Deadline” is defined in Section 3.02(b).~~

~~“Percival Security Condition Failure” is defined in Section 2.07(b)(iii).~~

“Periodic Term CORRA Determination Day has the meaning given to it in the definition of “Term CORRA.”

“Periodic Term SOFR Determination Day” has the meaning given to it in the definition of “Term SOFR.”

“Permitted Financial Indebtedness” means any Financial Indebtedness (a) incurred by a Borrower or the Liquidity Guarantor under the Loan Documents, (b) incurred by a Borrower or the Liquidity Guarantor pursuant to a facility solely between one or more Borrowers or the Liquidity Guarantor and an affiliate thereof that is unsecured and subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent, (c) incurred by a Borrower or a Holding Vehicle that is unsecured up to an aggregate amount not to exceed $25,000,000 at any one time outstanding under this clause (c) in the aggregate for all Borrowers and Holding Vehicles; provided that, in the case of the foregoing clause (c), incurrence of such Financial Indebtedness (i) is permitted under the applicable Constitutional Documents and (ii) incurrence thereof will not result in a breach of the Maintenance Asset Coverage Ratio, (d) arising as a result of short-term settlement or clearing exposures in respect of banking arrangements or the purchases and sales of securities, in each case entered into in the ordinary course of its treasury activities and not to extend beyond the applicable settlement or clearing period; (e) incurred by a Borrower, Holding Vehicle or the Liquidity Guarantor up to an aggregate amount not to exceed $3,000,000 at any one time outstanding under this clause (e) for all Borrowers, Holding Vehicles and the Liquidity Guarantor (A) for temporary or emergency purposes or (B) related to any foreign exchange transactions, ~~and~~ (f) incurred by the Borrowers, up to an aggregate amount at any one time outstanding under this clause (f) in the aggregate for all Borrowers not to exceed ten percent (10%) of the Borrower Net Asset Value as a Guaranty Obligation in respect of indebtedness of a subsidiary of a Borrower relating to an Asset held directly or indirectly by such subsidiary; (g) all debt obligations of a Borrower or a Holding Vehicle in respect of the deferred purchase price of property or services (excluding, for the avoidance of doubt, any capital contributions and current accounts payable incurred in the ordinary course of business)~~.~~ and (h) incurred by a Holding Vehicle so long as such Financial Indebtedness is (1) unsecured, (2) if secured, is secured solely by the asset(s) directly held by such Holding Vehicle or (3) non-recourse (including, for the avoidance of doubt, with respect to recourse guaranties or similar contingent liabilities) to any entity other than the Holding Vehicle incurring such Financial Indebtedness. For the avoidance of doubt, no Holding Vehicle shall incur Financial Indebtedness that constitutes a multiple asset “net asset value” or backleverage or similar facility that is secured by or recourse to the equity interests, assets or properties of more than one Holding Vehicle.

“Permitted Liens” means:

(a)	any Liens arising under the Loan Documents;

(b)
(i) any Liens for Taxes, assessments or charges of any Governmental Authority for claims that are not material (individually or in the aggregate), or are not yet due or are being contested in good faith by appropriate proceedings, and, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the Accounting Principles and (ii) statutory Liens or bankers Liens arising in the ordinary course of business as to deposit or securities account or other funds maintained with depositary institutions or arising as a result of Applicable Law;

(c)
any Liens of the depositary holding the Borrower Collateral Accounts or the Liquidity Guarantor Collateral Account or any other accounts which arise as a matter of law on items in the course of collection or encumbering deposits or other similar Liens (including the right of set-off); ~~and~~

(d)	judgment liens in respect of judgments that do not constitute an Event of Default under Section 8.01(i)~~.~~; and

(e)	solely with respect to Holding Vehicles, any Liens arising under Financial Indebtedness of such Holding Vehicles permitted under clause (h)(2) of the definition of “Permitted Financial Indebtedness”.

“PIK Interest” has the meaning given to it in Section 2.05(a)(vi).

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), which any Borrower or any ERISA Affiliate maintains, sponsors or participates in or any such Plan to which the any Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees or with respect to which such Borrower or any ERISA Affiliate otherwise has any liability.

“Plan of Reorganization” has the meaning given to it in Section 10.06(e).

“Platform” means Debt Domain, Intralinks, SyndTrak or another relevant website or other information platform.

“PPM” means the Confidential Private Placement Memorandum of K-INFRA, as such document may be amended from time to time in accordance with the terms of this Agreement.

“Prime Rate” means, for any date, a per annum rate equal to the rate of interest set forth for such date as published in The Wall Street Journal as the “prime rate” for such date. The Prime Rate may be, but is not intended to be, the lowest rate of interest charged by the Administrative Agent, any Lender, any Letter of Credit Issuer or any other financial institution in connection with extensions of credit to borrowers. If The Wall Street Journal no longer reports the Prime Rate, or if such Prime Rate no longer exists, the Administrative Agent may select a reasonably comparable index or source to use as the basis for the Prime Rate.

“Principal Obligations” means, on any date of determination, the sum of (a) the aggregate outstanding principal amount of the Loans (including PIK Interest) and (b) the Letter of Credit Liability.

“Pro Rata Share” means, with respect to each Lender, the percentage (carried out to the ninth decimal place) obtained from the fraction: (a) (i) the numerator of which is such Lender’s Commitment; and (ii) the denominator of which is the aggregate Commitment of all Lenders; or (b) in the event any Lender’s Commitment has been terminated: (i) the numerator of which is such Lender’s Commitment as in effect immediately prior to such termination; and (ii) the denominator of which is the aggregate Commitment of all Lenders as in effect immediately prior to such termination; provided, that for purposes of Section 2.16(a), any Defaulting Lender’s Commitments shall be disregarded in the relevant calculations.

“Proposed Borrower Amendment” has the meaning set forth in Section 7.10(a).

“Proceedings” has the meaning set forth in Section 4.09(i).

“Quarter Date” means March 31, June 30, September 30 and December 31 in each year.

“Recipient” means the Administrative Agent, the Collateral Agent, or any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder.

“Reference Rate” means with respect to Dollars, for any date, the greatest of: (a) the Prime Rate; (b) the Federal Funds Effective Rate plus fifty (50) basis points; and (c) the Daily Simple RFR for Dollars in effect on such date plus one hundred (100) basis points, plus, in the case of the foregoing clause (a), clause (b) and clause (c), the Applicable Margin. Each change in the Reference Rate shall become effective without prior notice to any Borrower automatically as of the opening of business on the day of such change in the Reference Rate.

“Reference Rate Conversion Date” is defined in Section 2.05(f) hereof.

“Reference Rate Loan” means a Loan in Dollars made hereunder with respect to which the interest rate is calculated by reference to the Reference Rate.

“Reference Time” means, with respect to any setting of the then-current Benchmark or Term RFR for any Currency:

(a)
if such Benchmark is a Term RFR, (i) if the RFR for such Benchmark is Term SOFR, two (2) Business Days prior to (A) if the date of such setting is a Business Day, such date or (B) if the date of such setting is not a Business Day, the Business Day immediately preceding such date and (ii) if the RFR for such Benchmark is Adjusted Term CORRA, two (2) Business Days prior to (A) if the date of such setting is a Business Day, such date or (B) if the date of such setting is not a Business Day, the Business Day immediately preceding such date;

(b)
if such Benchmark is a Daily Simple RFR, (i) if the RFR for such Benchmark is SOFR, then four (4) Business Days prior to (A) if the date of such setting is a Business Day, such date or (B) if the date of such setting is not a Business Day, the Business Day immediately preceding such date; (ii) if the RFR for such Benchmark is SONIA, then four (4) Business Days prior to (A) if the date of such setting is a Business Day, such date or (B) if the date of such setting is not a Business Day, the Business Day immediately preceding such date; (iii) if the RFR for such Benchmark is SARON, then five (5) Business Days prior to (A) if the date of such setting is a Business Day, such date or (B) if the date of such setting is not a Business Day, the Business Day immediately preceding such date; then five (5) Business Days prior to (A) if the date of such setting is a Business Day, such date or (B) if the date of such setting is not a Business Day, the Business Day immediately preceding such date; and (iv) if the RFR for such Benchmark is CORRA, then four (4) Business Days prior to (A) if the date of such setting is a Business Day, such date or (B) if the date of such setting is not a Business Day, the Business Day immediately preceding such date; or

(c)	otherwise, then the time reasonably determined by the Administrative Agent, including in accordance with any Conforming Changes.

“Register” has the meaning given to it in Section 10.06(f).

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto and (c) with respect to a Benchmark Replacement in respect of Loans denominated in an Alternative Currency (other than Sterling), (i) the central bank for the Currency in which the Loans for such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which the Loans for such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof with respect to such Benchmark Replacement.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived by regulation.

“Request for Letter of Credit” is defined in Section 2.03(b) hereof.

“Required Asset Coverage Plan” has the meaning given to it in Section 2.07(b)(ii).

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the aggregate Commitments, or if the Commitment of each Lender to make Loans and the obligation of the Letter of Credit Issuer to extend Letters of Credit have expired or been terminated, Lenders holding more than 50% of the Principal Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in Letter of Credit Liability being deemed “held” by such Lender for purposes of this definition; provided, that the portion of the Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

 “Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Responsible Officer” means:

(a)
with respect to each applicable Borrower and Guarantor, any director, manager, managing director, chief executive officer, chief operating officer, president, vice president, chief financial officer, chief investment officer, chief compliance officer, general counsel, treasurer, assistant treasurer, assistant secretary or secretary of such Borrower or the general partner of such Borrower. Any document delivered hereunder that is signed by a Responsible Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the applicable Borrower, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower; and

(b)
with respect to the Collateral Agent or the Administrative Agent, any officer thereof who has responsibility with respect with respect to the administration of this Agreement and the other Loan Documents.

“Revaluation Date” means: (a) each date of the making of any Loan in an Alternative Currency or an issuance, amendment, renewal or extension of a Loan or Letter of Credit denominated in an Alternative Currency, as applicable, (b) the date of any Material Asset Event, (c) the last Business Day of each calendar month, and (d) each other date on which the Administrative Agent, the Letter of Credit Issuer or any Borrower shall reasonably request.

“Review Event” shall occur if, (a) as of the last day of any calendar month, during the twelve (12) month period immediately preceding such date of determination, K-INFRA has satisfied requests by holders (other than any KKR Vehicle, KKR or its Affiliates, solely to the extent such repurchases of Equity Interests held by a KKR Vehicle, KKR or its Affiliates have been replaced on a Dollar-for-Dollar basis with subscriptions from investors) to redeem Equity Interests in K-INFRA in an aggregate amount that corresponds to more than thirty percent (30%) of the K-INFRA Net Asset Value as of such date of determination, or (b) as of any Quarter Date, the number of Material Eligible Assets is less than ~~five~~eight (~~5~~8).

“Review Event Cure Plan” is defined in Section 2.07(d).

“Review Event Period” is defined in Section 2.07(d).

“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, SOFR, (b) Sterling, SONIA, (c) Swiss Francs, SARON and (d) Canadian Dollars, CORRA.

“RFR Determination Day” is defined in the definition of “Daily Simple RFR”.

“RFR Loan” means a Daily Simple RFR Loan or a Term RFR Loan, as the context may require.

“RFR Rate Day” is defined in the definition of “Daily Simple RFR”.

“Rollover” means the renewal of all or any part of any Eurocurrency Rate Loan or Term RFR Loan upon the expiration of the Interest Period with respect thereto, pursuant to Section 2.05(e) hereof.

“Rollover Notice” is defined in Section 2.05(e) hereof.

“Same Day Funds” means immediately available funds.

“Sanctions” has the meaning given to it in Section 4.18.

“SARON” means a rate equal to the Swiss Average Rate Overnight as administered by the SARON Administrator.

“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).

“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.

“SARON RFR Determination Day” is defined in the definition of “Daily Simple RFR”.

“Security Agreement” means that certain Security Agreement entered into on or about the Closing Date, in substantially the form of Exhibit D hereto, executed by the Borrowers party thereto and the Liquidity Guarantor granting a first priority security interest in and to the collateral described therein to the Collateral Agent, together with any joinders thereto pursuant to any Borrower Joinder Agreement.

“Security Documents” means, collectively, the Account Control Agreements, the Security Agreement and each of the other security agreements, pledge agreements, supplements, filings, assignments and any other similar agreements, documents or instruments from time to time executed and delivered by any Borrower or the Liquidity Guarantor creating, granting or purporting to create or grant a Lien in favor of the Collateral Agent for the benefit of the Finance Parties as security for the Obligations.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR RFR Determination Day” is defined in the definition of “Daily Simple RFR”.

“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA RFR Determination Day” is defined in the definition of “Daily Simple RFR”.

“Spot Rate” means, with respect to any Alternative Currency on any Revaluation Date, the rate at which such Alternative Currency may be exchanged into Dollars, as set forth on such Revaluation Date at approximately 11:00 a.m. on the applicable Reuters World Currency Page. In the event that such rate does not appear on the applicable Reuters World Currency Page, the Spot Rate with respect to such Alternative Currency shall be determined by reference to such other publicly available service for displaying exchange rates as the Administrative Agent may determine, in its reasonable discretion; provided, that if at the time of any such Revaluation Date, for any reason, no such Spot Rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate, in the exercise of its commercially reasonable discretion, to determine such rate, and such determination shall be conclusive absent manifest error.

“Stated Maturity Date” means April ~~2~~3, ~~2027~~2028.

“Sterling” and “£” means the lawful currency of the United Kingdom.

“STIBOR” is defined in the definition of “Eurocurrency Rate”.

“Subsidiary” means, in relation to any person, a person:

(a)	which is Controlled, directly or indirectly, by the first mentioned person;

(b)	more than half the voting power of shares of stock (or similar or equivalent instruments) of which is beneficially owned, directly or indirectly, by the first mentioned person; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned person,

and for this purpose, a person shall be treated as being Controlled by another if that other person is able to direct its affairs and/or to Control the composition of its board of directors or equivalent body or similarly directs its affairs. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any person that constitutes an Asset held by K-INFRA.

“Swedish Krona” and the sign “kr” mean the lawful currency of Sweden.

“Swiss Francs” and the sign “Fr” mean the lawful currency of Switzerland.

“TARGET Day” means any day on which the ~~Trans-European Automated Real-time~~real time ~~G~~gross ~~S~~settlement ~~Express Transfer (TARGET) payment~~ system operated by the Eurosystem (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent, in its reasonable discretion, to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax Distributions” means, with respect to any Borrower, distributions to the direct or indirect holder(s) of Equity Interests in such Borrower for a taxable year of such Borrower in an aggregate amount not to exceed the amount (when taken together with the amount of all prior or concurrent distributions by the Borrowers to such holder(s) for such year) that is required for such direct or indirect holder(s) (or their direct or indirect owners, if applicable) to pay when due the Taxes imposed on them for such year attributable to the taxable income or gain arising from the direct or indirect ownership of the Borrowers for such year determined (i) using the highest effective marginal combined US federal, state, local and non-US income tax rate for such year and multiplying it by such taxable income or gain of the Borrowers and (ii) by taking into account any applicable limitations on deductions or expenses to the extent that such direct or indirect holder(s) may actually use such deductions and or expenses to reduce such holder(s) taxable income for such year and the character of the applicable items of income or gain.

“Taxes” means any and all present or future taxes, charges, fees, levies, deductions, duties, imposts, withholdings or other assessments, together with any interest and penalties and additions to tax imposed by any Governmental authority.

“Term CORRA” means for any calculation with respect to a Term RFR denominated in Canadian Dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the CORRA Administrator, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term RFR” means, with respect to Dollars, Sterling, Swiss Francs or Canadian Dollars for any Interest Period, a rate per annum equal to:

(a)
for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the greater of (i) Term SOFR for a period comparable to such Interest Period and (ii) zero (0);

(b)
for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, the greater of (i) SONIA for a period comparable to such Interest Period and any related spread adjustment that has been selected by the Administrative Agent and the Borrowers giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body for U.S. syndicated credit facilities denominated in Sterling at such time that are substantially similar to the credit facilities under this Agreement and (ii) zero (0);

(c)
for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Swiss Francs, the greater of (i) SARON for a period comparable to such Interest Period and any related spread adjustment that has been selected by the Administrative Agent and the Borrowers giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body for U.S. syndicated credit facilities denominated in Swiss Francs at such time that are substantially similar to the credit facilities under this Agreement and (ii) zero (0); and

(d)
for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars, the greater of (i) Adjusted Term CORRA for a period comparable to such Interest Period and (ii) zero (0).

“Term RFR Loan” means a Loan that bears interest at a rate based on Term RFR other than pursuant to clause (c) of the definition of “Reference Rate”.

“Term RFR Notice” means a notification by the Administrative Agent to the Borrowers and the Lenders of the occurrence of a Term RFR Transition Event.

“Term RFR Transition Date” means, in the case of a Term RFR Transition Event, the date that is thirty (30) days after the Administrative Agent has provided the related Term RFR Notice to the Borrowers and the Lenders pursuant to Section 2.14(c)(ii).

“Term RFR Transition Event” means, with respect to any Swiss Francs, Sterling or Canadian Dollars for any Interest Period, the occurrence of both (a) the determination by the Administrative Agent that (i) the applicable Term RFR for such Currency has been recommended for use by the Relevant Governmental Body and (ii) the administration of such Term RFR is administratively feasible for the Administrative Agent and (b) prior consent of the Borrowers to delivery of a Term RFR Notice by the Administrative Agent.

“Term SOFR” means, for any calculation with respect to a Term RFR Loan in Dollars, the Term SOFR Reference Rate for a tenor comparable to such Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day prior to the date that would otherwise be applicable for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such date is not more than three (3) Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above shall ever be less than zero (0), then Term SOFR shall be deemed to be zero (0).

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Conversion Date” is defined in Section 2.05(f) hereof.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“TIBOR” is defined in the definition of “Eurocurrency Rate”.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Borrower” means any Borrower that (i) is incorporated or tax resident in the United Kingdom; or (ii) may make a payment of interest pursuant to a Loan Document that would be subject to a UK Tax Deduction.

“UK Corporation Tax Act” means the Corporation Tax Act 2009 of the United Kingdom.

“UK DTTP Filing” means an HMRC Form DTTP2 duly completed and filed by the Borrower, which: (a) where it relates to a UK Treaty Lender that is a Lender on the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence next to that Lender’s name on Schedule 1.01(A), and (i) where the Borrower is a Borrower on the date of this Agreement is filed with HMRC within 30 days of the date of this Agreement; and (ii) where the Borrower becomes a Borrower after the date of this Agreement, is filed with HMRC within 30 days of the date on which that Borrower becomes a Borrower under this Agreement; or (b) where it relates to a UK Treaty Lender that becomes a Lender after the date of this Agreement (the date on which the UK Treaty Lender becomes a Lender being the “New Lender Date”), contains the scheme reference number and jurisdiction of tax residence in the relevant Assignment Agreement, and (i) where the Borrower is a Borrower at the New Lender Date, is filed at least within 30 days of the New Lender Date; and (ii) where the Borrower becomes a Borrower after the New Lender Date, is filed with HMRC within 30 days of the date on which that Borrower becomes a Borrower under this Agreement.

“UK DTTP Scheme” has the meaning assigned to such term in Section 2.10(e)(iv)(B).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Non-Bank Lender” means a Lender which is:

(a)          a company resident in the United Kingdom for United Kingdom tax purposes;

(b)          a partnership each member of which is:

(i)           a company resident in the United Kingdom for United Kingdom tax purposes; or

(ii)         a company not so resident in the United Kingdom for United Kingdom tax purposes which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK Corporation Tax Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK Corporation Tax Act;

(c)         a company not so resident in the United Kingdom for United Kingdom tax purposes which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK Corporation Tax Act) of that company.

“UK Qualifying Lender” means (a) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is: (i) a Lender: (y) which is a bank (as defined for the purpose of section 879 of the UK Taxes Act) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payment apart from section 18A of the UK Corporation Tax Act; or (z) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the UK Taxes Act) at the time that that advance was made and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; (ii) a UK Non-Bank Lender; or (iii) a UK Treaty Lender, or (b) a Lender which is a building society (as defined for the purposes of section 880 of the UK Taxes Act) making an advance under a Loan Document.

“UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either:

(a)          a company resident in the United Kingdom for United Kingdom tax purposes;

(b)          a partnership each member of which is:

(i) a company resident in the United Kingdom for United Kingdom tax purposes; or

(ii) a company not so resident in the United Kingdom for United Kingdom tax purposes which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK Corporation Tax Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK Corporation Tax Act; or

(c)          a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 19 of the UK Corporation Tax Act) of that company.

“UK Tax Deduction” has the meaning assigned to such term in the definition of “Excluded Taxes”.

“UK Taxes Act” means the Income Tax Act 2007 of the United Kingdom.

“UK Treaty Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and:

(a)          is treated as a resident of a UK Treaty State for the purposes of the UK Treaty;

(b)         does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(c)        meets all other conditions in the UK Treaty for full exemption from tax imposed by the United Kingdom on interest, including the completion of any necessary procedural formalities.

“UK Treaty State” means a jurisdiction having a double taxation agreement (a “UK Treaty”) with the United Kingdom and which makes provision for full exemption from Tax imposed by the United Kingdom on interest.

“United Kingdom” or “UK” shall mean the United Kingdom of Great Britain and Northern Ireland.

“Unused Fees” means those fees set forth in Section 2.05(b).

“U.S. Person” means any person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning given to it in Section 2.10(e)(ii)(B)(3).

“Unused Rate” means the following percentages per annum based upon the Daily Usage as set forth below:

Daily Usage	Unused Rate
<50%	0.50%
≥50%	0.40%

“Valuation Policy” means the Valuation Policies and Procedures of K-INFRA and the Manager, effective April 2023, delivered to the Administrative Agent on or prior to the Closing Date, as such document may be amended from time to time in accordance with the terms hereof.

“Value” means, (a) with respect to any Asset reflected in the most recent financial statements provided pursuant to Section 6.01(a) or Section 6.01(b) hereof, the fair market value of such Asset set forth in such financial statements, and (b) if applicable, with respect to any Asset acquired after the date of the most recently available financial statements for such fiscal quarter or fiscal year, the fair market value of such Asset, in each case as determined in accordance with the Valuation Policy and the Accounting Principles; provided that, in each case of determination of “Value”, the fair market value shall be calculated giving effect to (i) any Distribution made by the applicable Borrower and (ii) any net realized gains or losses and net change in unrealized appreciation or depreciation of Assets consistent with the Valuation Policy, in each case, after the date of such financial statements in the case of clause (a), or after the acquisition of such Asset in the case of clause (b); provided, further, in the case of any Asset that is not 100% owned by the applicable Borrower (or Holding Vehicle) only the ratable portion(s) of the fair market value, indebtedness and liabilities relating to such Asset (based on such person’s interest therein) shall count towards the above calculation.

“VAT” means: (i) any value added tax imposed by the Value Added Tax Act 1994; (ii) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (iii) any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (i) or (ii) above, or imposed elsewhere.

“Withholding Agent” means any Borrower, K-INFRA and the Administrative Agent.

“Write-down and Conversion Powers” means:

(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:

(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and

(c)	in relation to the UK Bail-In Legislation:

(i)        any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)          any similar or analogous power~~s~~ under that UK Bail-In Legislation.

“Yen” means the lawful currency of Japan.

Section 1.02.        Related Matters.

(a)          Construction.

(i)          Unless a contrary indication appears any reference in this Agreement to:

(A)       any person acting in any particular capacity shall, unless otherwise specified, include references to such person’s successors and permitted assigns in such capacity;

(B)      a document in “agreed form” is a document which is agreed in writing by or on behalf of the Borrower Representative and the Administrative Agent;

(C)      “guarantee” means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(D)        “including” shall be construed as a reference to “including without limitation”, so that any list of items or matters appearing after the word “including” shall be deemed not to be an exhaustive list, but shall be deemed rather to be a representative list, of those items or matters forming a part of the category described prior to the word “including”;

(E)       a “person” includes any individual, firm, company, exempted company, limited liability company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership, exempted limited partnership or other entity (whether or not having separate legal personality);

(F)         a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type which is binding or customarily complied with by those to whom it is addressed) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organization;

(G)         a provision of law is a reference to that provision as amended or re-enacted;

(H)      any definition of or reference to any agreement, instrument or other document (including any Constitutional Document) is to be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document);

(I)          any law (or any part thereof) include any rules and regulations promulgated thereunder (or with respect to such part) by the relevant Governmental Authority, as amended, modified, supplemented, replaced or otherwise modified from time to time;

(J)          a time of day is a reference to New York time;

(K)         the plural include the singular, the singular includes the plural; and

(L)         the words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole (including the preamble, the Schedules and the Exhibits) and not to any particular provision of this Agreement. Article, section, subsection, exhibit, schedule and preamble references in this Agreement are to this Agreement.

(ii)          Section, Clause and Schedule headings are for ease of reference only.

(iii)        Unless a contrary indication appears, a term used in any other Loan Document or in any notice given under or in connection with any Loan Document has the same meaning in that Loan Document or notice as in this Agreement.

(iv)       In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(v)         No personal liability shall attach to any director, manager, officer, authorized signatory or employee of any Borrower save in the case of fraud in which case liability (if any) will be determined in accordance with Applicable Law.

(vi)         A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(A)         any replacement page of that information service which displays that rate; and

(B)        the appropriate page of such other information service which displays that rate from time to time in place of that information service,

(C)       and, if such page or service ceases to be available shall include any other page or service displaying that rate specified by the Administrative Agent after consultation with the Borrower Representative.

(b)        Determination. Any determination or calculation contemplated by this Agreement that is made by the Administrative Agent or any Lender shall be final and conclusive and binding upon the Borrowers in the absence of manifest error. References in this Agreement to any “determination” by the Administrative Agent or any Lender include good faith estimates by the Administrative Agent or such Lender (in the case of quantitative determinations), and good faith beliefs by the Administrative Agent or such Lender (in the case of qualitative determinations). For the avoidance of doubt, the foregoing shall apply to the Administrative Agent in respect of instructing the Collateral Agent to provide any consent or other determination contemplated by this Agreement.

(c)         Other Terms and Determinations. Unless otherwise specified herein (and whether or not expressly stated), (i) all non-capitalized terms defined in Article 8 or 9 of the Uniform Commercial Code, as in effect in the State of New York from time to time, are used herein as so defined and (ii) all accounting terms not specifically defined but used herein shall be construed and interpreted, all accounting determinations hereunder shall be made, and all financial calculations (including financial ratios) and statements required to be delivered hereunder shall be prepared in accordance with the Accounting Principles as in effect from time to time, applied on a basis consistent with the audited financial statements referred to in Section 6.01.

(d)         Appointment of Borrower Representative. The Borrower Representative shall act as representative for each Borrower.  The Borrower Representative will be acting as agent, attorney-in-fact and representative on each Borrower’s behalf for the purposes of issuing Loan Notices or similar notices, giving instructions with respect to the disbursement of the proceeds of the Loans, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents, executing certain Loan Documents and taking all other actions (including in respect of compliance with covenants and certifications) on behalf of Borrowers under the Loan Documents.  The Borrower Representative hereby accepts such appointment.  Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such person and shall be binding upon and enforceable against such person to the same extent as if the same had been made directly by such person.

(e)          Joint and Several Liability; Postponement of Subrogation.

(i)        Notwithstanding any other provision of the Loan Documents, all Obligations (and any other obligations) of Borrowers hereunder and under the other Loan Documents shall be joint and several and, as such, each Borrower shall be liable for all of such obligations of each other Borrower under this Agreement and the other Loan Documents. To the fullest extent permitted by law, the liability of each Borrower for the obligations under this Agreement and the other Loan Documents of the other applicable Borrowers with whom it has joint and several liability shall be absolute, unconditional and irrevocable, without regard to (i) the validity or enforceability of this Agreement or any other Loan Document, any of the obligations hereunder or thereunder or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any applicable Finance Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder; provided that no Borrower hereby waives any suit for breach of a contractual provision of any of the Loan Documents) which may at any time be available to or be asserted by such other applicable Borrower or any other person against any Finance Party or (iii) any other circumstance whatsoever (with or without notice to or knowledge of such other applicable Borrower or such Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of such other applicable Borrower for the obligations hereunder or under any other Loan Document, or of such Borrower under this Section 1.02(e) in bankruptcy or in any other instance (other than the defense of payment).

(ii)         If an Event of Default has occurred and is continuing, each Borrower agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Agreement, by any payments made hereunder or otherwise, until the prior payment in full in cash of all Obligations (other than contingent obligations for which no claim has been asserted) under the Loan Document and the termination or expiration of all Commitments. If an Event of Default has occurred and is continuing, any amount paid to any Borrower on account of any such subrogation rights prior to the payment in full in cash of all of the obligations hereunder and under any other Loan Document (other than contingent obligations for which no claim has been asserted) and the termination or expiration of all Commitments shall be held in trust for the benefit of the applicable Finance Parties and shall immediately be paid to the Administrative Agent for the benefit of the applicable Finance Parties and credited and applied against the obligations of the applicable Borrowers, whether matured or unmatured, in such order as the Administrative Agent shall elect. If an Event of Default has occurred and is continuing, in furtherance of the foregoing, for so long as any obligations of any Borrower hereunder or any Commitments remain outstanding hereunder (other than contingent obligations for which no claim has been asserted) or under any other Loan Document, each Borrower shall refrain from taking any action or commencing any proceeding against any other Borrower (or any of its successors or assigns) to recover any amounts in respect of payments made in respect of the obligations hereunder or under any other Loan Document of such other Borrower to any Finance Party.

Section 1.03.       Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the Dollar Equivalent of the maximum face amount of such Letter of Credit available to be drawn at such time after giving effect to all increases thereof contemplated by such Letter of Credit or the documentation related thereto, whether or not such maximum face amount is in effect at such time.

Section 1.04.       Rates. The interest rate on Loans denominated in Dollars or an Alternative Currency may be determined by reference to a benchmark rate that is, or may in the future become, the subject to regulatory reform or cessation. Regulators have signaled the need to use alternative reference rates for some of these benchmark rates and, as a result, such benchmark rates may cease to comply with applicable laws and regulations, may be permanently discontinued or the basis on which they are calculated may change. Except as expressly provided in this Agreement, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration of, submission of, calculation of or any other matter related to any Benchmark hereunder or with respect to any alternative, comparable, successor or replacement rate thereof (including any Benchmark Replacement), or any calculation, component definition thereof or rate referenced in the definition thereof, including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(c), whether upon the occurrence of a Benchmark Transition Event or a Term RFR Transition Event, and (ii) the effect, implementation or composition of any Conforming Changes pursuant to Section 2.14(c), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.14(c) will be similar to, or produce the same value or economic equivalence of, the applicable existing Benchmark, or have the same volume or liquidity as such Benchmark prior to the discontinuance or unavailability of such Benchmark. In addition, the discontinuation of any Benchmark and any alternative, successor or replacement reference rate may result in a mismatch between the reference rate referenced in this Agreement and the Borrowers’ other financial instruments, including potentially those that are intended as hedges. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any alternative, successor or replacement rate and/or any relevant adjustments thereto, in each case, with all determinations of such alternative, successor or replacement rate by the Administrative Agent to be conclusive, absent manifest error. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain such alternative, successor or replacement rate, in each case pursuant to the terms of this Agreement, and in the absence of gross negligence or willful misconduct, shall have no liability to any Borrower or Guarantor or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.05.      Exchange Rates; Currency Equivalents. Calculations hereunder relating to the Commitment shall always be calculated in Dollars by converting that portion of the Eurocurrency Rate Loans, RFR Loans, or Letter of Credit Liability attributable to, or made in, an Alternative Currency into its Dollar Equivalent. The Administrative Agent shall determine the applicable Spot Rates as of each Revaluation Date to be used for making such calculations. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable Currencies until the next Revaluation Date to occur.

Section 1.06.        Irish Terms.

(a)        An “examiner” means an examiner (including any interim examiner) appointed under section 509 of the Irish Companies Act and examinership shall be construed accordingly.

(b)       A “process adviser” means a person appointed or acting as a process adviser within the meaning of section 558A(1) of the Irish Companies Act.

(c)          A “rescue process” means the rescue process for small and micro companies contemplated by Part 10A of the Irish Companies Act.

(d)         A person being “unable to pay its debts” includes that person being unable to pay its debts within the meaning of Sections 509(3) and 570 of the Irish Companies Act.

(e)          “Ireland” means Ireland (exclusive of Northern Ireland).

(f)          “Irish Companies Act” means the Companies Act of Ireland 2014.

ARTICLE 2
Amount and Terms of the Credit Facility

Section 2.01.        Loans.

(a)       Subject to the terms and conditions set forth herein, each Lender having a Commitment severally agrees to make Loans to the Borrowers, in Dollars or in one or more Alternative Currencies on any Business Day during the Availability Period in an aggregate principal amount at any one time outstanding; provided that, after making any such Loans: (i) such Lender’s Pro Rata Share of the Dollar Equivalent of the Principal Obligations would not exceed such Lender’s Pro Rata Share of the Maximum Commitment,  (ii) the Dollar Equivalent of the Principal Obligations would not exceed the Maximum Commitment, and (iii) with respect to Loans denominated in Alternative Currencies, the Dollar Equivalent of the Principal Obligations (denominated in an Alternative Currency on an aggregate basis) would not exceed the Alternative Currency Sublimit; provided that the Conditions to Borrowing shall have been satisfied (or waived by the Lenders holding the applicable Commitments) as of the date of the funding of the Loans (the date of each funding, or funding of any other Loans hereunder, a “Funding Date”). The obligations of each Lender hereunder shall be several and not joint; provided, that the failure of any Lender to advance the proceeds of its Pro Rata Share of any Loan required to be advanced hereunder shall not relieve any other Lender of its obligation to advance the proceeds of its Pro Rata Share of any Loan required to be advanced hereunder. Amounts borrowed and repaid under the Facility may be reborrowed during the Availability Period. Notwithstanding anything to the contrary in this Agreement, interest on the Loans (if and when funded) shall commence to accrue from the applicable Funding Date thereof.

(b)          Loan Notice. The Borrowers shall request the Loans by delivery of an irrevocable written loan notice (the “Loan Notice”) signed by a Responsible Officer of the Borrower Representative in the form of Exhibit B hereto. Each Loan Notice:  (a) shall be furnished to the Administrative Agent no later than 2:00 p.m. (New York time) at least (i) four (4) Business Days prior to the requested date of the funding of a Eurocurrency Rate Loan; (ii) three (3) Business Days prior to the requested date of the funding of a Term RFR Loan or a Daily Simple RFR Loan (other than in Dollars); (iii) two (2) Business Days prior to the requested date of funding of a Daily Simple RFR Loan in Dollars; or (iv) one (1) Business Day prior to the requested date of funding of a Reference Rate Loan in Dollars; and (b) must specify: (A) the applicable Borrower(s); (B) the amount of such Borrowing; (C) the Interest Option; (D) the Interest Period therefor; and (E) the Currency. Any Loan Notice received by the Administrative Agent after the applicable time specified in the immediately preceding sentence shall be deemed to have been given by the applicable Borrower on the next succeeding Business Day. Following receipt of a Loan Notice, the Administrative Agent shall reasonably promptly notify each Lender of the principal amount of the Loans to be made and the amount of its respective Pro Rata Share of the applicable Loans that it will be obligated to fund on such Funding Date. For the avoidance of doubt, the Borrowers may not request Term RFR Loans in Sterling, Swiss Francs or Canadian Dollars unless a Term RFR Transition Event and its related Term RFR Transition Date with respect to Sterling, Swiss Francs or Canadian Dollars has occurred and the applicable Benchmark Replacement has replaced such prior Benchmark for Sterling, Swiss Francs or Canadian Dollars.

(c)        Funding. On each Funding Date, not later than 2:00 p.m. (New York City time), each Lender shall make available to the Administrative Agent its Pro Rata Share of the Loans requested under clause (b) above by wire transfer in Same Day Funds in the applicable Currency at the office designated by the Administrative Agent. Upon satisfaction of the applicable conditions set forth in Article 3 as determined by the Administrative Agent in its sole discretion, the Administrative Agent shall promptly deposit such proceeds in Same Day Funds in the applicable Currency in the account specified in the applicable Loan Notice.

(d)         Availability of Funds; Funding by Lenders; Presumption by the Administrative Agent. Unless the Administrative Agent shall have been notified by any Lender prior to each Funding Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested on each Funding Date, the Administrative Agent may assume that such Lender has made or will make such amount in the applicable Currency available to the Administrative Agent on each Funding Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrowers a corresponding amount on each Funding Date. If the Administrative Agent has made such corresponding amount available to the Borrowers but such corresponding amount is not in fact made available to the Administrative Agent by such Lender, then the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to the Federal Funds Effective Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower Representative and the Borrowers shall pay within two (2) Business Days of such notice, such corresponding amount to the Administrative Agent together with interest thereon, for each day from the relevant Funding Date until the date such amount is paid to the Administrative Agent, at the interest rate otherwise payable hereunder. If (a) the Administrative Agent declines to make a requested amount available to the Borrowers until such time as all applicable Lenders have made payment to the Administrative Agent, (b) a Lender fails to fund to the Administrative Agent all or any portion of the Loans required to be funded by such Lender hereunder prior to the time specified in this Agreement and (c) such Lender’s failure results in the Administrative Agent failing to make a corresponding amount available to the Borrowers on a Funding Date, then such Lender shall not receive interest hereunder with respect to the requested amount of such Lender’s Loans for the period commencing with the time specified in this Agreement for receipt of payment by the Borrowers through and including the time of such Borrower’s receipt of the requested amount and the Borrowers shall have no obligation to pay interest to such Lender on any amounts not so advanced. Nothing in this Section 2.01(d) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the any Borrower may have against any Lender as a result of any default by such Lender hereunder. A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this clause Section 2.01(d) shall be conclusive, absent manifest error.

(e)         Reallocation of Loans.  At any time, the Borrowers may request a reallocation of the then-outstanding Allocated Loan Amounts and, upon such request, the Administrative Agent and the Lenders shall consent to such reallocation and the Administrative Agent shall update the Register and the Participant Register accordingly.

Section 2.02.        Increase in the Maximum Commitment.

(a)         Request for Increase. Provided no Default or Event of Default has occurred and is continuing, and subject to compliance with the terms of this Section 2.02, upon delivery to the Administrative Agent by the Borrower Representative of a Facility Increase Request, the Borrowers may permanently increase the Maximum Commitment; provided that the Maximum Commitment as increased pursuant to this Section 2.02 shall not exceed $~~1,000,000,000~~2,000,000,000 at any one time. Such permanent increases may be effected in one or more requested increases, in minimum increments of

$25,000,000 (or such other amount as agreed by the Administrative Agent) (each such increase, shall be referred to herein as a “Facility Increase”).

(b)         Effective Date. The Administrative Agent and the Borrower Representative shall determine the effective date of any Facility Increase (the “Increase Effective Date”). The Administrative Agent shall promptly notify the Borrower Representative and the Lenders of the Increase Effective Date.

(c)          Conditions to Effectiveness of Increase. The following are conditions precedent to such increase:

(i)         the Administrative Agent shall consent in writing to such Facility Increase in the Administrative Agent’s discretion (such consent not to be unreasonably withheld);

(ii)          no later than ten (10) Business Days prior to the date of such increase (or such shorter period as agreed by the Administrative Agent in its sole discretion), the Borrower Representative shall deliver to the Administrative Agent a Facility Increase Request signed by a Responsible Officer of the Borrower Representative certifying and attaching the resolutions adopted by or on behalf of the Borrower Representative approving or consenting to such increase;

(iii)        on or prior to the proposed date of such Facility Increase, the Borrowers shall pay to the Administrative Agent, to the extent invoiced at least two (2) Business Days prior to the required payment date, all fees due and owing in connection with such Facility Increase;

(iv)       if requested by the Administrative Agent on behalf of the Lenders, the Borrowers executing the Facility Increase Request shall execute replacement Notes payable to the Administrative Agent reflecting the Facility Increase;

(v)         on the Increase Effective Date, (A) any existing Lender or Lenders agree(s) to increase its Commitment to support the Facility Increase, in its sole discretion, and/or (B) any additional Lender or Lenders shall have joined the Facility in accordance with this Section ~~2.18~~2.02, Section 2.17 or Section 10.06 hereof (including by executing a Lender Joinder Agreement), and the aggregate Commitment of such increasing and additional Lenders shall be at least equal to the amount of such Facility Increase;

(vi)        all of the representations and warranties of the Borrowers contained in Article 4 and in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of the Facility Increase to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

(vii)       either no Review Event has occurred and is continuing or if a Review Event has occurred and is continuing, a Review Event Cure Plan has been agreed with respect thereto and the Borrowers are in compliance with such agreed Review Event Cure Plan;

(viii)      no Excess Prepayment Event has occurred and is continuing (it being understood that such Excess Prepayment Event shall cease only upon payment in full of any Excess Prepayment Amount);

(ix)         the Borrowers are in compliance with the Financial Covenants; and

(x)        For the avoidance of doubt, such increases provided under this Section 2.02 may be provided by existing Lender(s) on a non-ratable basis.

(d)          Reallocation Following Facility Increase. On any Increase Effective Date with respect to any Facility Increase pursuant to this Section 2.02 (whether pursuant to a new Lender joining the Facility or an existing Lender increasing its Commitment), the Administrative Agent will reallocate the outstanding Loans and participation in Letters of Credit such that, after giving effect thereto, the ratio of each Lender’s (including each new or increasing Lender’s) share of the outstanding Loans and participation in Letters of Credit is in the same proportion as that of such Lender’s individual Commitment over the total Commitments. For the avoidance of doubt, such reallocation may require the reallocation of Loans from an existing Lender to a new or increasing Lender. In connection with any such reallocation of the outstanding Loans, (i) the Administrative Agent will give advance notice sufficient to comply with the applicable timing period in Section 2.01 to each Lender which is required to fund any amount or receive any partial repayment in connection therewith and (ii) the applicable Lender or Lenders will fund such amounts up to their respective shares of the Loans being reallocated and the Administrative Agent shall remit to any applicable Lenders its applicable portion of such funded amount if necessary to give effect to the reallocation of such Loans.

Section 2.03.        Letters of Credit.

(a)        Letter of Credit Commitment.  Subject to the terms and conditions hereof, on any Business Day during the Availability Period, the Administrative Agent shall cause each Letter of Credit Issuer to issue one or more Letters of Credit in such aggregate face amounts and Currencies as any Borrower may request; provided that: (i) after giving effect to the issuance of any such Letter of Credit, (A) the Dollar Equivalent of the Principal Obligations as of such date will not exceed the Maximum Commitment as of such date; (B) the Dollar Equivalent of the Letter of Credit Liability will not exceed the Letter of Credit Sublimit as of such date; and (C) with respect to Letters of Credit denominated in Alternative Currencies, the Dollar Equivalent of the Principal Obligations (denominated in an Alternative Currency on an aggregate basis) would not exceed the Alternative Currency Sublimit; (ii) the expiry date of the Letter of Credit shall not be later than the earlier of (A) twelve (12) months after the date of issuance without the relevant Letter of Credit Issuers’ consent, in its sole discretion, or (B) thirty (30) days prior to the Stated Maturity Date (unless such Letter of Credit has been cash collateralized on or before the date that is thirty (30) days prior to the Stated Maturity Date); and (iii) each Letter of Credit Issuer shall be under no obligation to issue any Letter of Credit if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms enjoin or restrain such Letter of Credit Issuer from issuing such Letter of Credit, or any Applicable Law or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that such Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Letter of Credit Issuer with respect to any such Letter of Credit any restriction, reserve or capital requirement (for which such Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Closing Date or shall impose upon such Letter of Credit Issuer any other loss, cost or expense which was not applicable on the Closing Date and which such Letter of Credit Issuer in good faith deems material to it and for which such Letter of Credit Issuer is not reimbursed hereunder, or (B) the applicable Borrower has not provided the information necessary for such Letter of Credit Issuer to issue the Letter of Credit.

(b)         Request. Each request for a Letter of Credit (a “Request for Letter of Credit”) shall be submitted by the Borrower Representative to the Administrative Agent substantially in the form attached hereto as Exhibit C (with blanks appropriately completed in conformity herewith), together with an Application for Letter of Credit, for the Letter of Credit Issuer, on or before 10:00 a.m. (New York time) at least three (3) Business Days prior to the requested date of issuance of such Letter of Credit. The Administrative Agent shall promptly notify each Lender of such Request for Letter of Credit and the terms of the requested Letter of Credit.  Each Letter of Credit Issuer’s obligation to issue a Letter of Credit shall be subject to the conditions set forth in Section 3.02 (other than clause (a) thereto).

(c)         Letter of Credit Fees. The applicable Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, in consideration for the issuance of Letters of Credit issued for its account hereunder, a non-refundable fee equal to the Applicable Margin (applicable to Loans in such Currency) as computed on the average daily face amount of each such Letter of Credit, less the amount of any draws on such Letter of Credit, which fee shall be payable in Dollars quarterly in arrears on (i) the later of (A) the fifteenth (15th) Business Day of each calendar quarter for the preceding calendar quarter (or portion thereof, in the case of the first payment) and (B) the fifth (5th) Business Day following receipt of an invoice from the Administrative Agent, commencing on the issuance date and continuing for so long as such Letter of Credit remains outstanding and (ii) the Maturity Date; and for the benefit of each Letter of Credit Issuer, and for such Letter of Credit Issuer’s own account, in consideration of the issuance and fronting of Letters of Credit, a fronting fee, with respect to each Letter of Credit, at a rate equal to 0.125% per annum, as computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, which fee shall be waived by Mizuho if it is the sole Lender in the Facility, which accrued amounts shall be payable in Dollars quarterly in arrears on (i) the later of (A) the fifteenth (15th) Business Day of each calendar quarter for the preceding calendar quarter and (B) the fifth (5th) Business Day following receipt of an invoice from the such Letter of Credit Issuer, commencing on the issuance date and continuing for so long as such Letter of Credit remains outstanding and (ii) the Maturity Date. In addition, the applicable Borrower shall pay directly to the relevant Letter of Credit Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of each Letter of Credit Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.  Any such fees accrued pursuant to this clause (c) shall be paid in cash, unless no later than the date falling two (2) Business Days prior to such applicable Quarter Date, the Borrower Representative elects by written notice to the Administrative Agent to pay such fee amount in kind (in lieu of payment in cash) in which case such fee shall be capitalized and added to the principal amount of the Loan on the relevant due date, subject to the following conditions: (1) the Principal Obligations shall not exceed the Maximum Commitments after giving effect to such fees paid in kind, (2) as of the Quarter Date, there are not sufficient funds in the Borrower Collateral Accounts to pay all such accrued fees in cash, and (3) no Default or Event of Default shall have occurred or be continuing. Thereafter, any such amounts shall be treated as part of the principal amount of the relevant Loan and shall bear interest in accordance with Section 2.05(a) of this Agreement.

(d)         Participation by the Lenders. Each Lender shall and does hereby participate ratably with each Letter of Credit Issuer in each Letter of Credit issued and outstanding hereunder to the extent of its Pro Rata Share of the Letter of Credit Liability with respect to each such Letter of Credit, and shall share in all rights and obligations resulting therefrom, including, without limitation: (i) the right to receive from the Administrative Agent its Pro Rata Share of any reimbursement of the amount of each draft drawn under each Letter of Credit, including any interest payable with respect thereto; (ii) the right to receive from the Administrative Agent its Pro Rata Share of the Letter of Credit fee pursuant to Section 2.05(c) hereof (which, for the avoidance of doubt, shall take into account the Applicable Margin in respect of such Letter of Credit); and (iii) the right to receive from the Administrative Agent its additional costs pursuant to Section 2.09 hereof; and (iv) the obligation to pay to the Administrative Agent or the Letter of Credit Issuer, as the case may be, in immediately available funds, its Pro Rata Share of any unreimbursed drawing under a Letter of Credit.

(e)        Payment of Letter of Credit. In consideration for the issuance by a Letter of Credit Issuer of a Letter of Credit for the account of a Borrower, such Borrower hereby authorizes, empowers, and directs the Administrative Agent, for the benefit of the Finance Parties and the Letter of Credit Issuer, to disburse directly, as a Borrowing hereunder by such Borrower, to the relevant Letter of Credit Issuer, with notice to such Borrower, in immediately available funds an amount in the applicable currency equal to the stated amount of each draft drawn under each such Letter of Credit, plus all interest, reasonable costs and expenses, and fees due to the relevant Letter of Credit Issuer pursuant to this Agreement in respect of Letters of Credit issued for the account of such Borrower. Subject to receipt of notice from the Administrative Agent, each Lender shall pay to the Administrative Agent such Lender’s Pro Rata Share of the amount disbursed by the Administrative Agent in the applicable currency on the Business Day on which the relevant Letter of Credit Issuer honors any such draft or incurs or is owed any such interest, costs, expenses or fees. The Administrative Agent will promptly notify the applicable Borrower of any disbursements made by the Lenders pursuant to the terms hereof; provided that the failure to give such notice will not affect the validity of the disbursement, and the Administrative Agent shall provide the Lenders with notice thereof. Any such disbursement made by the Lenders to the relevant Letter of Credit Issuer on account of a Letter of Credit shall be deemed a Eurocurrency Rate Loan or a Term RFR Loan, as the case may be, with a one-month Interest Period if such disbursement is in an Alternative Currency (other than Sterling, Swiss Francs or Canadian Dollars), or a Daily Simple RFR Loan if such disbursement is in Dollars, Sterling, Swiss Francs or Canadian Dollars, in each case, to the applicable Borrower, and such Borrower shall be deemed to have given a Loan Notice to the Administrative Agent in accordance with the terms and conditions of Section 2.01(b) hereof. The Administrative Agent and the Lenders may conclusively rely on the relevant Letter of Credit Issuer as to the amount due to such Letter of Credit Issuer by reason of any draft of a Letter of Credit or due a Letter of Credit Issuer under any Request for Letter of Credit. The obligations of a Lender to make payments to the Administrative Agent for the account of a Letter of Credit Issuer under this Section 2.03(e) shall be irrevocable, shall not be subject to any qualification or exception whatsoever, and shall, irrespective of the satisfaction of the conditions to the making of any Loans described in Section 3.02 hereof be honored in accordance with this Section 2.03(e) under all circumstances ~~unless there is an Event of Default or Default under Section 8.01(h)~~, including, without limitation, any of the following circumstances: (i) any lack of validity or enforceability of such Letter of Credit, this Agreement or any of the other Loan Documents; (ii) the existence of any claim, counterclaim, setoff, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Lender, or any other person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit); (iii) any draft, demand, certificate or any other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect or any loss or delay in the transmission or otherwise of any document required in order to make a draw under a Letter of Credit; (iv) any payment by the Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Letter of Credit Issuer under such Letter of Credit to any person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; (v) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or (vi) the occurrence of any Event of Default or Default.

(f)         Borrower Inspection. The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower shall promptly notify the applicable Letter of Credit Issuer in writing. The Borrowers shall be conclusively deemed to have waived any such claim against each Letter of Credit Issuer and its correspondents, unless such prompt written notice is given as aforesaid.

(g)         Role of Letter of Credit Issuer. Each Lender and each Borrower agrees that, in paying any drawing under a Letter of Credit issued for the account of such Borrower, the applicable Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the person executing or delivering any such document. None of the Letter of Credit Issuers, the Administrative Agent nor any of the respective correspondents, participants or assignees of any Letter of Credit Issuer shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. The applicable Borrower(s) assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit issued for the account of such Borrower; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Letter of Credit Issuers, the Administrative Agent, nor any of the respective correspondents, participants or assignees of a Letter of Credit Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (iii) of Section 2.03(d) hereof. In furtherance and not in limitation of the foregoing, each Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and any such Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(h)       Acceleration of Undrawn Amounts. Should the Administrative Agent demand payment of the Obligations hereunder prior to the Maturity Date pursuant to Section 8.02 hereof, the Administrative Agent, by written notice to the Borrowers, may take one or more of the following actions: (i) declare the obligation of the Letter of Credit Issuers to issue Letters of Credit hereunder terminated, whereupon such obligations shall forthwith terminate without any other notice of any kind; or (ii) declare the outstanding Letter of Credit Liability to be forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby waived, and demand that the applicable Borrowers pay, in the applicable Currency (unless otherwise agreed to by the Administrative Agent in writing), to the Administrative Agent for deposit in a segregated interest-bearing cash collateral account, as security for its Obligations, an amount equal to the aggregate undrawn stated amount of all Letters of Credit issued for the account of the applicable Borrowers then outstanding at the time such notice is given. Unless otherwise required by law, upon the full and final payment of the Obligations, the Administrative Agent shall return to the Borrowers any amounts remaining in said cash collateral account.

Section 2.04.        Use of Proceeds.

(a)          The Borrowers shall use the proceeds of the Loans and the issuances of Letters of Credit to finance any activities of K-INFRA and any direct or indirect subsidiaries or vehicles thereof, to provide working capital or for any other purposes permitted under the Constitutional Documents of K-INFRA and any subsidiaries or vehicles thereof.

(b)         The Borrowers shall not, and shall cause their respective Subsidiaries and Holding Vehicles not to, take any action with respect to the proceeds of any Loans that is in violation of the Margin Regulations.

(c)          Neither the Lenders nor any Agent shall have any liability, obligation, or responsibility whatsoever with respect to any Borrower’s use of the proceeds of the Loans or the Letters of Credit and neither the Lenders nor any Agent shall be obligated to determine whether or not any Borrower’s use of the proceeds of the Loans or the Letters of Credit are for purposes permitted under its Constitutional Documents. Nothing, including, without limitation, any Borrowing, any issuance of any Letter of Credit, or acceptance of any other document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Lenders or Agents as to whether any investment by a Borrower is permitted by the terms of the applicable Borrower’s Constitutional Documents.

Section 2.05.        Interest; Fees.

(a)          Interest Rate.

(i)         Eurocurrency Rate. The unpaid principal amount of each Eurocurrency Rate Loan shall bear interest at a rate per annum which shall be equal to the Eurocurrency Rate in effect for the applicable Interest Period for such Currency plus the Applicable Margin.

(ii)         Reference Rate; Cost of Funds Rate. The unpaid principal amount of each Reference Rate Loan shall bear interest at a rate per annum which shall be equal to the Reference Rate in effect for the applicable Interest Period. To the extent applicable, any Loans bearing interest at the Cost of Funds Rate in accordance with the provisions of this Agreement shall bear interest at a rate per annum which shall be equal to the Cost of Funds Rate in effect for the applicable Interest Period.

(iii)         RFR Loans.

(A)         The unpaid principal amount of each Term RFR Loan shall bear interest at a rate per annum which shall be equal to the applicable Term RFR in effect for the applicable Interest Period for such Currency plus the Applicable Margin.

(B)         The unpaid principal amount of each Daily Simple RFR Loan shall bear interest at a rate per annum which shall be equal to the applicable Daily Simple RFR for such Currency on each day during such applicable Interest Period plus the Applicable Margin.

(iv)      Interest Rate Determinations. The Administrative Agent shall calculate each interest rate applicable to the Borrowings hereunder in accordance with the terms set forth in this Agreement. The Administrative Agent shall give prompt notice to each Borrower and to the Lenders of each rate of interest so calculated, and its calculation thereof shall be conclusive and binding in the absence of manifest error.  Except as otherwise set forth herein, interest on each Loan shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date, upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid and at maturity of the Loans, including final maturity of the Loans, in each case in accordance with the priority of payments as expressly provided herein.

(v)       Default Interest. If any principal of, or interest on, the Obligations is not paid when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), such overdue amounts shall bear interest (including post-petition interest in any proceeding under Debtor Relief Laws) at a rate that is equal to the Default Rate. Payment or acceptance of the increased rates of interest provided for in this Section 2.05 is not a permitted alternative to timely payment and shall not in and of itself constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Finance Party.

(vi)        Payment in Kind. On each Interest Payment Date, all interest accruing on the relevant Loan for such Interest Period shall be paid in cash, unless, no later than the date falling two (2) Business Days prior to such Interest Payment Date, the Borrower Representative elects by written notice to the Administrative Agent to pay such interest amount in kind (in lieu of payment in cash), in which case such interest amount shall be capitalized and added to the principal amount of such Loan (such interest so paid in kind, “PIK Interest”), subject to the following conditions: (1) the Principal Obligations shall not exceed the Maximum Commitments after giving effect to such interest paid in kind, (2) as of the Interest Payment Date, there are not sufficient funds in the Borrower Collateral Accounts to pay all accrued interest on the Loans in cash and (3) no Default or Event of Default shall have occurred or be continuing. For greater certainty, if any Applicable Law requires the deduction or withholding of any Tax from any PIK Interest and such deduction or withholding constitutes Excluded Taxes, the amount deducted and withheld and remitted to the applicable Governmental Authority shall be considered paid to the Recipient and not capitalized and added to the principal amount of such Loan. Any PIK Interest shall upon and after being so capitalized, be treated as part of the principal amount of the relevant Loan, shall bear interest in accordance with this Section 2.05(a) and shall be payable in accordance with the applicable repayment and/or prepayment provisions of this Agreement. The Administrative Agent’s determination of the principal amount of the Notes outstanding at any time shall be conclusive and binding, absent demonstrable error. For the avoidance of doubt, the Conditions to Borrowing set forth in Section 3.02 shall not apply to the payment in kind of any interest amounts pursuant to this Section 2.05(a)(vi) (other than, for the avoidance of doubt, any such conditions specified in this Section 2.05(a)(vi)).

(vii)       Interest Act (Canada) Disclosure.  For purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

(b)         Unused Fees. The Borrowers shall pay to Administrative Agent for the account of each Lender in accordance with its Pro Rata Share an unused fee calculated daily equal to the Unused Rate multiplied by the amount by which the average daily Maximum Commitments during the immediately preceding calendar quarter exceeded the Dollar Equivalent of the average daily Principal Obligations during such period, calculated on the basis of actual days elapsed in a year consisting of 360 days and payable in Dollars. The unused fee shall accrue at all times during the Availability Period and shall be due and payable quarterly in arrears on the fifteenth (15th) Business Day following each Quarter Date (with such initial payment date being July 22, 2024). The unused fee shall be calculated quarterly in arrears. Any such unused fees accrued pursuant to this clause (b) shall be paid in cash, unless no later than the date falling two (2) Business Days prior to such applicable Quarter Date, the Borrower Representative elects by written notice to the Administrative Agent to pay such fee amount in kind (in lieu of payment in cash), in which case such fee amount shall be capitalized and added to the principal amount of the Loan on the relevant due date, subject to the following conditions: (1) the Principal Obligations shall not exceed the Maximum Commitments after giving effect to such fees paid in kind, (2) as of the applicable Quarter Date, there are not sufficient funds in the Borrower Collateral Accounts to pay all such accrued unused fees in cash and (3) no Default or Event of Default shall have occurred or be continuing. Thereafter, any such capitalized amounts shall be treated as part of the principal amount of the relevant Loan and shall bear interest in accordance with Section 2.05(a) of this Agreement.

(c)          Payment of Interest.

(i)          Accrual of Interest. Interest on the Loans and any portion thereof shall commence to accrue in accordance with the terms of this Agreement and the other Loan Documents as of the date of the disbursal or wire transfer of such Borrowing by the Administrative Agent, consistent with the provisions of this Section 2.05, notwithstanding whether the Borrowers received the benefit of such Borrowing as of such date. With regard to the repayment of the Loans, interest shall continue to accrue on any amount repaid until such time as the repayment (whether by acceleration or otherwise) has been received in Same Day Funds by the Administrative Agent.

(ii)        Interest Payment Dates. Accrued and unpaid interest on the Obligations (i) shall be due and payable in arrears on each Interest Payment Date and on the Maturity Date, (ii) shall be due and payable on each other date of any reduction of the Obligations hereunder (solely with respect to the portion of the Obligations so prepaid (if any)), (iii) with respect to any Obligation with respect to which any Borrower is in default, shall be due and payable at any time and from time to time following such default upon demand by Administrative Agent and (iv) in the event of any Conversion of any Loan prior to the end of the Interest Period applicable thereto, accrued interest on such applicable Loan shall be payable on the effective date of such Conversion. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)         Computations of Interest and Fees. Interest on the unpaid principal balance of (i) each Eurocurrency Rate Loan and RFR Loan (other than RFR Loans denominated in Sterling) shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days (provided that Eurocurrency Rate Loans denominated in Alternative Currencies typically calculated on the basis of the actual days elapsed in a year consisting of 365 days (or 366, as the case may be) shall be calculated on such basis), and (ii) each RFR Loan denominated in Sterling and Reference Rate Loan (other than when the Reference Rate is calculated based off Daily Simple RFR for Dollars) shall be calculated on the basis of the actual days elapsed in a year consisting of 365 days (or 366, as the case may be).

(e)        Rollovers. No later than 2:00 p.m. (New York time) at least two (2) Business Days prior to the termination of each Interest Period related to a Eurocurrency Rate Loan or a Term RFR Loan, the applicable Borrower(s) shall give the Administrative Agent irrevocable written notice (which notice may be via fax, electronic mail, or by telephone, if confirmed in writing promptly thereafter) (a “Rollover Notice”) whether it desires to Rollover such Loan at a different Interest Period. Each such notice shall also specify the length of the Interest Period selected by the applicable Borrower(s), with respect to such Rollover. If the applicable Borrower fails to timely give the Administrative Agent such notice with respect to any Eurocurrency Rate Loan or any Term RFR Loan, such Borrower shall be deemed to have elected to continue such Eurocurrency Rate Loan as a Eurocurrency Rate Loan, or such Term RFR Loan as a Term RFR Loan, in each case, with the same Interest Period on the expiration the preceding Interest Period.

(f)         Conversions. Any Borrower shall have the right, with respect to: (i) any Reference Rate Loan, on any Business Day, to convert such Reference Rate Loan to either (A) a Term RFR Loan in Dollars or (B) a Daily Simple RFR Loan in Dollars; (ii) any Daily Simple RFR Loan in Dollars, on any Business Day, to convert such Daily Simple RFR Loan to a Term RFR Loan in Dollars (together with any conversion in clause (i)(A), a “Term SOFR Conversion Date”); (iii) any Term RFR Loan in Dollars, on any Business Day, to convert such Term RFR Loan to a Daily Simple RFR Loan in Dollars (together with any conversion in clause (i)(B), a “Daily Simple SOFR Conversion Date”); and (iv) any RFR Loan in Dollars on any Business Day (a “Reference Rate Conversion Date”), to convert such RFR Loan to a Reference Rate Loan; provided that the applicable Borrower shall, on such Conversion Date, make the payments required by Section 2.11 hereof, if any; in either case, by giving the Administrative Agent written notice (which notice may be via fax, electronic mail, or by telephone, if confirmed in writing promptly thereafter) substantially in the form of Exhibit L hereto (a “Conversion Notice”) of such selection no later than (x) 2:00 p.m. (New York time) at least three (3) Business Days prior to such Term SOFR Conversion Date, (y) 2:00 p.m. (New York time) at least one (1) Business Day prior to such Daily Simple SOFR Conversion Date or (z) on such Reference Rate Conversion Date. Each Conversion Notice shall be irrevocable and effective upon notification thereof to the Administrative Agent.

Section 2.06.        Notes; Payment of Obligations.

(a)       Notes. The Loans to be made by the Lenders to the Borrowers hereunder, if so requested by any Lender, shall be evidenced by promissory notes of applicable Borrower. Each Note shall be: (i) payable to the Lenders or their registered assigns at the principal office of the Administrative Agent; (ii) bear interest in accordance with Section 2.05(a); (iii) in the form of Exhibit A hereto (with blanks appropriately completed in conformity herewith); and (iv) made by the applicable Borrower.

(b)         Maturity. The principal amount (including PIK Interest) of the Loans outstanding, together with any accrued interest thereon, and all accrued fees and other amounts due and payable hereunder, shall be due and payable on the Maturity Date, and the Borrowers hereby unconditionally promise to pay to the Administrative Agent for the account of each Lender any such outstanding amounts due on the Maturity Date (or such earlier date on which the Loans become due and payable).

(c)         Payments Generally. The Borrowers shall make each payment required under the Loan Documents to the Administrative Agent, for the account of the Lenders to which such payment is owed, and such payment shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff by the Borrowers, in Dollars or, with respect to Borrowings and any accrued interest thereon, in the same currency in which the relevant amount was remitted and in Same Day Funds not later than 4:00 p.m. (New York City time) on the date specified herein. Funds received after 4:00 p.m. (New York City time) shall be treated for all purposes as having been received by the Administrative Agent on the next Business Day following receipt of such funds and any applicable interest or fees shall continue to accrue. Each Lender shall be entitled to receive its Pro Rata Share (or other applicable share as provided herein) of each payment received by the Administrative Agent hereunder for the account of Lenders on the Obligations. Each payment received by the Administrative Agent hereunder for the account of a Lender shall be promptly distributed by the Administrative Agent to such Lender’s lending office. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(d)         Payments by Borrowers; Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Eurocurrency Rate, Daily Simple RFR or Term RFR, as the case may be plus the Applicable Margin. A notice of the Administrative Agent to any Borrower with respect to any amount owing under this clause (d) shall be conclusive, absent manifest error.

Section 2.07.        Prepayments.

(a)         Voluntary Prepayments. The Borrowers may, at any time or from time to time, without premium or penalty, with prior written notice to the Administrative Agent, which such notice must be received by the Administrative Agent not later than 2:00 p.m.: (i) three (3) Business Days prior to the requested date with respect to any Eurocurrency Rate Loans; (ii) three (3) Business Days prior to the requested date with respect to any Term RFR Loans or Daily Simple RFR Loans (other than in Dollars); (iii) two (2) Business Days prior to the requested date with respect to any Term RFR Loans or Daily Simple RFR Loans in Dollars and (iv) on the requested date with respect to any Reference Rate Loans if such date is a Business Day, prepay the principal of the Obligations then outstanding, in whole or in part, at any time or from time to time; provided that if any Borrower shall prepay the principal of any Eurocurrency Rate Loan or Term RFR Loan on any date other than the last day of the applicable Interest Period applicable thereto, such Borrower shall make the payments required by Section 2.11 hereof. Each such notice shall specify the date (which shall be a Business Day) and amount of such prepayment and the type(s) of Loans and the relevant Allocated Loan Amounts to apply such prepayment to be prepaid. Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. Any such voluntary prepayment received after the close of business in New York City on the date specified in such notice shall be treated for all purposes as having been received by the Administrative Agent on the first Business Day next following receipt of such amount.

(b)          Mandatory Prepayments.

(i)        Excess Loans Outstanding. If, on any day, (i) the Dollar Equivalent of the Principal Obligations exceeds the Maximum Commitment or (ii) with respect to Loans denominated in Alternative Currencies, the Dollar Equivalent of such Loans exceeds the Alternative Currency Sublimit (including, in each case, without limitation, as a result of a change in the Spot Rate as of any Revaluation Date) (each, an “Excess Prepayment Event”), then the applicable Borrower shall pay such applicable excess (the “Excess Prepayment Amount”) to the Administrative Agent, for the benefit of the Finance Parties, in immediately available funds, no later than two (2) Business Days following the earlier of the Borrowers’ knowledge thereof and written notice from the Administrative Agent of the occurrence of such Excess Prepayment Event.

(ii)        Asset Coverage Ratio. If, in the most recently delivered Compliance Certificate, the Asset Coverage Ratio is less than the ~~Minimum~~Cure Asset Coverage Ratio, within sixty (60) calendar days of the date of occurrence of such Asset Coverage Ratio breach, Borrowers shall: (x) repay all or a portion of the principal amount of the Loans then outstanding in an aggregate amount sufficient to cause the Asset Coverage Ratio (after giving effect to such repayment) to be greater than or equal to the Maintenance Asset Coverage Ratio, and/or (y) provide to the Administrative Agent a plan of action (a “Required Asset Coverage Plan”) sufficient to increase the Asset Coverage Ratio to be not less than the Maintenance Asset Coverage Ratio within one-hundred and eighty (180) calendar days of the date of occurrence of such Asset Coverage Ratio breach (or such longer period as the Administrative Agent and the Required Lenders may consent in their sole discretion).  Any such Required Asset Coverage Plan shall be subject to the approval of the Required Lenders, in their reasonable discretion; provided that if no such plan shall have been provided or approved in accordance with the foregoing, all outstanding Obligations shall become immediately due and owing. The Borrowers shall diligently pursue any Required Asset Coverage Plan in good faith and shall keep the Administrative Agent informed of the status of any such Required Asset Coverage Plan.  The Borrowers shall use any proceeds received in connection with such Required Asset Coverage Plan to repay all or a portion of the principal amount of the Loans then outstanding until the Asset Coverage Ratio (after giving effect to such repayment) is greater than or equal to the Maintenance Asset Coverage Ratio.

~~(iii)       Percival Security Condition Failure. Borrowers shall prepay any and all outstanding Loans no later than two (2) Business Days following the Percival Security Condition Deadline if the Percival Security Condition has not been satisfied (such failure of the Percival Security Condition, aa “Percival Security Condition Failure”). For the avoidance of doubt, Borrowers will not be permitted to borrow any Loans following a Percival Security Condition Failure until the Percival Security Condition has been satisfied.~~

~~(iv)        Account Condition Failure. Borrowers shall prepay any and all outstanding Loans no later than two (2) Business Days (or such longer period as the Administrative Agent may consent in its sole discretion) following the Account Condition Deadline if the Account Condition has not been satisfied (such failure of the Account Condition, an “Account Condition Failure”). For the avoidance of doubt, Borrowers will not be permitted to borrow any Loans following an Account Condition Failure until the Account Condition has been satisfied.~~

(c)          Asset Proceeds.

(i)          If the Asset Coverage Ratio stated in the most recently delivered Compliance Certificate (after giving pro forma effect to the transaction giving rise to such receipt of Asset Proceeds) is less than or equal to the Maintenance Asset Coverage Ratio, then, within five (5) Business Days of receipt by each Borrower of Asset Proceeds, the Borrowers shall apply such Asset Proceeds in prepayment of the outstanding Facility as directed by the Borrowers in an amount equal to the lower of:

(A)      one hundred percent (100%) of Asset Proceeds, together with any funds available in the Borrower Collateral Accounts; and

(B)         such amount (after prepayment but deducting (to the extent included in the calculation of the Asset Coverage Ratio) any Asset Proceeds to the extent those will, following such prepayment, be available for distribution), together with any funds available in the Borrower Collateral Accounts, that results in the Asset Coverage Ratio being increased to the Maintenance Asset Coverage Ratio (or, at the discretion of the Borrower Representative, greater than the Maintenance Asset Coverage Ratio).

(ii)          Notwithstanding anything to the contrary in this Agreement, any obligation to apply any Asset Proceeds in prepayment of the Facility in accordance with this Section 2.07(c) shall only apply to the extent that there are Asset Proceeds available to the Borrowers to be so applied taking into account any cash payment of interest made or to be made on the next interest payment date.

(iii)       The Borrower Representative shall promptly notify the Administrative Agent and the Collateral Agent upon any Borrower receiving any Asset Proceeds, to the extent such Asset Proceeds would, if received by such Borrower, be required to be applied (in whole or in part) in prepayment of the Facilities pursuant to paragraph (i) above.

(iv)        Any Asset Proceeds not required to be applied in prepayment of the Facility in accordance with this Section 2.07(c) shall be deposited into a Borrower Collateral Account in accordance with Section 5.01 and subject to the terms thereof.

(v)        Application of Prepayments. Any Asset Proceeds applied in prepayment of the Facility shall be applied in the following priorities:

(A)          first, to pay all accrued and outstanding fees and costs, expenses and indemnities of the Collateral Agent;

(B)          second, to pay all accrued and outstanding fees and costs and expenses of the Administrative Agent;

(C)        third, to pay all accrued and unpaid interest and fees on the Obligations (in each case, for the avoidance of doubt, excluding any PIK Interest) which interest repayment shall be applied to the Allocated Loan Amount of each Borrower on a pro rata basis in accordance with the outstanding Allocated Loan Amount;

(D)         fourth, to pay all unpaid outstanding principal and other amounts of the Obligations (including PIK Interest), which principal repayment shall be applied to the Allocated Loan Amount of each Borrower on a pro rata basis in accordance with the outstanding Allocated Loan Amount; and

(E)          fifth, to pay the remainder, if any, to Borrowers, subject to compliance with Sections 7.04 and 7.08.

(d)      Review Event.  Following the occurrence of a Review Event, the Borrowers shall promptly negotiate in good faith with the Administrative Agent regarding a resolution to such Review Event and/or the consequences of such Review Event, and the Borrowers and the Administrative Agent (at the instruction of the Required Lenders) shall, if agreed, enter into a written plan (a “Review Event Cure Plan”) outlining such resolution. The Borrowers shall diligently pursue any such Review Event Cure Plan in good faith and shall keep the Administrative Agent informed of the status of any such Required Asset Coverage Plan. In the event that no Review Event Cure Plan shall have been agreed within one-hundred twenty (120) days of occurrence thereof (which date may be extended by the Administrative Agent and the Required Lenders, in their sole discretion) (the “Review Event Period”), the Administrative Agent, if instructed by the Required Lenders, shall notify the Borrowers that all outstanding Obligations shall be repaid no later than (10) Business Days following the date of such notice.

(e)          Excess Letters of Credit Outstanding. If, on any day, either (i) the Letter of Credit Liability exceeds the Letter of Credit Sublimit or (ii) if any excess amount calculated pursuant to Section 2.07(b)(i) hereof is attributable to undrawn Letters of Credit, the applicable Borrower shall pay such excess amount to the Administrative Agent for the account of the Letter of Credit Issuer in the applicable Currency (unless otherwise agreed by the Letter of Credit Issuer in writing), when required pursuant to the terms of Section 2.07(b)(i) hereof for deposit into a segregated interest-bearing cash collateral account, as security for such portion of the Obligations of such Borrower. Unless otherwise required by law, amounts held as such cash collateral shall be required to be returned by the Administrative Agent to the applicable Borrower in respect of excess calculated pursuant to Section 2.07(b)(i), upon the earlier to occur of: (i) a change in circumstances such that the Dollar Equivalent of the Principal Obligations no longer exceeds the Maximum Commitment, the Letter of Credit Liability no longer exceeds the Letter of Credit Sublimit (so long as no Event of Default has occurred and is continuing) or (ii) the full and final payment of the Obligations (other than contingent indemnity obligations for which no claim has been made).

Section 2.08.        Termination or Reduction of Commitments.

(a)       Mandatory. The aggregate Commitments shall be automatically and permanently reduced to zero (0) on the expiration of the Availability Period.

(b)        Voluntary. The Borrowers may terminate the Commitments, or from time to time reduce the Maximum Commitment, by giving prior irrevocable written notice to the Administrative Agent of such termination or reduction three (3) Business Days (or such shorter time as the Administrative Agent may permit) prior to the effective date of such termination or reduction (which date shall be specified by the Borrowers in such notice): (a)(i) in the case of complete termination of the Commitments, upon prepayment by the applicable Borrowers of all of the outstanding Obligations, including, without limitation, all fees and interest accrued thereon, in accordance with the terms of Section 2.05 hereof; or (ii) in the case of a reduction of the Maximum Commitment, upon prepayment of the amount by which the Dollar Equivalent of the Principal Obligations exceed the reduced Maximum Commitment resulting from such reduction, including, without limitation, payment of all fees and interest accrued thereon, in accordance with the terms of Section 2.07 hereof, provided that, except in connection with a termination of all of the Commitments, the Maximum Commitment may not be reduced such that, upon such reduction, the Maximum Commitment is less than the Dollar Equivalent of the aggregate stated amount of (i) outstanding Letters of Credit plus (ii) the amount indicated in all outstanding Requests for Letter of Credit; and (b) in the case of the complete termination of the Commitments, if any Letter of Credit Liability exists, upon payment to the Administrative Agent for deposit in a segregated interest-bearing cash collateral account, as security for the Letter of Credit Liability, an amount equal to the Letter of Credit Liability then outstanding at the time such notice is given in the applicable Currencies of such outstanding Letters of Credit, without presentment, demand, protest or any other notice of any kind, all of which are hereby waived. Unless otherwise required by law, upon the full and final payment of the Letter of Credit Liability, or upon the termination of all outstanding Letter of Credit Liability due to the expiration of all outstanding Letters of Credit prior to draws thereon, the Administrative Agent shall return to the applicable Borrowers any amounts remaining in said cash collateral account; provided that, to the extent individual Letters of Credit expire, the Administrative Agent will return to the applicable Borrower the corresponding amount of the expired Letter of Credit Liability, unless (and only so long as) a Default or an Event of Default has occurred and is continuing. Notwithstanding the foregoing: (1) any reduction of the Maximum Commitment shall be in an amount equal to $5,000,000 or multiples thereof (or such other amount as agreed by the Administrative Agent); and (2) in no event shall a reduction by the Borrowers reduce the Maximum Commitment to less than $25,000,000 (except for a termination of all the Commitments). Promptly after receipt of any notice of reduction or termination, the Administrative Agent shall notify each Lender of the same. Any reduction of the Maximum Commitment shall reduce the Commitments of the Lenders on a pro rata basis, subject to Section 2.02 hereof.

(c)       Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Commitments under this Section 2.08. Upon any reduction of the Commitments, the Commitment of each Lender shall be reduced by such Lender’s Pro Rata Share of the amount by which the Commitments are reduced. All fees in respect of the Facility accrued until the effective date of any termination of the Facility shall be paid on the effective date of such termination.

Section 2.09.        Increased Costs; Capital Adequacy.

(a)         Compensation for Increased Costs and Taxes; Change in Law. Subject to the provisions of Section 2.10 (which shall be controlling with respect to the matters covered thereby), if any Lender or Letter of Credit Issuer shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that as a result of any Change in Law, there shall be any increase to the cost to such Lender or Letter of Credit Issuer of agreeing to make, making or maintaining Loans or issuing or participating in Letters of Credit hereunder (including the imposition, modification or application of any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in

Regulation D)) or a reduction in any amount received or receivable by such Lender or Letter of Credit Issuer (or its applicable lending office) in connection with any of the foregoing (excluding for purposes of this Section 2.09(a) any such increased costs or reduction in amount resulting from (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (~~d~~e) of the definition of Excluded Taxes and (C) Connection Income Taxes), then, in any such case, the Borrowers shall promptly pay to such Lender or Letter of Credit Issuer, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or in a lump sum or otherwise as such Lender or Letter of Credit Issuer in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender or Letter of Credit Issuer shall deliver to the Borrower Representative (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender or Letter of Credit Issuer under this Section 2.09(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b)          Capital Adequacy and Liquidity Adjustment. If any Lender or Letter of Credit Issuer shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (i) any Change in Law regarding capital adequacy or liquidity or (ii) compliance by any Lender (or its applicable lending office) or any company controlling such Lender with any Change in Law regarding capital adequacy or liquidity has or would have the effect of reducing the rate of return on the capital of such Lender or Letter of Credit Issuer or any company controlling such Lender or Letter of Credit Issuer as a consequence of, or with reference to, such Lender’s Loans, such Letter of Credit Issuer’s Letters of Credit or, in each case, participations therein or other obligations hereunder with respect to the Loans or Letters of Credit to a level below that which such Lender or such controlling company could have achieved but for such Change in Law (taking into consideration the policies of such Lender or Letter of Credit Issuer or such controlling company with regard to capital adequacy and liquidity), then from time to time, within twenty (20) Business Days after receipt by the Borrower Representative from such Lender or Letter of Credit Issuer of the statement referred to in the next sentence, the Borrowers shall pay to such Lender or Letter of Credit Issuer such additional amount or amounts as will compensate such Lender or Letter of Credit Issuer or such controlling company on an after‑tax basis for such reduction. Such Lender or Letter of Credit Issuer shall deliver to the Borrower Representative (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender or Letter of Credit Issuer under this Section 2.09(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(c)        Delay in Requests. Failure or delay on the part of any Lender or Letter of Credit Issuer to demand compensation pursuant to this Section 2.09 shall not constitute a waiver of such Lender’s or Letter of Credit Issuer’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or Letter of Credit Issuer pursuant to this Section 2.09 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Letter of Credit Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(d)        Compensation. Any request for compensation pursuant to clauses (a) or (b) of this Section 2.09 as a result of a Change in Law shall only be honored to the extent such Lender or Letter of Credit Issuer represents that such Lender or Letter of Credit Issuer is generally seeking compensation from similarly situated borrowers under similar credit facilities with respect to such Change in Law.

Section 2.10.        Taxes.

(a)         Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments (including, for the avoidance of doubt, any PIK Interest) by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in ~~accordance with~~the minimum amount required by Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by such Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.10) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)        Payment of Other Taxes by Borrowers. Each Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)         Tax Indemnification. (i) Without duplication or limitation of any amounts payable by the Borrowers under Section 2.10(a) ~~or~~, (b) or (g), each Borrower shall jointly and severally indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.10) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Borrower (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. This Section (c)(i) shall not apply if that amount of Indemnified Taxes is attributable to the breach by the Recipient or its Affiliates of any law or regulation, or is suffered or incurred with respect to any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy).

(ii)         Each Lender shall, and does hereby, severally indemnify the Administrative Agent (and shall make payment in respect thereof within ten (10) days after written demand therefor): (A) against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so); (B) against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(f) relating to the maintenance of a Participant Register; and (C) against any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to the Lenders from any other source against any amount due to the Administrative Agent under this Section 2.10(c)(ii).

(d)         Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 2.10, Borrower Representative shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)          Status of the Lenders; Tax Documentation.

(i)         If any Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, such Lender shall deliver to the applicable Borrowers and the Administrative Agent, at the time or times reasonably requested by any Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.10(e)(ii)(A), Section 2.10(e)(ii)(B) and Section 2.10(e)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)          Without limiting the generality of the foregoing, if any Borrower is a U.S. Person:

(A)         any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; and

(B)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative (and the Borrower Representative shall deliver to such Borrower) and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(1)          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty; and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)          executed copies of IRS Form W-8ECI;

(3)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code; (x) a certificate substantially in the form of Exhibit F-1 hereto to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to such Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”); and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4)        to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 hereto or Exhibit F-3 hereto, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 hereto on behalf of each such direct and indirect partner;

(C)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)         if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by any Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)        Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.10 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(iv)         Without limiting the generality of the foregoing, if any Borrower is a UK Borrower:

(A)         Subject to section 2.10(e)(iv)(B), each UK Borrower and each UK Treaty Lender shall cooperate in completing any procedural formalities necessary for the UK Borrower to obtain and maintain authorization to make that payment without a UK Tax Deduction, including making and filing of an appropriate application for relief under an applicable Treaty; and

(B)         A UK Treaty Lender that holds a passport under the HMRC Double Taxation Treaty Passport Scheme (“UK DTTP Scheme”) and which wishes the UK DTTP Scheme to apply to this Agreement, shall confirm its scheme reference number and jurisdiction of tax residence in: (A) where the UK Treaty Lender is a Lender on the date of this Agreement, Schedule 1.01(A); (B) where the UK Treaty Lender becomes a Lender after the date of this Agreement, the relevant Assignment Agreement; or (C) where the UK Treaty Lender’s scheme reference number and/or jurisdiction of tax residence changes such that Schedule 1.01(A) or the relevant Assignment Agreement (as appropriate) is no longer accurate, by written notice to the UK Borrower as soon as practically possible and in any event within 15 days of the change being effective, and, having done so, that UK Treaty Lender shall be under no obligation pursuant to Section 2.10(e)(iv)(A) to cooperate with the UK Borrower save that such UK Treaty Lender may have an obligation to cooperate further with the UK Borrower in the circumstances described in Section 2.10(e)(iv)(C).

(C)         If a UK Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 2.10(e)(iv)(B) and:

(1)          The UK Borrower making a payment to that UK Treaty Lender has not made a UK DTTP Filing in respect of that UK Treaty Lender; or

(2)          The UK Borrower making a payment to that UK Treaty Lender has made a UK DTTP Filing in respect of that Lender but either (a) that UK DTTP Filing has been rejected by HMRC or (b) HMRC has not given the UK Borrower authority to make payments to that UK Treaty Lender without a UK Tax Deduction within forty five (45) Business Days of the date of the UK DTTP Filing or (c) HMRC has given the UK Borrower authority to make payments without a UK Tax Deduction but such authority has subsequently been revoked or expired, and in each case, the UK Borrower has notified that UK Treaty Lender in writing, that UK Treaty Lender and the UK Borrower shall cooperate in completing any additional procedural formalities necessary for the UK Borrower to obtain authorization to make that payment without a UK Tax Deduction.

(D)       If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section 2.10(e)(iv)(B), the Borrower shall not make a UK DTTP Filing or file any other form relating to the UK DTTP Scheme in respect of that Lender’s Commitment or participation in any Loan unless the Lender otherwise agrees.

(E)      The UK Borrower shall, after making any UK DTTP Filing, deliver a copy of the UK DTTP Filing to the Administrative Agent for delivery to the relevant Lender.

(F)         A UK Non-Bank Lender gives a UK Tax Confirmation to the UK Borrower by entering into the Agreement. A UK Non-Bank Lender shall promptly notify the UK Borrower and the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation.

(G)       Each Lender shall indicate, for the benefit of the Administrative Agent and without any liability to any UK Borrower, whether it is:

(1)          not a UK Qualifying Lender;

(2)          a UK Qualifying Lender (that is not a UK Treaty Lender); or

(3)          a UK Treaty Lender,

in (x) where the Lender is a Lender on the date of this Agreement, at Schedule 1.01(A); or (y) where the Lender becomes a Lender after the date of this Agreement, the relevant Assignment Agreement. If a Lender fails to indicate its status in accordance with this Section 2.10(e)(iv)(G) then such Lender shall be treated for the purposes of this Agreement (including by the UK Borrower) as if it is not a UK Qualifying Lender until such time as it notifies the UK Borrower and the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the UK Borrower).

(H)         The UK Borrower or an Affiliate thereof shall promptly upon becoming aware that the UK Borrower must make a UK Tax Deduction (or that there is any change in the rate or the basis of a UK Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender shall notify the UK Borrower and the Administrative Agent within fifteen (15) days of becoming so aware of a UK Tax Deduction being required in respect of a payment payable to that Lender.

(f)         Treatment of Certain Refunds. If any Recipient determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 2.10, it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.10 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such indemnifying party, upon the request of such Recipient, agrees to repay the amount paid pursuant to this subsection (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to an indemnifying party pursuant to this subsection (f) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.10(f) shall not be construed to require the Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other person.

(g)          VAT

(i)         All amounts expressed to be payable under a Loan Document by any party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any party under a Loan Document and such Finance Party is required to account to the relevant tax authority for the VAT, that party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that party).

(ii)         If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Loan Document, and any party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(A)        (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B)         (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii)        Where a Loan Document requires any party to reimburse or indemnify a Finance Party for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv)        Any reference in this Section 2.10(g) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994).

(v)          In relation to any supply made by a Finance Party to any party under a Loan Document, if reasonably requested by such Finance Party, that party must promptly provide such Finance Party with details of that party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

(~~g~~h)       Survival. Each party’s obligations under this Section 2.10 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or a Letter of Credit Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 2.11.     Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent), from time to time, Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:

(a)         any payment or prepayment of any Loan on a day other than the Interest Payment Date for such Loan (whether automatic, by reason of acceleration, or otherwise); or

(b)         any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to convert, prepay or borrow any Loan on the date or in the amount as notified by any Borrower;

excluding any loss of anticipated profits and loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

Section 2.12.        [Reserved]~~]~~.

Section 2.13.        Applicable Lending Office.

(a)          Each Lender may make, carry or transfer Loans at, to, or for the account of one of its Affiliates; provided that such Lender shall not be entitled to receive any greater amount under Section 2.09 or Section 2.10 as a result of the transfer of any such Loan than such Lender would be entitled to immediately prior thereto unless (a) such transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist or (b) such claim would have arisen even if such transfer had not occurred. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit.

(b)        If any Lender requests compensation under Section 2.09, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.10, then, at the request of Borrowers, such Lender shall use reasonable efforts to mitigate the effects of the event giving rise to such request or payment, including, in the case of a Lender, designate a different lending office for funding or booking its Loans or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation, assignment or other action: (a) would eliminate or reduce amounts payable pursuant to Section 2.09 or Section 2.10, as the case may be, in the future; and (b) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation, assignment or other action.

Section 2.14.        Rates.

(a)          Illegality. If any Lender reasonably determines that any Applicable Law adopted after the Closing Date or if later, with respect to any Lender, after the date such Lender became a Lender hereunder, has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Eurocurrency Rate Loans or RFR Loans, or to determine or charge interest rates based upon the applicable Eurocurrency Rate or RFR or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or take deposits of any Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the relevant Currency or to Convert Loans to such applicable RFR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers pursuant to Section 2.14(b) hereof that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice: (i) the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans or RFR Loans denominated in an Alternative Currency to Loans bearing interest at the Cost of Funds Rate or RFR Loans denominated in Dollars of such Lender to Reference Rate Loans (with an interest rate that shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Daily Simple RFR for Dollars component of the Reference Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans or RFR Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans or RFR Loans; and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the applicable RFR, the Administrative Agent shall during the period of such suspension compute the Reference Rate applicable to such Lender without reference to the Daily Simple RFR for Dollars component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon such applicable RFR. Upon the prepayment of any such Loans, the applicable Borrowers shall also pay interest on the amount so prepaid. Each Lender agrees to designate a different applicable lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

(b)          Treatment of Affected Loans.

(i)        Subject to Section 2.14(a), in connection with any RFR Loan or any Reference Rate Loan, a Loan Notice therefor, a Conversion thereto or a Rollover thereof or otherwise, if for any reason (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that (x) if Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, “Daily Simple RFR” cannot be determined pursuant to the definition thereof, or (y) if Term RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, “Term RFR” cannot be determined pursuant to the definition thereof on or prior to the first day of any Interest Period, or (ii) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that a fundamental change has occurred in the foreign exchange markets with respect to an applicable Alternative Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), then the Administrative Agent shall promptly give notice thereof to the Borrowers and the Lenders. Upon notice thereof by the Administrative Agent to the Borrowers and the Lenders, (A) any obligation of the Lenders to make RFR Loans in each such Currency, and any right of the Borrowers to convert any Loan in each such Currency (if applicable) or Rollover any Loan as an RFR Loan in each such Currency (if applicable), shall be suspended (to the extent of the affected RFR Loans or, in the case of Term RFR Loans, the affected Interest Periods) until the Administrative Agent revokes such notice and (B) if such determination affects the calculation of the Reference Rate, the Administrative Agent shall during the period of such suspension compute the Reference Rate without reference to clause (c) of the definition of “Reference Rate” until the Administrative Agent revokes such notice. Upon receipt of such notice, (A) the Borrowers may revoke any pending Loan Notice of, Conversion Notice to or Rollover Notice of RFR Loans in each such affected Currency (to the extent of the affected RFR Loans or, in the case of Term RFR Loans, the affected Interest Periods) or, failing that, (I) in the case of any Loan Notice of any affected RFR Loans in Dollars, the Borrowers will be deemed to have converted any such request into a Loan Notice of or Conversion Notice to Reference Rate Loans in the amount specified therein, and (II) in the case of any Loan Notice of any affected RFR Loans in an Alternative Currency, then such request shall be ineffective, and (B)(I) any outstanding affected RFR Loans denominated in Dollars will be deemed to have been converted into Reference Rate Loans immediately or, in the case of Term RFR Loans, at the end of the applicable Interest Period, and (II) any outstanding affected RFR Loans denominated in an Alternative Currency, at the Borrowers’ election, shall either (1) be converted into Reference Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Term RFR Loans, at the end of the applicable Interest Period, or (2) be prepaid in full, together with accrued interest thereon, immediately or, in the case of Term RFR Loans, at the end of the applicable Interest Period; provided that if no election is made by the Borrowers by the date that is three (3) Business Days after receipt by the Borrowers of such notice or, in the case of Term RFR Loans, the last day of the current Interest Period for the applicable RFR Loan, if earlier, the Borrowers shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the applicable Borrowers shall also pay any additional amounts required pursuant to Section 2.11.

(ii)         Subject to Section 2.14(a), if, for any reason on or prior to the first day of any Interest Period with respect to a Eurocurrency Rate Loan, a Loan Notice therefor, a Conversion thereto or a Rollover thereof or otherwise, (w) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered to banks in the applicable interbank market for the applicable Currency, amount and Interest Period of such Loan, (x) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that a fundamental change has occurred in the foreign exchange or interbank markets with respect to the applicable Alternative Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (y) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the Eurocurrency Rate for such Currency and Interest Period, including because any screen rate for the applicable Currency is not available or published on a current basis, or (z) the Required Lenders determine (which determination shall be conclusive and binding absent manifest error) that the Eurocurrency Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrowers and the Lenders. Upon notice thereof by the Administrative Agent to the Borrowers and the Lenders, any obligation of the Lenders to make Eurocurrency Rate Loans in each such Currency, and any right of the Borrowers to convert any Loan in each such Currency (if applicable), or Rollover any Loan as a Eurocurrency Rate Loan in each such Currency (in each case, to the extent of the affected Eurocurrency Rate Loans or Interest Periods), shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, (A) the Borrowers may revoke any pending Loan Notice of, Conversion Notice to or Rollover Notice of Eurocurrency Rate Loans in each such affected Currency (to the extent of the affected Eurocurrency Rate Loans or the affected Interest Periods) or, failing that, in the case of any Loan Notice of any affected Eurocurrency Rate Loans in such Alternative Currency, then such request shall be ineffective and (B) any outstanding affected Eurocurrency Rate Loans denominated in such Alternative Currency, at the Borrowers’ election, shall either (1) be converted into Reference Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the applicable Interest Period or (2) be prepaid in full, together with accrued interest thereon, at the end of the applicable Interest Period; provided that if no election is made by the Borrowers by the date that is three (3) Business Days after receipt by the Borrowers of such notice or, in the case of Eurocurrency Rate Loans, the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, if earlier, the applicable Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the applicable Borrower shall also pay any additional amounts required pursuant to Section 2.11.

(c)          Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document:

(i)          Future Benchmark Replacement. If a Benchmark Transition Event occurs with respect to any then-current Benchmark and a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement”, then such Benchmark Replacement will replace such then-current Benchmark for all purposes hereunder and under each other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided by the Administrative Agent to the Lenders and the Borrowers without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of a then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the applicable Borrower(s) may revoke any Loan Notice for, Conversion to or Rollover of, a Eurocurrency Rate Loan or RFR Loan that would bear interest by reference to such Benchmark until the applicable Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark and, failing that, such Borrower will be deemed to have converted any such Loan Notice for, Conversion to or Rollover of, a Eurocurrency Rate Loan or RFR Loan into (i) in the case of a Loan denominated in Dollars, a Reference Rate Loan or (ii) in the case of a Loan denominated in an Alternative Currency, a Loan bearing interest at the Cost of Funds Rate. During the period referenced in the foregoing sentence, the component of the Reference Rate based upon the applicable then-current Benchmark will not be used in any determination of the Reference Rate. Furthermore, if any Eurocurrency Rate Loan or RFR Loan in such Currency (as applicable) is outstanding on the date of the applicable Borrower’s receipt of such notice from the Administrative Agent under this clause (c) with respect to a then-current Benchmark applicable to such Eurocurrency Rate Loan or RFR Loan, then until such time as a Benchmark Replacement for such then-current Benchmark is implemented pursuant to this Section 2.14(c) (including, for the avoidance of doubt, by any amendment to implement any necessary Conforming Changes related thereto) (i) if such RFR Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, a Reference Rate Loan denominated in Dollars on such day or (ii) if such Eurocurrency Rate Loan or RFR Loan is denominated in an Alternative Currency, then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), at such Borrower’s election prior to such day: (A) be prepaid by such Borrower on such day or (B) such Eurocurrency Rate Loan or RFR Loan shall be Converted into Loans bearing interest at the Cost of Funds Rate at such time.

(ii)          Term RFR Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term RFR Transition Date has occurred prior to the Reference Time in respect of any setting of the then-current Benchmark consisting of a Daily Simple RFR (including a Daily Simple RFR implemented as a Benchmark Replacement pursuant to clause (c)(i) above for the applicable Currency, then the applicable Benchmark Replacement will replace such Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark for the applicable Currency setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement and each other Loan Document; provided that this clause (c)(ii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrowers a Term RFR Notice with respect to the applicable Term RFR Transition Event. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term RFR Notice after a Term RFR Transition Event and may elect or not elect to do so in its sole discretion.

(iii)     Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document (other than as provided in the definition of Conforming Changes).

(iv)         Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly (and in any event within five (5) Business Days) notify the Borrowers and the Lenders of (A) any occurrence of a Benchmark Transition Event or Term RFR Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Conforming Changes, and (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (c)(v) below. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, the Borrowers or any Lender (or group of Lenders) pursuant to this Section 2.14(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14(c).

(v)      Unavailability of Tenor Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if a then-current Benchmark is a term rate (including any Term RFR or Eurocurrency Rate ), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for such Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for such Benchmark (including Benchmark Replacement) settings.

(vi)        Tax Matters. The Administrative Agent and, to the extent the Borrowers shall have any consent or consultation right in respect of the selection of such Benchmark Replacement, each such applicable party shall use commercially reasonable efforts to satisfy any applicable Internal Revenue Service guidance, including Proposed Treasury Regulation 1.1001-6 and any future guidance, to the effect that a Benchmark Replacement will not result in a deemed exchange for U.S. federal income tax purposes of any Loan under this Agreement.

Section 2.15.        Ratable Sharing. The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set‑off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code or under analogous provisions of any other Debtor Relief Law, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of any Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrowers expressly consent to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set‑off or counterclaim with respect to any and all monies owing by the Borrowers to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.15 shall not be construed to apply to (1) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (2) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.

Section 2.16.        Defaulting Lenders.

(a)       Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law, (i) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement or any other Loan Document shall be restricted as set forth in the definition of Required Lenders and in Section 10.05 hereof and (ii) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.04 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower Representative may request (so long as no Event of Default has occurred and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower Representative, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, so long as no Event of Default has occurred and is continuing, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (B) such Loans were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the applicable Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.16 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)          Fees. No Lender shall be entitled to receive any Unused Fees for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(c)        Defaulting Lender Cure. If the Borrower Representative and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the applicable Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

Section 2.17.        Replacement of Lenders. If any Lender or Letter of Credit Issuer (i) requests compensation under Section 2.09, Section 2.10 or Section 2.14 and (x) with respect to such requests under Section 2.14, shall not have promptly taken steps necessary to avoid the need for such payments and (y) with respect to such requests under Section 2.09, Section 2.10 or Section 2.14, such Lender or Letter of Credit Issuer has declined or is unable to designate a different lending office in accordance with Section 2.13(b), (ii) becomes a Defaulting Lender or (iii) does not provide its consent to an amendment, modification or waiver that requires the consent of each Lender or Letter of Credit Issuer or each affected Lender or Letter of Credit Issuer, as applicable, and such amendment, modification or waiver receives the consent of the Required Lenders, then, if there is no Event of Default, the Borrowers may, at their sole expense and effort, upon notice to such Lender or Letter of Credit Issuer and the Administrative Agent, require such Lender or Letter of Credit Issuer to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.05 hereof), all of its interests, rights and obligations under this Agreement and the related Loan Documents or Letters of Credit to an Assignee who agrees to assume such obligations; provided that:

(a)        such Lender or Letter of Credit Issuer shall have received payment of an amount equal to the outstanding principal of its Loans or Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts);

(b)        in the case of any such assignment in accordance with clause (i) above, such assignment will result in a reduction in such compensation or payments thereafter;

(c)       in the case of any such assignment in accordance with clause (iii) above, the assignee shall approve the proposed amendment, modification, waiver, termination or consent; and

(d)        a Lender or Letter of Credit Issuer shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or Letter of Credit Issuer or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 2.18.        Stated Maturity Date.

(a)          The Borrowers may request to extend, at their option, the Stated Maturity Date then in effect for one additional one-year term, subject to the consent of the Administrative Agent in its reasonable discretion. The extension shall be subject to satisfaction of the following conditions precedent:

(i)          the Borrower Representative shall have delivered an Extension Request with respect to the then effective Stated Maturity Date to the Administrative Agent not less than thirty

(30) days (or such shorter period as agreed to by the Administrative Agent) prior to the then effective Stated Maturity Date (which shall be promptly forwarded by the Administrative Agent to the Lenders);

(ii)        the representations and warranties of the Borrowers contained in Article 4 and in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such extension to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

(iii)         the Borrowers shall have paid an extension fee to Administrative Agent, for the account of each applicable extending Lender, in an amount set forth in the Fee Letter, payable to each such Lender ratably based on its share of the applicable Commitments subject to extension;

(iv)        no Default or Event of Default shall have occurred and be continuing on the date on which notice is given or on the Stated Maturity Date then being extended;

(v)          either no Review Event has occurred and is continuing or if a Review Event has occurred and is continuing, a Review Event Cure Plan has been agreed with respect thereto and the Borrowers are in compliance with such agreed Review Event Cure Plan;

(vi)        no Excess Prepayment Event has occurred and is continuing (it being understood that such Excess Prepayment Event shall cease only upon payment in full of any Excess Prepayment Amount); and

(vii)          on or prior to the then current Stated Maturity Date, each extending Lender or Lenders shall have agreed to extend the Stated Maturity Date for such additional term, each in its sole discretion.

To the extent any Lender does not consent to extend its Commitment under this Section 2.18(a), the Obligations outstanding to such Lender as of the then effective Stated Maturity Date shall be due and payable to such Lender on such date; provided that, if any other Lender agrees to extend its Commitment with respect to all or any portion of any non-extending Lender’s Commitment, such non-extending Lender may, at the discretion of the Administrative Agent and the Borrowers, be required to assign on the Stated Maturity Date all or such applicable portion of its Commitment to one or more extending Lenders (or new Lenders) who have consented to increase their Commitments and have agreed to such extended Stated Maturity Date. Upon the payment of amounts due under the prior sentence to the non-extending Lender (and, if requested by the Administrative Agent and the Borrower Representative, such aforementioned assignment), such non-extending Lender shall cease to be a Lender hereunder. For the avoidance of doubt, no opinions shall be required in connection with an extension pursuant to this Section 2.18.

Section 2.19.        Additional Borrowers.  The Borrowers may elect, at their option, to join any Eligible Borrower as an “Additional Borrower” hereunder by delivery of (a) a Borrower Joinder Agreement, (b) such corporate or other action, incumbency of officers, and other documents as is substantially consistent with those delivered by the Borrowers pursuant to Section 3.01(b), (e) and (g) on the Closing Date and reasonably acceptable to the Administrative Agent and (c) an opinion of counsel to such Additional Borrower reasonably acceptable to the Administrative Agent; provided that, no such opinion shall be required to the extent that (i) an opinion acceptable to the Administrative Agent with respect to a Borrower has been delivered for such Borrower or another Borrower formed in the same jurisdiction, (ii)

no change in law has occurred with respect to such jurisdiction that would alter the analysis of such prior opinion and (iii) if applicable, the Constitutional Documents of such Borrower is substantially similar to the Constitutional Documents of such other Borrower, in each case for clauses (ii) and (iii) above, as determined by the Administrative Agent, in its reasonable discretion.

ARTICLE 3
Conditions to Loans and Letters of Credit

Section 3.01.      Closing Date Conditions. The obligation of each Lender and Letter of Credit Issuer to enter into this Agreement on the Closing Date shall be subject to satisfaction or waiver in accordance with Section 10.05 of the following conditions on or before the Closing Date:

(a)        Loan Documents. The Administrative Agent shall have received executed counterparts of each Loan Document, duly executed and delivered by each Borrower, Guarantor and each other person party thereto.

(b)         Constitutional Documents; Incumbency. The Administrative Agent shall have received, in respect of each Borrower and Guarantor and, where specified, K-INFRA, (i) copies of each Constitutional Document (including of K-INFRA) and, in the case of any Borrower or Guarantor that is a Cayman Islands exempted company or limited liability company, copies of its corporate registers, each such document certified as of the Closing Date or a recent date prior thereto by a Responsible Officer of such Borrower or Guarantor; (ii) signature and incumbency certificates of the Responsible Officers of such Borrower or Guarantor; (iii) resolutions of the authorizing body of such Borrower or Guarantor approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which such Borrower or Guarantor is a party or by which it or its assets may be bound as of the Closing Date and evidencing the identity, authority and capacity of such Responsible Officers executing the incumbency certificate in clause (ii) above to act as a Responsible Officer on behalf of such Borrower or Guarantor, certified as of the Closing Date by a Responsible Officer of such Borrower or Guarantor as being in full force and effect without modification or amendment; (iv) if applicable, a good standing certificate (or equivalent) from the applicable Governmental Authority of each such Borrower’s or Guarantor’s and K-INFRA’s jurisdiction of incorporation, organization or formation, each dated on the Closing Date or a recent date prior thereto; and (v) a copy of the Valuation Policy of K-INFRA and the Borrowers and (vi) in respect of the Liquidity Guarantor: (1) a certified copy of its beneficial ownership register (within the meaning of the European Union (Anti-Money Laundering: Beneficial Ownership of Corporate Entities) Regulations 2019) and evidence that such Guarantor has filed the required information with the Central Register of Beneficial Ownership of Companies and Industrial and Provident Societies; (2) evidence that such Guarantor has done all that is necessary to comply with section 82 and section 239 of the Irish Companies Act in order to enable that Guarantor to enter into the Guarantee Agreement (to which it is a party) and to perform its obligations thereunder; evidence that such Guarantor is in compliance with Section 137 of the Companies Act 2014 of Ireland; and (3) confirmation that on the date it entered into any Security Document which is governed by Irish law it was not a relevant external company, as that term is defined in Section 1301 of the Companies Act 2014 of Ireland.

(c)        Governmental Authorizations and Consents. If applicable, the Borrowers and the Guarantors shall have obtained all Governmental Authorizations and all consents of other persons, in each case that are necessary in connection with the transactions contemplated by the Loan Documents and (in respect of an English Borrower, subject to the English Legal Reservations and Perfection Requirements) each of the foregoing shall be in full force and effect. If applicable, all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(d)         Security Documents. The Administrative Agent shall have received executed counterparts of each Security Document, duly executed and delivered by each Borrower or Guarantor party thereto and each other person party thereto;

(e)          Collateral Matters.

(i)        The Administrative Agent shall have received evidence reasonably acceptable to the Administrative Agent of the establishment of each of the Collateral Accounts, each of which shall be subject to a duly executed Account Control Agreement.

(ii)          Solely to the extent requested by the Collateral Agent in connection with the creation in favor of the Collateral Agent, for the benefit of Finance Parties, of a valid, perfected security interest in the personal property Collateral, (i) each Borrower shall have delivered to the Collateral Agent UCC financing statements (or their equivalent) satisfactory to the Collateral Agent with respect to the Collateral together with written evidence satisfactory to the Collateral Agent that the same are ready for filing in the appropriate public filing office(s), in the Collateral Agent’s reasonable discretion, to perfect the Finance Parties’ first priority security interest in the Collateral (subject to Permitted Liens) ~~and~~ ,(ii) the Liquidity Guarantor shall have provided written authorization authorizing each legal adviser appointed by the Collateral Agent to sign on behalf of the Liquidity Guarantor all required security related registration forms required to be delivered to the Companies Registration Office of Ireland in connection with all or any of the Security Documents~~.~~ and (iii) each English Borrower shall authorize each legal adviser appointed by the Collateral Agent to sign on behalf of that English Borrower all security related registration forms required to be delivered to Companies House in connection with all or any of the Security Documents to which that English Borrower is a party.

(f)          Opinions of Counsel. The Agents and Lenders and their respective counsel shall have received executed copies of:

(i)        a favorable opinion dated as of the Closing Date of Simpson Thacher & Bartlett LLP, counsel to the Borrowers and the Guarantors, customary for a transaction of this type and otherwise substantially in a form reasonably acceptable to the Administrative Agent;

(ii)       a favorable opinion dated as of the Closing Date of Maples and Calder (Cayman) LLP, Cayman Islands counsel to the Borrowers formed or incorporated in the Cayman Islands, customary for a transaction of this type and otherwise substantially in a form reasonably acceptable to the Administrative Agent; and

(iii)      a favorable opinion dated as of the Closing Date of Arthur Cox LLP, special Irish counsel to the Liquidity Guarantor, customary for a transaction of this type and otherwise substantially in a form reasonably acceptable to the Administrative Agent.

(g)         PATRIOT Act; “Know Your Customer” Information and Documents. (i) Prior to the Closing Date, a Beneficial Ownership Certification in relation to any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and (ii) at least three (3) days prior to the Closing Date or such shorter period of time as agreed by the Administrative Agent in writing, the Lenders and the Agents shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(h)        Representations and Warranties. All of the representations and warranties of the Borrowers contained in Article 4 and in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

(i)          No Defaults. As of the Closing Date, no event shall have occurred and be continuing or would result from the making of the applicable Loans that would constitute an Event of Default or Default.

(j)        Closing Certificate. The Administrative Agent’s receipt of a certificate from a Responsible Officer of each Borrower covering the matters specified in Section 3.01(h) and (i), in form reasonably satisfactory to the Administrative Agent.

(k)       Fees, Costs and Expenses. The Borrowers shall have paid to the Administrative Agent and the Lenders the upfront fees payable pursuant to the Fee Letter executed on or prior to the Closing Date together with any fees and other amounts due and payable on or before the Closing Date (including all expenses payable pursuant to Section 10.02), including the reasonable fees and disbursements of Davis Polk & Wardwell LLP, as New York counsel to the Administrative Agent and the to the extent such invoices are received not less than two (2) Business Days prior to the Closing Date.

(l)           Notes. The Notes, duly executed and delivered by each Borrower to each requesting Lender.

Section 3.02.        Conditions to Borrowing. The obligation of each Lender to make any Loan or any Letter of Credit Issuer to extend any Letter of Credit, as applicable, on any Funding Date, including the Closing Date, requested pursuant to the applicable Loan Notice or Request for Letter of Credit, as applicable, is subject to the satisfaction, or waiver in accordance with Section 10.05 of the following conditions precedent:

(a)          Loan Notice. The Administrative Agent shall have received a Loan Notice or Request for Letter of Credit, as applicable, duly executed and delivered by the Borrower Representative in accordance with Section 2.01(b) or Section 2.03(b), as applicable.

(b)       ~~Percival Security Condition. No later than the date that is thirty (30) days following the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion) (the “Percival Security Condition Deadline”), K-INFRA Percival Aggregator GP LLC shall have delivered to the Administrative Agent (i) evidence reasonably acceptable to the Administrative Agent of the establishment of an account of K-INFRA Percival Aggregator GP LLC, (ii) a duly executed Security Amendment (as defined in the Security Agreement) thereby joining K-INFRA Percival Aggregator GP LLC to the Security Agreement as a “Grantor” thereunder, (iii) a duly executed Account Control Agreement (or joinder thereto) executed by K-INFRA Percival Aggregator GP LLC, the Collateral Agent and the financial institution maintaining such Collateral Account and (iv) favorable opinions of Simpson Thacher & Bartlett LLP and Maples and Calder (Cayman) LLP, counsel to K-INFRA Percival Aggregator GP LLC substantially in a form reasonably acceptable to the Administrative Agent; provided that, this clause (b) shall not be a condition to Borrowing prior to the Percival Security Condition Deadline (the condition to Borrowing set forth in this clause (b), the “Percival Security Condition”).~~[Reserved].

(c)          ~~Account Condition.  Solely following the Account Condition Deadline, the Account Condition shall have been satisfied in accordance with~~ Section 5.01(e)[Reserved].

(d)        Representations and Warranties. All of the representations and warranties of the Borrowers contained in Article 4 and in any other Loan Document and the Guarantors contained in the Guarantee Agreement, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

(e)       No Defaults. As of such Funding Date, no event shall have occurred and be continuing or would result from the making of the applicable Loans that would constitute an Event of Default or Default.

(f)         Financial Covenants. The Borrowers are in compliance with each of the Financial Covenants as of such Funding Date, and after giving pro forma effect to such Borrowing or issuance of Letter of Credit, as applicable.

(g)         Review Event. Either no Review Event has occurred or if a Review Event has occurred, a Review Event Cure Plan has been agreed with respect thereto and the Borrowers are in compliance with such agreed Review Event Cure Plan.

(h)       Mandatory Prepayment. No Excess Prepayment Event has occurred and is continuing (it being understood that such Excess Prepayment Event shall cease only upon payment in full of any Excess Prepayment Amount).

(i)          No Excess Outstanding. Immediately prior to, and after giving effect to such Borrowing or issuance of Letter of Credit, as applicable, (A) the Dollar Equivalent of the Principal Obligations as of such date will not exceed the Maximum Commitment as of such date; and (B) the Letter of Credit Liability as of such date will not exceed the Letter of Credit Sublimit on such date.

(j)         Application. In the case of a Letter of Credit, the Letter of Credit Issuer shall have received an Application for Letter of Credit executed by the applicable Borrower.

(k)         Limitations on Letters of Credit. With respect to a request for issuance of Letters of Credit, (A) not more than twenty (20) issued but undrawn Letters of Credit are then outstanding, and (B) such Letter of Credit will be in an amount equal to or in excess of $1,000,000 or the Dollar Equivalent thereof (or such other amount as agreed by the Letter of Credit Issuer).

(l)          Each Loan Notice shall be deemed to constitute a representation and warranty by the applicable Borrower providing such Loan Notice of the accuracy of each of the conditions specified in clauses 3.02(d) through (i).

ARTICLE 4
Representations and Warranties

In order to induce the Lenders to make the Loans and cause the issuance of Letters of Credit to be made hereunder, each Borrower represents and warrants to each Agent and Lender, as of the Closing Date and on each other Funding Date:

Section 4.01.       Organization and Good Standing. Each of the Borrowers and K-INFRA is duly formed, incorporated, validly existing and, except where such failure would not result in a Material Adverse Effect, in good standing (to the extent applicable) under the laws of its jurisdiction of formation or incorporation, each has the requisite power and authority to own its properties and assets and to carry on its business as now conducted, and each of the Borrowers and K-INFRA, except where such failure would not result in a Material Adverse Effect, is qualified to do business in every jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification.

Section 4.02.       Authorization and Power. Each Borrower has the requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Notes, any applicable Constitutional Documents and each of the other Loan Documents to be executed by it, as the case may be; each Borrower is duly authorized to, and has taken all action necessary to authorize it to, execute, deliver and perform its obligations under this Agreement, the Notes, the applicable Constitutional Documents, and each of the other Loan Documents to which it is a party.

Section 4.03.        No Conflicts or Consents. None of the execution and delivery of this Agreement or the other Loan Documents to which it is a party, the consummation of any of the transactions herein or therein contemplated, or the compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or conflict, in any material respect, with any Applicable Laws to which any Borrower is subject or any material judgment, license, order or permit applicable to such Borrower or any other material agreement or instrument (including such Borrower’s Constitutional Documents) to which such Borrower is a party or by which such Borrower may be bound, or to which such Borrower may be subject.  No material consent, approval, authorization or order of any court or Governmental Authority or third party is required in connection with the execution and delivery by any Borrower of the Loan Documents to which it is a party or to consummate the transactions contemplated hereby or thereby, except (a) the consents, approvals, authorizations, filings and notices that have been obtained or made (in respect of an English Borrower, subject to the English Legal Reservations and Perfection Requirements) and are in full force and effect and (b) the filings and regulations referred to in Section 3.01(e) hereof.

Section 4.04.        Enforceable Obligations. ~~This~~Subject, in the case of an English Borrower, to the English Legal Reservations and (in any case of any Security Document) the Perfection Requirements, this Agreement, the Notes and the other Loan Documents to which each Borrower is a party are the legal and binding obligations of such Borrower, enforceable against it in accordance with their respective terms, subject to Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law).

Section 4.05.      Priority of Liens. ~~The~~Subject, in the case of an English Borrower, to the Perfection Requirements and the English Legal Reservations, the Security Documents to which it is a party create, as security for the Obligations of such Borrower, valid and enforceable security interests in and Liens on all of the Collateral in which the applicable Borrower has any right, title or interest, in favor of the Administrative Agent, for the benefit of the Finance Parties. ~~Such~~Subject to, in the case of an English Borrower, the Perfection Requirements, such security interests in and Liens on the Collateral in which the applicable Borrower has any right, title or interest shall (subject to Permitted Liens) be superior to and prior to the rights of all third parties in such Collateral, and, other than in connection with any future change in Applicable Law or in the applicable Borrower’s name, identity or structure, or its jurisdiction of organization, as the case may be, no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements, financing change statements, update to the applicable register of mortgages and charges or their equivalent in accordance with Applicable Law.  Each Lien referred to in this Section 4.05 is and shall be the sole and exclusive Lien (other than Permitted Liens) on the Collateral in which the applicable Borrower has any right, title or interest.

Section 4.06.        Reports and Financial Statements.

(a)          The most recent Compliance Certificate, delivered to the Administrative Agent (if any) is accurate and not misleading in any material respect as of the date of such Compliance Certificate.

(b)          The financial statements (if any) delivered to the Administrative Agent pursuant to Section 6.01(a) and Section 6.01(b) fairly present in all material respects the financial position of the relevant entity in respect of the period to which they relate thereof and have been prepared in accordance with the Accounting Principles consistently (except as disclosed therein) applied (other than, in the case of unaudited financial statements, the omission of footnote disclosures and subject to normal year-end adjustments).

Section 4.07.        Full Disclosure.

(a)         There is no fact and there are no changes to any Borrower, K-INFRA or Holding Vehicle that any Borrower has not disclosed to the Administrative Agent in writing which could reasonably be expected to have a Material Adverse Effect.  No information heretofore furnished by such Borrower, in connection with this Agreement, the other Loan Documents or any transaction contemplated hereby (or, to the extent such information was provided to a Borrower by a third party, to the knowledge of such Borrower) contains any untrue statement of material fact that could reasonably be expected to result in a Material Adverse Effect.

(b)        As of the Closing Date, to the best of the applicable Responsible Officer’s knowledge, the information provided in the Beneficial Ownership Certification of such Borrower (if any) is complete and correct.

Section 4.08.        No Default. No event has occurred and is continuing which constitutes an Event of Default or a Default.

Section 4.09.        No Litigation.  (i) For purposes of this representation and warranty as of the Closing Date, there are no material actions, suits, investigations or legal, equitable, arbitration or administrative proceedings in any court or before any arbitrator or Governmental Authority (“Proceedings”) pending, or to the knowledge of such Borrower threatened, against any of the Borrowers and K-INFRA, other than any such Proceeding that is disclosed in writing by such Borrower to the Administrative Agent before the Closing Date; and  (ii) for purposes of this representation and warranty as of the date of the advance of any Borrowing or the issuance of any Letter of Credit, there are no such Proceedings pending, or to the knowledge of such Borrowers and K-INFRA threatened, against such Borrowers and K-INFRA, other than any such Proceeding that would not have a Material Adverse Effect.

Section 4.10.       Principal Office; Jurisdiction of Formation.  As of the Closing Date, (a) each of the principal office, chief executive office, registered office, and principal place of business of each Borrower is correctly listed on Schedule 4.10 hereto, and such Borrower has maintained such principal office, chief executive office and principal place of business at such location since its formation; and (b) the jurisdiction of formation of each Borrower is listed on Schedule I hereto.

Section 4.11.       Compliance with Law.  Each Borrower and K-INFRA is in compliance with all Applicable Laws, rules, regulations, orders, and decrees which are applicable to it or its properties, except where non-compliance would not be reasonably likely to have a Material Adverse Effect.

Section 4.12.        Fiscal Year.  The fiscal year of each of the Borrowers and K-INFRA is the calendar year.

Section 4.13.      Margin Stock.  Neither the execution and delivery by the Borrowers of the Loan Documents nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by the Borrowers will or will cause any Lender to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System applicable to Margin Stock or to violate Section 7 of the Securities Exchange Act, in each case as now in effect or as the same may hereafter be in effect.

Section 4.14.       Investment Company Act.  No Borrower is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.15.       Ownership of Assets.  As of the Closing Date and as of the date of each requested Borrowing hereunder, each Eligible Asset is beneficially owned by a Borrower (directly or indirectly through a Holding Vehicle).  Such Borrower, to its knowledge, has good and marketable title to the Assets which it owns (directly or indirectly through a Holding Vehicle), except for any Liens not prohibited hereunder. No Holding Vehicle owns any property other than Equity Interests in other Holding Vehicles, an Asset Topco or Assets, as applicable.

Section 4.16.        [Reserved]~~]~~.

Section 4.17.       Payment of Taxes.  Except as otherwise permitted hereunder, to the extent that failure to do so would have or would reasonably be expected to have a Material Adverse Effect, all Tax returns and reports covering the Borrowers and K-INFRA and the Borrowers’ Holding Vehicles required to be filed have been timely filed, and all Taxes that are due and payable and all assessments, fees and other governmental charges upon the Borrowers and K-INFRA and the Borrowers’ Holding Vehicles and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. There is no proposed Tax assessment against any of the Borrowers and K-INFRA and the Borrowers’ Holding Vehicles that is not being actively contested by such Borrowers, K-INFRA or the Borrowers’ Holding Vehicles, as applicable, in good faith and by appropriate proceedings and for which adequate reserves are being maintained in accordance with the Accounting Principles, except assessments that would not have or would not reasonably be expected to have a Material Adverse Effect.

Section 4.18.       Sanctions; Anti-Corruption; PATRIOT Act.  Neither K-INFRA, the Borrowers nor their Subsidiaries or Holding Vehicles or any of their respective directors or officers or, to the knowledge of any Borrower, any of their respective employees or agents acting on behalf of such Borrower is the subject of any sanctions or economic embargoes administered or enforced by the U.S. Department of State or the U.S. Department of Treasury (including the Office of Foreign Assets Control) or any other applicable sanctions authority (including the United Nations Security Council, the European Union, the government of Japan ~~or~~, His Majesty’s Treasury or Department of Foreign Affairs and Trade (Australia)) (collectively, “Sanctions”). Each of Borrower, K-INFRA and their Subsidiaries and the Holding Vehicles and, to the knowledge of each Borrower, their respective directors, officers, employees and agents acting on behalf of such Borrower, K-INFRA and its Subsidiaries and the Holding Vehicles is in compliance, in all material respects, with (a) all Sanctions, (b) the United States Foreign Corrupt Practices Act of 1977 and any other applicable anti-bribery or anti-corruption laws, rules, regulations and orders (collectively, “Anti-Corruption Laws”) and (c) the PATRIOT Act and any other applicable terrorism and anti-money laundering laws, rules, regulations and orders. Each of Borrower, K-INFRA and their Subsidiaries and the Holding Vehicles has instituted and maintained, or has been subject to, policies and procedures reasonably designed to achieve compliance with such laws. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate applicable Sanctions, any Anti-Corruption Law or the PATRIOT Act or any other applicable terrorism or anti-money laundering laws, rules, regulations and orders.

Section 4.19.      Employee Benefit Plans.  The Borrowers do not maintain or contribute, or have any obligation or liability (contingent or otherwise) to contribute, to a Pension Plan or a Multiemployer Plan, including in respect of an ERISA Affiliate, in each case except as would not reasonably be expected to have a Material Adverse Effect, and no ERISA Event has occurred that would reasonably be expected to have a Material Adverse Effect. The assets of the Borrowers are not treated as “plan assets” of any “benefit plan investor” for purposes of Section 3(42) of ERISA or Section 4975 of the Code which would give rise to a “non‑exempt prohibited transaction” under Section 4975(c)(B) of the Code or Section 406(a)(1)(B) of ERISA and would subject Administrative Agent or the Lenders to any tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Except as would not reasonably be expected to have a Material Adverse Effect, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state laws and each Borrower and ERISA Affiliate is in material compliance with ERISA, the Internal Revenue Code and other United States federal or United States state laws with respect to each Multiemployer Plan.

ARTICLE 5
Collateral Accounts

Section 5.01.        Accounts; Use of Accounts.

(a)       The Borrowers shall deposit or cause to be deposited the Asset Proceeds and any other Collateral into the Borrower Collateral Accounts.  At any time that there are Obligations outstanding during the continuance of a Cash Control Event, ~~E~~each Borrower shall cause any direct or indirect Holding Vehicle or Subsidiary thereof to distribute any Asset Proceeds attributable to such Borrower (or, with respect to any holding vehicle that is not Controlled by a Borrower, no Borrower shall take any action to prevent, impede or impair such proceeds from being distributed) promptly (and during any Event of Default, within five (5) Business Days) for deposit into the Borrower Collateral Accounts; provided that any such Subsidiary, Holding Vehicle or other vehicle shall not be required to distribute (i) any amounts it is reasonably required to retain to be utilized to pay for out of pocket expenses related to the ordinary course business operations of such entity, (ii) amounts necessary to pay any investment obligations relating to any Assets, or (iii) any amount that any Borrower (or a relevant Subsidiary, Holding Vehicle or other vehicle) has determined, in its commercially reasonable business judgment, that if paid, would reasonably be expected (x) to result in such entity becoming insolvent or bankrupt under any applicable Debtor Relief Law, (y) to violate Applicable Law or (z) to conflict with the applicable fiduciary duties.

(b)       The Borrowers may withdraw funds from their Borrower Collateral Accounts (or in the case of a securities account, other assets contained therein) only in compliance with Section 7.08 hereof. During the existence of the conditions specified in Section 7.08 hereof, no Borrower shall have any right to withdraw funds from any Borrower Collateral Account.

(c)        The Borrowers shall not open any deposit or securities account without the prior written consent of the Administrative Agent. ~~Following the Account Condition Deadline, for~~For each account that any Borrower now or at any time hereafter opens or maintains, such Borrower shall ensure that such account is at all times subject to an Account Control Agreement.

(d)        In connection with any replacement of a Borrower Collateral Account, the Administrative Agent is hereby authorized to release the Liens on such replaced account upon the execution of Security Documents relating to such replacement account and transfer of all amounts on deposits and assets to such replacement account.

~~(e)          No later than the date that is thirty (30) days following the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion) (the “Account Condition Deadline”),~~

~~each Borrower and the Liquidity Guarantor shall have provided evidence reasonably acceptable to the Administrative Agent (which may be a certificate, signed by a responsible officer of the Borrowers), that the Borrowers and the Liquidity Guarantor do not have any open deposit accounts or securities accounts other than the Borrower Collateral Accounts and the Liquidity Guarantor Collateral Account (the “Account Condition”), in each case subject to an Account Control Agreement. For the avoidance of doubt, an Account Condition Failure shall result in a mandatory prepayment and drawstop to Borrowings pursuant to Section 2.07(b)(iv) and Section 3.02(c).~~

Section 5.02.       Further Assurances; Agreement to Deliver Additional Security Documents. The Borrowers shall promptly upon reasonable request of the Administrative Agent, the Collateral Agent or any Lender through the Administrative Agent or the Collateral Agent: (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, the Collateral Agent or any Lender through the Administrative Agent or the Collateral Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by Applicable Law, subject the applicable Borrower’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Administrative Agent, the Collateral Agent and Lenders the rights granted or now or hereafter intended to be granted to the Administrative Agent, the Collateral Agent and Lenders under any Loan Document or under any other instrument executed in connection with any Loan Document to which such Borrower is or is to be a party.

ARTICLE 6
Affirmative Covenants

So long as the Lenders have any commitment to lend hereunder or to cause the issuance of any Letter of Credit hereunder, and until payment and performance in full of the Obligations (other than Letter of Credit obligations which have been fully cash collateralized and contingent obligations for which no claim has been made) under this Agreement and the other Loan Documents, each Borrower agrees, without the prior written consent of the Administrative Agent on behalf of the Required Lenders (unless the approval of the Administrative Agent alone or a different number of Lenders is expressly required below).

Section 6.01.    Reports and Financial Statements. The Borrowers shall deliver, or shall cause to be delivered, as applicable, to the Administrative Agent each of the following:

(a)       within ninety (90) days after the end of each fiscal year of K-INFRA (or such longer period permitted pursuant to any orders, declarations, laws, regulations or letters issued by the SEC or any other government or regulatory authority, not to exceed one-hundred twenty (120) days after the end of each fiscal year of K-INFRA), commencing with the fiscal year ending December 31, 2024, the audited financial statements of K-INFRA as of the end of and for such year, all reported on by Deloitte & Touche LLP or any other independent public accountants of recognized national standing to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of K-INFRA in accordance with the Accounting Principles consistently (except as disclosed therein) applied;

(b)        within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of K-INFRA (or such longer period permitted pursuant to any orders, declarations, laws, regulations or letters issued by the SEC or any other government or regulatory authority, not to exceed seventy-five (75) days after the end of each of the first three (3) fiscal quarters of each fiscal year of

K‑INFRA), the unaudited financial statements of K-INFRA as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, all certified by a Responsible Officer of K-INFRA as presenting fairly in all material respects the financial condition and results of operations of K-INFRA in accordance with the Accounting Principles consistently (except as disclosed therein) applied, subject to normal year-end audit adjustments, the absence of footnotes and as otherwise described therein;

(c)         promptly after (and only if) the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by K-INFRA with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, as the case may be;

(d)       concurrently with any delivery of financial statements under clause (a) or (b) of this Section 6.01 and at any time that the Asset Coverage Ratio declines below the Maintenance Asset Coverage Ratio, Cure Asset Coverage Ratio or the Minimum Asset Coverage Ratio, a certificate of a Responsible Officer of the Borrower Representative as of the date of such financial statements (i) certifying as to whether any Borrower has knowledge that a Default or Event of Default has occurred and is continuing, specifying the details thereof and any action which such Borrower has taken or proposed to be taken with respect thereto as of the date of such financial statements, (ii) stating whether the Borrowers are in compliance with each of the Financial Covenants and setting forth reasonably detailed calculations of the Financial Covenants as of the date of such financial statements (including the Adjusted Value), (iii) setting forth the Borrower Net Asset Value and the K-INFRA Net Asset Value, (iv) stating that, to the knowledge of the applicable Responsible Officer, no Material Asset Event has occurred and is continuing with respect to any Eligible Asset or, if one has occurred, the nature of such Material Asset Event, (v) setting forth a complete listing of all Assets set forth in such financial statements directly or indirectly owned by the Borrowers on such date and the Value thereof in a manner consistent with those set forth in such financial statements, and identifying each such Asset as either an Eligible Asset or an Excluded Asset; and (vi) to the extent not previously disclosed on a Form 10-K or Form 10-Q previously filed with the SEC, stating whether any change in the Accounting Principles as applied by (or in the application of GAAP by) K-INFRA has occurred since the Closing Date (but only if such Borrower has not previously reported such change to the Administrative Agent and if such change has had a material effect on the financial statements) and, if any such change has occurred, specifying the effect (unless such effect has been previously reported) as determined by such Borrower of such change on the financial statements accompanying such certificate (the “Compliance Certificate”); and

(e)          to the extent the aggregate assets of the PassCo Guarantors and Designated Vehicles exceed an amount equal to 20% of the K-INFRA Net Asset Value, within seventy-five (75) days of the acquisition of such interests in excess of such threshold, the Borrowers and the Administrative Agent shall mutually agree in good faith to (i) adjust one or more of the terms or provisions of this Agreement as the parties reasonably determine shall be necessary in order to provide the Administrative Agent with an accurate reporting in all material respects of the financial position of Borrowers and (ii) determine the effective time of such adjustment, in each case, to preserve the original intent of the parties at the Closing Date in connection with entry into this Agreement.

Notwithstanding anything in this Section 6.01 to the contrary, the Borrowers shall be deemed to have satisfied the requirements of this Section 6.01 (other than Section 6.01(d) and (e)) if the reports, documents and other information of the type otherwise so required thereby are publicly available when filed on EDGAR at the www.sec.gov website or any successor service provided by the SEC.

Section 6.02.        Information: miscellaneous. The Borrowers shall deliver to the Administrative Agent:

(a)          promptly (and in no event later than the second Business Day after knowledge thereof at all times when any Principal Obligations are outstanding, and within five (5) Business Days after knowledge thereof, at all times when no Principal Obligations are outstanding), notice of the occurrence of any Default or Event of Default (and the steps, if any, being taken to remedy it).

(b)        as soon as is reasonably practicable after becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against K-INFRA, the Borrowers or the Guarantors which if adversely determined, would have or would be reasonably expected to have a Material Adverse Effect;

(c)         as soon as is reasonably practicable following a request, such further relevant information that the Administrative Agent reasonably requests regarding the financial condition, business and operations of K-INFRA, the Borrowers, the Guarantors, the Holding Vehicles or any Asset;

(d)       as promptly as practicable following becoming aware of the same, notification of any amendment made to the Constitutional Documents of any Borrower or Guarantor, which is material to the interests of the Finance Parties under the Loan Documents;

(e)         as promptly as practicable following becoming aware of the same, any material change to the Valuation Policy or the Constitutional Documents of K-INFRA, solely to the extent not otherwise made available in accordance with Section 6.01(c);

(f)         as promptly as practicable following becoming aware of them, any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification and such updated information required therein and if requested by the Administrative Agent, a new Beneficial Ownership Certification;

(g)          as promptly as practicable following becoming aware of the same, notice that a Review Event has occurred;

(h)        as promptly as practicable, but not later than two (2) Business Days, after knowledge of any Material Asset Event, notice of such Material Asset Event with respect to any Eligible Asset;

(i)         if requested by any Lender (through the Administrative Agent), the Borrower Representative shall request the applicable third party valuation provider of the Borrowers to make available to such Lender a copy of the most recently issued quarterly portfolio valuation positive assurance report relating to the Assets of the Borrowers (it being understood that such access may be conditioned upon such Lender’s execution of a third party access letter in favor of the applicable third party valuation provider); and

(j)          as soon as practicable after the delivery to the investors of K-INFRA, investor reports relating to the performance of K-INFRA.

Section 6.03.        Restrictions.

(a)          Notwithstanding any other provision of the Loan Documents, all reporting and other information requirements in the Loan Documents shall be subject to any confidentiality, regulatory or other restrictions relating to the supply of information concerning or otherwise binding on any of the Manager, K-INFRA and any direct or indirect Subsidiary thereof, any Asset or any of their respective Affiliates.

(b)       The Borrowers shall not enter into any restrictions of a type referred to in paragraph (a) above with the primary intention of circumventing the reporting and other information requirements to which it is subject under the Loan Documents.

Section 6.04.       Taxation.  The Borrowers and K-INFRA and the Borrowers’ Holding Vehicles shall timely file or cause to be filed all U.S. federal income tax returns (if applicable) and all other material Tax returns and reports required to be filed by the Borrowers and K-INFRA or such Holding Vehicle, and duly and timely pay and discharge all material Taxes imposed upon the Borrowers and K-INFRA or such Holding Vehicle or the Borrowers’ and K-INFRA’s or such Holding Vehicle’s assets within the time period allowed without incurring material penalties (except to the extent that (a)(i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) adequate reserves in accordance with the Accounting Principles are being maintained for those Taxes or (b) the failure to make payment pending such contest would not reasonably be expected to have a Material Adverse Effect).

Section 6.05.       Maintenance of Existence and Rights.  Subject to the provisions of the Loan Documents, each of the Borrowers and K-INFRA shall preserve and maintain its existence. Each of the Borrowers and K-INFRA shall further preserve and maintain all of its rights, privileges, and franchises necessary in the normal conduct of its business and in accordance with all valid regulations and orders of any Governmental Authority, the failure of which would reasonably be expected to result in a Material Adverse Effect.

Section 6.06.     Compliance with Loan Documents.  Unless otherwise approved in accordance with the terms of this Agreement (which approval, by such terms, may require more or fewer Lenders than the Required Lenders), each of the Borrowers and K-INFRA shall promptly comply with any and all covenants and provisions of this Agreement applicable to it, the Notes, and all of the other Loan Documents executed by it.

Section 6.07.        Operations and Properties.  Each of the Borrowers and K-INFRA shall act in accordance with its Constitutional Documents in managing or operating its assets, properties, business, and investments so as not to have a Material Adverse Effect.

Section 6.08.       Books and Records; Access.  Following five (5) Business Days prior written notice, the Borrowers and K-INFRA shall give any representative of the Administrative Agent or the Lenders, or any of them, access during ordinary business hours to, and permit such representative to examine, copy, or make excerpts from, any and all books, records, and documents in the possession of the Borrowers and K-INFRA and relating to their affairs; provided that, so long as no Event of Default exists, any such inspection, which shall be at the Borrowers’ expense, shall be conducted no more than once in any twelve (12) month period, provided further, however, that if an Event of Default has occurred and is continuing, any such inspection may be conducted by representatives of the Administrative Agent and any Lender with reasonable prior notice and as many times as the Administrative Agent reasonably deems necessary.

Section 6.09.        Compliance with Law.  Each of the Borrowers and K-INFRA and their Subsidiaries and the Holding Vehicles shall comply in all material respects with all material laws, rules, regulations, and all orders of any Governmental Authority, except where the failure to comply would not reasonably be expected to result in a Material Adverse Effect. Each of the Borrowers and K-INFRA and their Subsidiaries and Holding Vehicles will maintain in effect and enforce, or remain subject to, policies and procedures designed to promote compliance by such Borrowers and K-INFRA, such Subsidiaries and Holding Vehicles and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable Sanctions and the PATRIOT Act and any other applicable terrorism and anti-money laundering laws, rules, regulations and orders.

Section 6.10.       Insurance.  Such Borrower shall maintain liability insurance, and insurance on its present and future properties, assets, and businesses except where the failure to maintain could not reasonably be expected to have a Material Adverse Effect.

Section 6.11.       Authorizations and Approvals.  Each of the Borrowers and K-INFRA shall  promptly obtain, from time to time at its own expense, all such material governmental licenses, authorizations, consents, permits and approvals as may be required to enable such Borrowers to comply with their respective obligations hereunder, under the other Loan Documents to which it is a party and its Constitutional Documents.

Section 6.12.       Maintenance of Liens.  Such Borrower shall (a) perform, all such acts and execute all such documents as the Administrative Agent may reasonably request in order to enable the Finance Parties to file and record every instrument that the Administrative Agent may reasonably deem necessary in order to perfect and maintain the Administrative Agent’s first priority security interests (subject to any Permitted Liens) in and Liens on the Collateral and otherwise to preserve and protect the rights of the Finance Parties in respect of such security interests and Liens. The Borrowers shall not grant or create (nor shall either suffer any other person to grant or create) any other Liens (other than Permitted Liens) on any Collateral, whether junior, equal, or superior in priority to the security interests and Liens created by the Loan Documents.

Section 6.13.      Further Assurances.  Such Borrower shall take such other actions, as the Administrative Agent may, from time to time, reasonably deem necessary or proper in connection with this Agreement or any of the other Loan Documents, the Obligations of such Borrower hereunder or thereunder for better assuring and confirming unto the Lenders all or any part of the security for any of such Obligations.

Section 6.14.       Register of Mortgages and Charges.  Any Borrower incorporated or formed in the Cayman Islands shall, immediately upon execution of the Security Documents, instruct its registered office to update its register of mortgages and charges to reflect the security granted by such Borrower pursuant to the terms of the Security Documents, in form and substance acceptable to the Agent.

Section 6.15.        Additional Borrowers.  In the event that, with respect to any present or future Asset, (a) K-INFRA shall form or acquire any new Subsidiary or Economic Holdco (other than a Designated Vehicle) that directly or indirectly holds such Asset, and such entity constitutes an “Eligible Borrower”, (b) any Designated Vehicle owned by K- INFRA that is an Eligible Borrower shall no longer constitute a “Designated Vehicle” pursuant to the asset value tests under either clause (a) or (b) of the definition thereof (in which such person shall be deemed to be a “new” Subsidiary or Economic Holdco for purposes of this Section 6.15 as of such date), or (c) a PassCo Guarantor becomes an “Eligible Borrower” in accordance with the definition thereof, (in which case such person shall be deemed to be a “new” Subsidiary or Economic Holdco for purposes of this Section 6.15 as of such date) and in each case, no Eligible Borrower is a Borrower hereunder in respect of the relevant Asset then, in each case, the Borrowers shall within sixty (60) days (or such longer period as shall be reasonably agreed or required by the Administrative Agent) following such person becoming an Eligible Borrower, cause such new Subsidiary or Economic Holdco to become an “Additional Borrower” hereunder pursuant to a Borrower Joinder Agreement and to deliver such corporate or other action, incumbency of officers, and other documents as is substantially consistent with those delivered by the Borrowers pursuant to Section 3.01(b), (e) and (g) upon the Closing Date and reasonably acceptable to the Administrative Agent, and an opinion of counsel for such Additional Borrower reasonably acceptable to the Administrative Agent; provided that, no such opinion shall be required to the extent that (i) an opinion acceptable to the Administrative Agent with respect to a Borrower has been delivered for such Borrower or another Borrower formed in the same jurisdiction, (ii) no change in law has occurred with respect to such jurisdiction that would alter the analysis of such prior opinion and (iii) if applicable, the Constitutional Documents of such Additional Borrower is substantially similar to the Constitutional Documents of such other Borrower, in each case for clauses (ii) and (iii) above, as determined by the Administrative Agent, in its reasonable discretion. Any breach of this covenant that is solely due to inaction or delay of the Administrative Agent (to the extent such Borrower has otherwise submitted all requested documents and information under this Section 6.15) shall not result in a Default or Event of Default hereunder.

Section 6.16.       Release of Borrowers.  The Borrowers may elect, at their option, to release any Borrower hereunder at any time, upon not less than seven (7) Business Days’ prior notice to the Administrative Agent if (a) (i) such Borrower constitutes a Designated Vehicle, (ii) in connection with a Disposition not prohibited under Section 7.07 pursuant to which 100% of Assets held by such Borrower is Disposed of (or following which, such Borrower shall constitute a Designated Vehicle) or (iii) the Borrowers shall have determined that such Borrower will cease to be an Eligible Borrower and shall have delivered to the Administrative Agent a certification, signed by a Responsible Officer of such Borrower, that (a) such Borrower (i) has ~~(1)~~ no outstanding Financial Indebtedness that ~~(A)~~ would be treated as acquisition indebtedness under Section 514 of the Code (either directly or through a pass through Subsidiary)~~, (B) is secured by (or for which the holder of such Financial Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, assets or property owned or acquired by such Borrower, whether or not the Financial Indebtedness secured thereby has been assumed or (C) exceeds $5,000,000 in the aggregate at any time~~  and (~~2~~ii) will cease to be ~~either~~ treated as a corporation for U.S. federal income tax purposes or a direct or indirect Subsidiary (or Economic Holdco) of an entity owned or controlled by K-INFRA that is treated as a corporation for federal income tax purposes, ~~and~~(b) immediately after giving effect thereto~~,~~  (~~b~~i) no Default under Section 8.01(a), (g) or (h) hereof has occurred and is continuing (unless, (1) to the extent any such entity is being released pursuant to clause (a)(ii), such release was made or committed to prior to the Borrowers’ knowledge of or the occurrence of such Default or (2) such release is otherwise acceptable to the Administrative Agent and the Required Lenders in their sole discretion), (~~c~~ii) to the extent any such entity is being released pursuant to clause (a)(i) or clause (a)(iii), the Asset Coverage Ratio is greater than the ~~Minimum~~Cure Asset Coverage Ratio; provided that, if the Asset Coverage Ratio is less than the Maintenance Asset Coverage Ratio and greater than the ~~Minimum~~Cure Asset Coverage Ratio, the Asset Coverage Ratio, after giving effect to such release is not less than the Asset Coverage Ratio immediately prior to giving effect to such release and any release of such Borrower shall be deemed a Disposition of all Assets held by such Borrower, and the Obligations shall be repaid in an amount equal to the Asset Proceeds that would have been received by Borrower had such Assets held by such Borrower been Disposed of in accordance with Section 7.07 up to an amount, following which, the Asset Coverage Ratio is greater than the Maintenance Asset Coverage Ratio, (~~d~~iii) any Allocated Loan Amount of such Borrower shall have been paid in full in accordance with the terms hereof and (~~e~~c) to the extent any such entity is being released pursuant to clause (a)(iii), it shall have, substantially concurrently with such release, executed a joinder to the Guarantee Agreement pursuant to a Guarantee Assumption Agreement and shall have complied with Section 12 of the Guarantee Agreement; provided that, in no event shall a Designated Vehicle be required to be joined as a Guarantor hereunder and become a PassCo Guarantor thereunder; provided, however, that for any entity that had been a Borrower and was subsequently released because it ceased to be an Eligible Borrower under clause (a)(iii) of this Section 6.16, such entity shall become an Additional Borrower pursuant to Section 6.15 ~~at~~within 15 Business Days of the earlier of such time as either (i) such entity or any of its Subsidiaries that is treated as pass-through or disregarded for U.S. federal income tax purposes incurs any Financial Indebtedness that ~~(A)~~ would be treated as acquisition indebtedness under Section 514 of the Code (either directly or through a pass through Subsidiary)~~, (B) is secured by (or for which the holder of such Financial Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, assets or property owned or acquired by such Borrower, whether or not the Financial Indebtedness secured thereby has been assumed or (C) exceeds $5,000,000 in the aggregate at any time~~  or

(ii) such entity or any of its direct or indirect parent entities becomes an entity owned or Controlled by K-Infra that is treated as a corporation for U.S. federal income tax purposes.

Upon the satisfaction of the above conditions, the Administrative Agent shall promptly execute all documents and instruments reasonably necessary for such Borrower to cease to be a Borrower hereunder and to release any Liens granted by such Borrower over its assets.

Section 6.17.        Other PassCo Guarantors.  In the event that, with respect to any present or future Asset, (a) K-INFRA shall form or acquire any new Subsidiary or Economic Holdco (other than a Designated Vehicle) that directly or indirectly holds such Asset, and such entity does not constitute an “Eligible Borrower”, such entity shall be joined as a PassCo Guarantor pursuant to a Guarantee Assumption Agreement in accordance with Section 12 of the Guarantee Agreement; provided that such entity shall become an Additional Borrower pursuant to Section 6.15 within 15 Business Days of the earlier of such time as either (i) such entity or any of its Subsidiaries that is treated as pass-through or disregarded for U.S. federal income tax purposes incurs any Financial Indebtedness that would be treated as acquisition indebtedness under Section 514 of the Code (either directly or through a pass through Subsidiary) or (ii) such entity or any of its direct or indirect parent entities becomes an entity that is treated as a corporation for U.S. federal income tax purposes.

ARTICLE 7
Negative Covenants

So long as the Lenders have any commitment to lend hereunder or to cause the issuance of any Letter of Credit hereunder, and until payment and performance in full of the Obligations (other than Letter of Credit obligations which have been fully cash collateralized and contingent indemnification obligations for which no claim has been made) under this Agreement and the other Loan Documents, each Borrower agrees, without the prior written consent of the Administrative Agent on behalf of the Required Lenders (unless the approval of the Administrative Agent alone or a different number of Lenders is expressly permitted below):

Section 7.01.      Merger; Dissolution; Division. Except as otherwise provided in the Loan Documents, such Borrower shall not take any actions (a) to merge, amalgamate or consolidate with or into any person, unless a Borrower is the surviving or continuing entity, (b) except as permitted by clause (a), that will dissolve or terminate such Borrower or (c) to Divide.

Section 7.02.        Negative Pledge.  (a)  No Borrower shall directly or indirectly create or permit to subsist any Liens over any of the Collateral or any of the assets or property of such Borrower and (b) Borrower shall ensure that no Holding Vehicle shall directly or indirectly create or permit to subsist any Liens over any of the Collateral or any of the assets or property of such Holding Vehicle in each case, other than Permitted Liens.

Section 7.03.      Financial Indebtedness.  (a)  No Borrower shall incur, assume, suffer to exist, allow to remain outstanding or otherwise become or remain liable with respect to any Financial Indebtedness, and (b) Borrowers shall ensure that no Holding Vehicle shall incur, assume, suffer to exist, allow to remain outstanding or otherwise become or remain liable with respect to any Financial Indebtedness, in each case, other than Permitted Financial Indebtedness.

Section 7.04.       Distributions. No Borrower shall make, pay or declare any dividend, distribution or payment (whether or not in cash), direct or indirect, on account of any Equity Interest in such Borrower including as a dividend or other distribution and on account of the purchase, redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any such Equity Interest (any such dividend, distribution, payment, purchase, redemption, retirement, sinking fund, purchase or other acquisition, a “Distribution”) at any time a Cash Control Event has occurred and is continuing or would result therefrom other than Tax Distributions.

Section 7.05.     Sanctions. No Loan, nor any part of the proceeds of the Loans, will be used, directly or knowingly indirectly, or lent, contributed, provided or otherwise made available to, any person (i) for the purpose of financing any activities or business of or with any person or in any country or territory that at such time is the subject of any Sanctions (as of the Closing Date, the Crimea, Kherson and Zaporizhzhia regions of Ukraine, the so-called People’s Republic of Donetsk and the so-called People’s Republic of Luhansk, Cuba, North Korea, Iran and Syria) to the extent such activities or business would be prohibited by Sanctions, or in any other manner that will result in any violation by any person (including any Lender) of Sanctions or (ii) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws.

Section 7.06.        [Reserved].

Section 7.07.      Dispositions(a).  No Borrower shall, nor shall it permit any Holding Vehicle (or, in the case of any other holding vehicle through which Borrower holds such Asset that Borrower does not Control, consent to, vote in favor of or otherwise agree to or accept) to transfer an Asset to any person unless such transaction is on fair and reasonable terms no less favorable to such Borrower, Holding Vehicle or such other entity than those terms that might be obtained at the time in a comparable arm’s length transaction (or otherwise in accordance with the PPM and the Constitutional Documents of such Borrower and K-INFRA).

Notwithstanding the foregoing, no Borrower shall, nor shall it permit any Holding Vehicle (or, in the case of any other holding vehicle through which Borrower holds such Asset that Borrower does not Control, vote, consent or otherwise agree) to, transfer or otherwise dispose of an Asset to any person: (i) while a Default under Section 8.01(a), (g) or (h) hereof has occurred and is continuing or would result therefrom (unless (1) such transfer or disposition was made or committed to prior to the Borrowers’ knowledge of or the occurrence of such Default or (2) such transfer or disposition is otherwise acceptable to the Administrative Agent and the Required Lenders in their sole discretion) or (ii) to the extent a breach of a Financial Covenant or an Excess Prepayment Event has occurred and is continuing or would result therefrom, unless, in the case of this sub-clause (ii) the Asset Proceeds of such disposition shall be applied to repay the Obligations of such Borrower in accordance with Section 2.07.

Section 7.08.       Limitation on Withdrawals from the Borrower Collateral Accounts.  Without the prior written consent of the Administrative Agent, no Borrower shall make or cause the making of any withdrawal or transfer of funds from its Borrower Collateral Account if a Cash Control Event has occurred and is continuing or would result therefrom, unless such withdrawal shall be used to repay any amounts payable by the Borrowers under this Agreement.

Section 7.09.       Transactions with Affiliates.  No Borrower shall, directly or indirectly, enter into any transaction with any Affiliate unless such transaction is (a) with another Borrower or the Liquidity Guarantor or (b) such transaction is on fair and reasonable terms no less favorable to such Borrower than those terms that might be obtained at the time in a comparable arm’s length transaction with a person who is not an Affiliate; provided that, any transaction entered into in accordance with the PPM and the Constitutional Documents of such Borrower and K-INFRA shall be deemed to comply with this Section 7.09.

Section 7.10.        Constitutional Document and Valuation Policy Amendments.

(a)          No Borrower shall amend or otherwise modify its Constitutional Documents (a “Proposed Borrower Amendment”) in any way that would (i) impair the Lenders’ rights in the Collateral or (ii) reasonably be expected to have an adverse effect on the rights, powers, remedies and privileges of the Lenders in any material respect (each of clauses (i) and (ii), a “Material Borrower Amendment”), in each case without the consent of the Administrative Agent (acting at the direction of the Required Lenders).

With respect to any Proposed Borrower Amendment, the applicable Borrowers shall notify the Administrative Agent of such proposal.  The Administrative Agent shall determine, in its sole reasonable discretion (i.e., the determination of the other Lenders shall not be required) and on its good faith belief, whether such Proposed Borrower Amendment would constitute a Material Borrower Amendment within three (3) Business Days of the date on which it is deemed to have received such notification in accordance with this Section 7.10 and shall promptly notify the applicable Borrower of its determination.  If the Administrative Agent determines that the Proposed Borrower Amendment is not a Material Borrower Amendment, the applicable Borrowers may make such amendment without the consent of the Lenders.  If the Administrative Agent determines that the Proposed Borrower Amendment is a Material Borrower Amendment, the approval of the Required Lenders shall be required and the Administrative Agent shall promptly notify the Lenders of such request for such approval, distributing, as appropriate, the Proposed Borrower Amendment and any other relevant information provided by the Borrowers; the Lenders shall have seven (7) Business Days from the date of such notice from the Administrative Agent to deliver their approval or denial thereof.

Notwithstanding the foregoing, any of the Borrowers may, without the consent of the Administrative Agent or the Lenders (and without submitting the Proposed Borrower Amendment to the Administrative Agent for determination as described above), amend its applicable Constitutional Documents: (a) to reflect the full or partial redemption of an investor’s units in accordance with the applicable Constitutional Document; (b) to admit new investors in accordance with its applicable Constitutional Documents; (c) to reflect transfers of interests in the applicable Borrowers; and (d) to cure any ambiguity, correct or supplement any provision of such Constitutional Document which is incomplete or inconsistent with any other provision thereof (the effect of which shall not be material to the Lenders), correct any printing, stenographic or clerical error or effect changes of an administrative or ministerial nature which do not materially increase the authority of a general partner or manager or adversely affect the rights of the Lenders or to fix any other obvious error or any other error or omission of a technical or immaterial nature.

(b)          The Borrowers shall not permit K-INFRA to amend or otherwise modify any provision of the Constitutional Documents of K-INFRA, the Valuation Policy or the PPM that results in or would reasonably be expected to result in any of the following (any such modification, a “Material K-INFRA Amendment”) without the consent of the Administrative Agent (acting at the direction of the Required Lenders):

(i)          modify, amend or supplement the Valuation Policy to the extent (after giving effect to such changes in the Valuation Policy) the result would be an increase in the calculation of the K-INFRA Net Asset Value; or

(ii)          that would result in a Material Adverse Effect.

Section 7.11.       Burdensome Restrictions. No Borrower shall be a party to any agreement or contract (other than the Loan Documents) that contains a restriction, which limits its ability to repay the Obligations.

Section 7.12.     ERISA. No Borrower shall establish, maintain, contribute to or have liability with respect to any Pension Plan or Multiemployer Plan except as would not reasonably be expected to have a Material Adverse Effect. No Borrower shall take any action that would cause the underlying assets of such Borrower to constitute (or fail to take any action that is required to prevent its underlying assets from otherwise constituting) “plan assets” of any “benefit plan investor” for purposes of Section 3(42) of ERISA or Section 4975 of the Code which would give rise to a “non‑exempt prohibited transaction” under Section 4975(c)(B) of the Code or Section 406(a)(1)(B) of ERISA and would subject Administrative Agent or the Lenders to any tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA.

ARTICLE 8
Events of Default

Section 8.01.       Events of Default.  An “Event of Default” shall exist if any one or more of the following events (herein collectively called “Events of Default”) shall occur and be continuing (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)        (i) any Borrower or Guarantor shall fail to pay when due, any principal of its Obligations, including any failure to pay any amount required to be paid by it under Section 2.07 hereof; or (ii) any Borrower shall fail to pay when due, any interest on its Obligations or any fee, expense, indemnity or other payment required to be paid by it hereunder, including, without limitation, payment of cash for deposit as cash collateral; and, (a) solely in the case of interest and fees, such failure continues for a period of three (3) Business Days following such failure, and (b) solely in the case of any amounts other than principal, interest and fees, such failure continues for a period of five (5) Business Days following such failure.

(b)          any representation or warranty made by or on behalf of the Borrowers, K-INFRA or the Guarantors (in each case, as applicable) under this Agreement, or any of the other Loan Documents executed by any one or more of them, or in any certificate or statement furnished or made to the Lenders or any one of them by the Borrowers (in each case, as applicable) pursuant hereto, in connection herewith or with the Loans, or in connection with any of the other Loan Documents, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made and the adverse effect of the failure of such representation or warranty shall not have been cured within thirty (30) days after written notice thereof is delivered to the Borrowers by the Administrative Agent;

(c)          default shall occur in the performance of: (i) any of the covenants or agreements contained herein (other than the covenants contained in Sections 2.07, 5.01(a), 5.01(c), 5.01(e), 6.01, 6.02, 6.08 and Sections 7.01 through 7.12 hereof) by the Borrowers or K-INFRA; or (ii) the covenants or agreements of the Borrowers, K-INFRA and the Guarantors contained in any other Loan Documents executed by such person, and such default shall continue uncured to the satisfaction of the Administrative Agent for a period of thirty (30) days after the earlier of: (x) written notice thereof has been given by the Administrative Agent to the Borrowers; or (y) the Administrative Agent has been notified or should have been notified of such default pursuant to Section 8.02(b) hereof; provided that if such default is not susceptible of being cured with diligence within said thirty (30)-day period, but, in the reasonable determination of Administrative Agent, is susceptible of being cured within an additional period, then such period may be extended by the Administrative Agent after consulting with the Required Lenders, for such additional period of time, not to exceed an additional thirty (30) days, as may reasonably be necessary to cure the same; provided that the applicable Borrowers or K-INFRA, as the case may be, commences such cure within such thirty (30) day period and diligently prosecutes the same until its completion;

(d)        (A) default shall occur in the performance of any one of the covenants contained in Section 5.01(c) or Section 6.01, 6.02 or 6.08 or Section 7.10(b) and such default shall continue uncured for five (5) Business Days (or in respect of Section 7.10(b), ten (10) Business Days) after the earlier of (x) written notice thereof has been given by the Administrative Agent to the Borrowers or (y) the Administrative Agent has been notified or should have been notified of such default or (B) default shall occur in the performance of any one of the covenants contained in Sections 2.07 or 5.01(a) or Sections 7.01 through 7.12 (other than Section 7.10(b)) hereof) of this Agreement;

(e)          other than in compliance with the explicit provisions of the Loan Documents and, with respect to an English Borrower subject to the English Legal Reservations and the Perfection Requirements, any of the Loan Documents executed by any of the Borrowers or Guarantors party thereto: (i) shall cease, in whole or in material part, to be legal, valid, binding agreements enforceable against such Borrowers or Guarantors, as the case may be, in accordance with the terms thereof; (ii) shall in any way be terminated or become or be declared ineffective or inoperative except in accordance with its terms thereof; or (iii) shall in any way whatsoever cease to give or provide the respective first priority Liens (subject to any Permitted Liens), security interest, rights, titles, interest, remedies, powers, or privileges intended to be created thereby (other than, in each case, solely as the result of an action or failure to act on the part of the Administrative Agent); provided that if any of the events set forth in the foregoing clauses (i), (ii) and (iii) occur as a result of a change in any Applicable Law, and is in the reasonable judgment of the Administrative Agent susceptible of being cured, then the Administrative Agent shall be permitted to provide the Borrowers up to thirty (30) days from the date thereof to cure a default arising under this Section 8.01(e) to the reasonable satisfaction of the Administrative Agent;

(f)          default shall occur with respect to the payment of any Financial Indebtedness or Guaranty Obligations of K-INFRA, the Borrowers or the Guarantors in an aggregate amount not less than three and a half percent (3.5%) of the K-INFRA Net Asset Value in the aggregate, and such default shall continue for more than the applicable period of grace or cure, if any; or any non-monetary default occurs in respect of such Financial Indebtedness which permits such Financial Indebtedness to become due before its stated maturity by acceleration of the maturity thereof;

(g)        any Borrower, Guarantor or K-INFRA shall: (i) apply for or consent to the appointment of a receiver, interim receiver, receiver and manager, examiner, process advisor, trustee, custodian, intervenor, restructuring officer, liquidator or provisional liquidator of itself or of all or a substantial part of its assets; (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; (vi) take partnership, limited partnership, exempted limited partnership, limited liability company or corporate action for the purpose of effecting any of the foregoing; or (vii) take any analogous procedure or step in any other applicable jurisdiction;

(h)        an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of any Borrower, Guarantor or K-INFRA, or appointing a receiver, interim receiver, receiver and manager, examiner, process advisor, custodian, trustee, intervenor, liquidator or provisional liquidator of such Borrower, Guarantor or K-INFRA, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days;

(i)          any final judgment(s) for the payment of money in excess of three and a half percent (3.5%) of the K-INFRA Net Asset Value in the aggregate shall be rendered against any Borrower, Guarantor or K-INFRA and such judgment is not stayed, discharged or vacated after a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Borrower, Guarantor or K-INFRA to enforce any such judgment, unless such judgment is covered by insurance or bonded or unless it is being appealed and such Borrower, Guarantor or K-INFRA has posted a bond or cash collateral;

(j)          the Liquidity Coverage Ratio is less than the Minimum Liquidity Coverage Ratio and such breach continues uncured for a period of thirty (30) days;

(k)          a Review Event Cure Plan has been agreed in respect of a then occurring Review Event, and the Borrowers have failed to comply with the terms of such Review Event Cure Plan;

(l)          a Required Asset Coverage Plan has been agreed in respect of a then occurring breach of the ~~Minimum~~Cure Asset Coverage Ratio, and the Borrowers have failed to comply with the terms of such Required Asset Coverage Plan;

(m)         upon the occurrence of a Change of Control; ~~or~~

(n)          the Asset Coverage Ratio is less than the Minimum Asset Coverage Ratio; or

(~~n~~o)      (i) An ERISA Event shall occur that has or would reasonably be expected, individually or together with one or more other ERISA Events, to have a Material Adverse Effect, (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, (iii) any Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is being terminated, within the meaning of Title IV of ERISA, and as a result of such termination the aggregate annual contributions of the applicable Borrower and the ERISA Affiliates to all Multiemployer Plans that are then being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such termination occurs by an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or (iv) the assets of a Borrower are treated as “plan assets” for purposes of Section 3(42) of ERISA or Section 4975 of the Code which gives rise to a “non exempt prohibited transaction” under Section 4975(c)(1)(B) of the Code or Section 406(a)(1)(B) of ERISA subjecting Administrative Agent or the Lenders to any tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA.

Section 8.02.        Remedies.

(a)          If an Event of Default occurs under Section 8.01(g) or 8.01(h), the obligations of the Lenders to make any Loan hereunder shall cease, and the unpaid principal amount of the Loans and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower.

(b)          If any other Event of Default occurs and is continuing (other than under Section 8.01(g) or 8.01(h)), the Administrative Agent may (and at the direction of the Required Lenders shall) by written notice to the Borrowers (i) suspend, the Commitments of the Lenders until such Event of Default is cured or waived; (ii) terminate the Commitment of the Lenders hereunder; (iii) declare the unpaid principal amount of and all interest then accrued on, the Obligations to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind (other than notice of such declaration) all of which each Borrower hereby expressly waives, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iv) exercise any right, privilege, or power set forth in Article 5 hereof or in the Security Documents; or (v) without notice of default or demand, pursue and enforce any of the Administrative Agent’s or the Lenders’ rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any Applicable Law or agreement; provided that the Administrative Agent may select which remedies to exercise unless otherwise directed by the Required Lenders, in which case the Administrative Agent will exercise such remedies as directed by the Required Lenders.

(c)          Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if while an Event of Default is continuing all Obligations outstanding under the Facility at that time are indefeasibly repaid in full in cash and the obligations and Commitments of the Finance Parties under this Agreement cease in full, all Collateral and obligations of the Borrowers under the Loan Documents to which they are a party shall be released and discharged.

Section 8.03.        Application of Proceeds. If the unpaid principal amount of the Loans (including PIK Interest) and all other Obligations have become due and payable following an Event of Default, and such acceleration and its consequences have not been rescinded and annulled, any funds collected by the Administrative Agent or any Lender hereunder or pursuant to any other Loan Document shall be applied by the Administrative Agent and the Lenders in the following order:

First, to pay all fees and costs and expenses of the custodian (if any), the Administrative Agent and Collateral Agent;

Second, to pay all accrued and unpaid interest and fees (other than, for the avoidance of doubt, PIK Interest) on the Loans;

Third, to pay all unpaid principal of the Principal Obligations (including PIK Interest);

Fourth, to pay, on a pari passu basis, any other outstanding Obligations;

Fifth, to pay the remainder, if any, to the Borrowers or to any other person legally entitled thereto.

Notwithstanding the foregoing, the Administrative Agent shall, at its option use any amounts received on account of the Obligations, including any Asset Proceeds to make payments set forth above in respect of the Obligations, or in lieu thereof, to make payments in respect of portfolio investment obligations to the extent then due and payable.

ARTICLE 9
The Agents

Section 9.01.        Appointment.

(a)        Authority of the Administrative Agent.  Each Lender hereby designates and appoints Mizuho as the Administrative Agent and Collateral Agent (solely for purposes of this Article 9, where the context so requires, the Administrative Agent and the Collateral Agent shall collectively be the “Administrative Agent”) of such Lender to act as specified herein and the other Loan Documents, and each such Lender hereby authorizes the Administrative Agent and Collateral Agent,  as the agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent and Collateral Agent, as applicable, by the terms hereof and of the other Loan

Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere herein and in the other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any of the other Loan Documents, or shall otherwise exist against the Administrative Agent.  The provisions of this Article 9 are solely for the benefit of the Administrative Agent and the Lenders and none of the Borrowers or any Affiliate of the foregoing (each, a “Borrower Party”) shall have any rights as a third-party beneficiary of the provisions hereof (except for the provisions that explicitly relate to the Borrowers in Section 9.10 hereof).  In performing its functions and duties under this Agreement and the other Loan Documents, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Borrower Party.

(b)          [Reserved].

(c)          Release of Collateral.  The Finance Parties irrevocably authorize the Collateral Agent, at the Administrative Agent’s option and in its sole discretion, to release any security interest in or Lien on any Collateral granted to or held by the Collateral Agent: (i) upon termination of this Agreement and the other Loan Documents, termination of the Commitments and all Letters of Credit and payment in full of all of the Obligations, including all fees and indemnified costs and expenses that are then due and payable pursuant to the terms of the Loan Documents; (ii) pursuant to any express provision of a Loan Document; and (iii) if approved by the Lenders pursuant to the terms of Section 10.05.  Upon the request of the Administrative Agent, the Lenders shall confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 9.01(c).

Section 9.02.        Delegation of Duties. The Administrative Agent may execute any of its duties hereunder or under the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of legal counsel, accountants, and other professionals selected by the Administrative Agent concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible to any Lender for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, nor shall it be liable for any action taken or suffered in good faith by it in accordance with the advice of such persons.

Section 9.03.     Exculpatory Provisions. Neither the Administrative Agent nor any of its Affiliates, nor any of their respective officers, directors, employees, agents or attorneys-in-fact, shall be liable to any Lender for any action lawfully taken or omitted to be taken by it or such person under or in connection herewith or in connection with any of the other Loan Documents (except for its or such person’s own gross negligence or willful misconduct) or responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Borrower Parties contained herein or in any of the other Loan Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for therein, or received by the Administrative Agent under or in connection herewith or in connection with the other Loan Documents, or enforceability or sufficiency therefor of any of the other Loan Documents, or for any failure of a Borrower Party to perform its obligations hereunder or thereunder.  The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement, or any of the other Loan Documents or for any representations, warranties, recitals or statements made herein or therein or made by any Borrower Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower Parties to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Borrower Parties.  The Administrative Agent is not a trustee for the Lenders and owes no fiduciary duty to the Lenders hereunder and/or pursuant to the Security Documents, as each is governed by New York law.  Each Lender recognizes and agrees that the Administrative Agent shall not be required to determine independently whether the conditions described in Section 3.02(d) or 3.02(e) hereof have been satisfied and, when the Administrative Agent disburses funds to any Borrower, or causes Letters of Credit to be issued, it may rely fully upon statements contained in the relevant requests by any Borrower.

Section 9.04.        Reliance on Communications. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, email, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Borrower Parties, independent accountants and other experts selected by the Administrative Agent with reasonable care).  The Administrative Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless an Assignment Agreement shall have been delivered to the Administrative Agent in accordance with Section 10.06 hereof.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or under any of the other Loan Documents unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Loan Documents in accordance with a request of the Required Lenders (or to the extent specifically required, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

Section 9.05.      Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Borrower Party referring to the Loan Document, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders and as is permitted by the Loan Documents.

Section 9.06.    Non-Reliance on the Administrative Agent and the Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Administrative Agent or any Affiliate thereof hereinafter taken, including any review of the affairs of any Borrower Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower Parties and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower Parties.

Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower Parties which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 9.07.       Indemnification. The Lenders agree to, jointly and severally, indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Obligations) be incurred by the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence, fraud or willful misconduct of the Administrative Agent.  If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.  The agreements in this Section 9.07 shall survive the payment of the Obligations.

Section 9.08.       Administrative Agent in Its Individual Capacity Security Documents. With respect to the Loans made and Letters of Credit issued and all obligations owing to it, the Administrative Agent acting in its individual capacity shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.  The Administrative Agent acting in its individual capacity and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Borrower as though the Administrative Agent were not an agent hereunder and without any duty to account therefor to the other Lenders.

Section 9.09.       Successor Agent. The Administrative Agent may at any time resign upon twenty (20) days’ prior written notice to the Lenders and the Borrowers, subject to the prior written consent of the Borrowers, in their sole discretion (except upon the declaration that the Obligations are immediately due and payable pursuant to Section 8.02 hereof upon the occurrence and continuation of an Event of Default).  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, (subject, except when an Event of Default of the type described in Section 8.01(a), 8.01(g) or 8.01(h) hereof (or any other Event of Default which has continued for a period of thirty (30) days) exists, to the consent of the Borrowers, such consent not to be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Letter of Credit Issuer, (subject, except when an Event of Default of the type described in Section 8.01(a), 8.01(g) or 8.01(h) hereof (or any other Event of Default which has continued for a period of thirty (30) days) exists, to the consent of the Borrowers, such consent not to be unreasonably withheld), appoint a successor Administrative Agent meeting the qualifications set forth above, provided that if Administrative Agent shall notify the Borrowers and the Lenders that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and: (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Administrative Agent on behalf of Lenders or the Letter of Credit Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed); and (b) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and the Letter of Credit Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Prior to the occurrence and continuance of an Event of Default pursuant to Section 8.01(a) that has not been cured within sixty (60) days in no event may any Competitor be appointed successor Administrative Agent hereunder without the prior written consent of the Borrowers.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section and Section 10.02 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective related parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 9.10.        Reliance by the Borrowers. Each Borrower shall be entitled to rely upon, and to act or refrain from acting on the basis of, any notice, statement, certificate, waiver or other document or instrument delivered by the Administrative Agent to such Borrower so long as the Administrative Agent is purporting to act in its respective capacity as the Administrative Agent pursuant to this Agreement, and such Borrower shall not be responsible or liable to any Lender (or to any participant or Assignee), or as a result of any action or failure to act (including actions or omissions which would otherwise constitute defaults hereunder) which is based upon such reliance upon the Administrative Agent.  Such Borrower shall be entitled to treat the Administrative Agent as the properly authorized Administrative Agent pursuant to this Agreement until such Borrower shall have received notice of resignation, and such Borrower shall not be obligated to recognize any successor Administrative Agent until such Borrower shall have received written notification satisfactory to it of the appointment of such successor.

Section 9.11.     Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition examinership, rescue process or other judicial proceeding relative to any Borrower, the Finance Parties acknowledge and agree that the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Liability shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Liability and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Finance Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Finance Parties and their respective agents and counsel and all other amounts due the Finance Parties hereunder) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

(c)          and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Finance Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Finance Party, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Finance Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Finance Party or to authorize the Administrative Agent to vote in respect of the claim of any Finance Party in any such proceeding.

Section 9.12.       Delivery of Notices to the Lenders. Promptly upon receipt of any written notice, report or information from the Borrowers under the Loan Documents, the Administrative Agent will provide copies of such notice, report or information to the Lenders in a time and manner reasonable under the circumstances.

Section 9.13.        Erroneous Payments.

(a)          If the Administrative Agent notifies a Lender, Letter of Credit Issuer or Finance Party, or any person who has received funds on behalf of a Lender, Letter of Credit Issuer or Finance Party (any such Lender, Letter of Credit Issuer, Finance Party or other recipient, but in any event excluding any Borrower and their Affiliates, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Letter of Credit Issuer, Finance Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), (i) such Erroneous Payment comprised of funds of the Administrative Agent shall at all times remain the property of the Administrative Agent, (ii) such Erroneous Payment comprised of funds of a Borrower shall at all times remain the property of such Borrower and (iii) such Erroneous Payment shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent or such Borrower, as applicable, and such Lender, Letter of Credit Issuer or Finance Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)       Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)         (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)          such Payment Recipient shall promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.13(b).

(c)          Each Lender, Letter of Credit Issuer or Finance Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Letter of Credit Issuer or Finance Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Letter of Credit Issuer or Finance Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)          In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with the preceding clause (a) from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class of Loans with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment  Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment Agreement (or, to the extent applicable, an agreement incorporating an Assignment Agreement by reference pursuant to an approved electronic communication method pursuant to Section 10.01(b) hereof as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the applicable Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment.  The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.  In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Finance Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency.

(e)          The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or held on behalf of, a Borrower for the purpose of prepaying, repaying, discharging or otherwise satisfying any Obligations owed by such Borrower.

(f)          To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to  an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)      Each party’s obligations, agreements and waivers under this Section 9.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Letter of Credit Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(h)          Notwithstanding anything to the contrary herein or in any other Loan Document, no Borrower nor any of its Affiliates shall have any obligations or liabilities directly or indirectly arising out of this Section 9.13 in respect of any Erroneous Payment (other than having consented to any assignment referenced in Section 9.13(d) above).

Section 9.14.        Appointment of Administrative Agent as Security Trustee.

(a)       For the purposes of any Liens or Collateral created under a UK Security Document (as defined below), the following additional provisions shall apply.

(b)          In this Section 9.14, the following expressions have the following meanings:

“Appointee” means any receiver, administrator or other insolvency officer appointed in respect of any UK Borrower or its assets.

“Charged Property” means the assets of the UK Borrowers subject to a security interest under a UK Security Document.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Administrative Agent (in its capacity as security trustee).

“UK Security Document” means any Security Document governed by the laws of England and Wales.

(c)          The Finance Parties appoint the Administrative Agent to hold the security interests constituted by the UK Security Documents on trust for the Finance Parties on the terms of the Loan Documents and the Administrative Agent accepts that appointment.

(d)      The Administrative Agent, its subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration and profits paid to it in connection with (i) its activities under the Loan Documents; and (ii) its engagement in any kind of banking or other business with any Loan Party.

(e)         Nothing in this Agreement constitutes the Administrative Agent as a trustee or fiduciary of, nor shall the Administrative Agent have any duty or responsibility to, any Borrower or Guarantor.

(f)          The Administrative Agent shall have no duties or obligations to any other person except for those which are expressly specified in the Loan Documents or mandatorily required by applicable law.

(g)        The Administrative Agent may appoint one or more Delegates on such terms (which may include the power to sub-delegate) and subject to such conditions as it thinks fit, to exercise and perform all or any of the duties, rights, powers and discretions vested in it by the UK Security Documents and shall not be obliged to supervise any Delegate or be responsible to any person for any loss incurred by reason of any act, omission, misconduct or default on the part of any Delegate.

(h)         The Administrative Agent may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint (and subsequently remove) any person to act jointly with the Administrative Agent either as a separate trustee or as a co-trustee on such terms and subject to such conditions as the Administrative Agent thinks fit and with such of the duties, rights, powers and discretions vested in the Administrative Agent by the UK Security Documents as may be conferred by the instrument of appointment of that person.

(i)           The Administrative Agent shall notify the Finance Parties of the appointment of each Appointee (other than a Delegate).

(j)        The Administrative Agent may pay reasonable remuneration to any Delegate or Appointee, together with any costs and expenses (including legal fees) reasonably incurred by the Delegate or Appointee in connection with its appointment.  All such remuneration, costs and expenses shall be treated, for the purposes of this Agreement, as paid or incurred by the Administrative Agent.

(k)         Each Delegate and each Appointee shall have every benefit, right, power and discretion and the benefit of every exculpation (together “Rights”) of the Administrative Agent (in its capacity as security trustee) under the UK Security Documents, and each reference to the Administrative Agent (where the context requires that such reference is to the Administrative Agent in its capacity as security trustee) in the provisions of the UK Security Documents which confer Rights shall be deemed to include a reference to each Delegate and each Appointee.

(l)          Each Finance Party confirms its approval of the UK Security Documents and authorizes and instructs the Administrative Agent: (i) to execute and deliver the UK Security Documents; (ii) to exercise the rights, powers and discretions given to the Administrative Agent (in its capacity as security trustee) under or in connection with the UK Security Documents together with any other incidental rights, powers and discretions; and (iii) to give any authorizations and confirmations to be given by the Administrative Agent (in its capacity as security trustee) on behalf of the Finance Parties under the UK Security Documents.

(m)         The Administrative Agent may accept without inquiry the title (if any) which any person may have to the Charged Property.

(n)         Each other Finance Party confirms that it does not wish to be registered as a joint proprietor of any security interest constituted by a UK Security Document and accordingly authorizes the Administrative Agent to hold such security interest in its sole name (or in the name of any Delegate) as trustee for the Finance Parties.

(o)         Except to the extent that a UK Security Document otherwise requires, any moneys which the Administrative Agent receives under or pursuant to a UK Security Document may be: (a) invested in any investments which the Administrative Agent selects and which are authorized by applicable law; or (b) placed on deposit at any bank or institution (including the Administrative Agent) on terms that the Administrative Agent thinks fit, in each case in the name or under the control of the Administrative Agent, and the Administrative Agent shall hold those moneys, together with any accrued income (net of any applicable Tax) to the order of the Lenders, and shall pay them to the Lenders on demand.

(p)         On a disposal of any of the Charged Property which is permitted under the Loan Documents, the Administrative Agent shall (at the cost of the Borrowers) execute any release of the UK Security Documents or other claim over that Charged Property and issue any certificates of non-crystallisation of floating charges that may be required or take any other action that the Administrative Agent considers desirable.

(q)         The Administrative Agent shall not be liable for (i) any defect in or failure of the title (if any) which any person may have to any assets over which security is intended to be created by a UK Security Document; (ii) any loss resulting from the investment or deposit at any bank of moneys which it invests or deposits in a manner permitted by a UK Security Document; (iii) the exercise of, or the failure to exercise, any right, power or discretion given to it by or in connection with any Loan Document or any other agreement, arrangement or document entered into, or executed in anticipation of, under or in connection with, any Loan Document; unless that failure arises directly from its own gross negligence or willful misconduct or (iv) any shortfall which arises on enforcing a UK Security Document.

(r)         The Administrative Agent shall not be obligated to (i) obtain any authorization or environmental permit in respect of any of the Charged Property or a UK Security Document; (ii) hold in its own possession a UK Security Document, title deed or other document relating to the Charged Property or a UK Security Document; (iii) perfect, protect, register, make any filing or give any notice in respect of a UK Security Document (or the order of ranking of a UK Security Document), unless that failure arises directly from its own gross negligence or willful misconduct or (iv) require any further assurances in relation to a UK Security Document.

(s)          In respect of any UK Security Document, the Administrative Agent shall not be obligated to: (i) insure, or require any other person to insure, the Charged Property; or (ii) make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy or enforceability of any insurance existing over such Charged Property.

(t)          In respect of any UK Security Document, the Administrative Agent shall not have any obligation or duty to any person for any loss suffered as a result of: (i) the lack or inadequacy of any insurance; or (ii) the failure of the Administrative Agent to notify the insurers of any material fact relating to the risk assumed by them, or of any other information of any kind, unless Required Lenders have requested it to do so in writing and the Administrative Agent has failed to do so within fourteen (14) days after receipt of that request.

(u)         Section 1 of the Trustee Act 2000 (UK) shall not apply to the duty of the Administrative Agent in relation to the trusts constituted by this Agreement.

(v)         In the case of any conflict between the provisions of this Agreement and those of the Trustee Act 1925 (UK) or the Trustee Act 2000 (UK), the provisions of this Agreement shall prevail to the extent allowed by law, and shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000 (UK).

ARTICLE 10
Miscellaneous

Section 10.01.      Notices.

(a)          Notices Generally. Any notice or other communication herein required or permitted to be given to the Borrowers, the Collateral Agent or the Administrative Agent, shall be sent to such person’s address as set forth on Schedule 10.01 hereto or in the other relevant Loan Document, and in the case of any Lender, the address as indicated on Schedule 10.01 hereto or otherwise indicated to the Administrative Agent in writing. Except as otherwise set forth in clause (b) below, each notice hereunder shall be in writing and may be personally served or sent by electronic mail or a nationally recognized overnight courier service and shall be deemed to have been given when signed for against receipt thereof or upon receipt of electronic mail (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient); provided that (i) any such notice or other communication shall at the request of the Administrative Agent be provided to any sub-agent as designated by the Administrative Agent from time to time; (ii) any such notice or other communication to the Administrative Agent or the Collateral Agent may be made via SWIFT (to the extent, under this clause (ii), that such notice or communication is reasonably able to be sent in such manner); and (iii) any notice to the Borrowers sent by electronic mail must be accompanied by delivery by United States mail or a nationally recognized overnight courier service and shall be treated for purposes hereunder as being sent by United States mail or courier service.

(b)          Electronic Communications.

(i)        Notices and other communications to any Agent, Lenders or the Letter of Credit Issuer hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent or the Collateral Agent, as applicable, provided that the foregoing shall not apply to notices to any Agent, any Lender or pursuant to Article 2 if such person has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent, the Collateral Agent or the Borrower Representative may, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (A) notices and other communications (other than notices and communications to the Borrowers) sent to an e-mail address shall be deemed received upon the intended recipient’s receipt thereof (without any “undeliverable” message or other evidence of non-delivery received by the sender), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (B) notices or communications (other than notices and communications to the Borrowers or hereunder) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor, provided that, for both clauses (A) and (B) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(ii)         The Borrowers understand that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii)        The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications. In no event shall the Agent Affiliates have any liability to any Borrower, any Lender or any other person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of communications through the Platform or an Approved Electronic Communication.

(iv)         The Borrowers, each Lender and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(v)        Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof.

Section 10.02.      Expenses. The Borrowers agree to pay (within five (5) days after the receipt of written notice from the Administrative Agent) its pro rata share of all documented out-of-pocket costs and expenses of the Administrative Agent (including without limitation the reasonable fees and expenses of one designated law firm in each applicable jurisdiction acting as counsel to the Administrative Agent) reasonably and actually incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, waivers and supplements thereof or thereto, and, if an Event of Default is continuing, all documented out-of-pocket costs and expenses of the Administrative Agent the Letter of Credit Issuer and the Lenders (including, without limitation, the reasonable attorneys’ fees of the Administrative Agent’s the Letter of Credit Issuer’s and the Lenders’ legal counsel) reasonably incurred by them in connection with the preservation and enforcement of the Administrative Agent’s, the Letter of Credit Issuer’s and the Lenders’ rights under this Agreement and the other Loan Documents.

Section 10.03.      Indemnity.

(a)         Each Borrower agrees to indemnify the Administrative Agent, the Letter of Credit Issuer and each of the Lenders and their respective directors, officers, employees, attorneys and agents (each such

Person, including without limitation the Administrative Agent, the Letter of Credit Issuer and each of the Lenders, being called an “Indemnitee”) its pro rata share against, and to hold each Indemnitee harmless from, any and all losses, claims, actions, judgments, suits, disbursements, penalties, damages, liabilities and related expenses and counsel fees and expenses (including without limitation the counsel fees and expenses incurred in the enforcement of any Loan Documents against any Borrower or Guarantor), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of:

(i)           this Agreement or any other Loan Document, including without limitation the execution, delivery and enforcement thereof, or any agreement or instrument contemplated thereby,

(ii)          the use or misuse of the proceeds of the Loans,

(iii)         the fraudulent actions or misrepresentations of any Borrower or Guarantor or its Affiliates in connection with the transactions contemplated by this Agreement and the other Loan Documents, or any breach by any Borrower or Guarantor of its obligations under this Agreement or any other Loan Document, or

(iv)         any claim, litigation, investigation or proceeding relating to any of the foregoing or relating to any transaction contemplated hereby, whether or not any Indemnitee is a party thereto;

provided that such indemnity shall not, as to any Indemnitee, apply (1) to any such losses, claims, actions, judgments, suits, disbursements, penalties, damages, liabilities or related expenses as determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from gross negligence, fraud or willful misconduct of such Indemnitee or from any dispute between or among the Indemnitees and not involving any Borrower or Guarantor or (2) with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b)          To the fullest extent permitted by Applicable Law, the Borrowers and Guarantors shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in clause (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than for direct or actual damages resulting from the gross negligence, bad faith, material breach of contract or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(c)        WITHOUT LIMITATION OF AND SUBJECT TO THE FOREGOING, THE BORROWERS INTEND AND AGREE THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNITEE WITH RESPECT TO ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, THE REASONABLE AND DOCUMENTED FEES AND EXPENSES OF COUNSEL) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OR CLAIMS OF NEGLIGENCE OF SUCH OR ANY OTHER INDEMNITEE OR ANY STRICT LIABILITY OR CLAIMS OF STRICT LIABILITY.

(d)         The provisions of this Section 10.03 shall survive termination of this Agreement, and shall remain operative and in full force and effect regardless of the expiration of the Commitments, the consummation of the transactions contemplated hereby, the repayment of the Loans, the occurrence of the Maturity Date, the invalidity, illegality, or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Lenders.  All amounts due under this Section 10.03 shall be payable promptly on written demand therefor.

Section 10.04.      Set-Off(a).  In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence and continuance of any Event of Default, each Lender is hereby authorized by the Borrowers at any time or from time to time subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to the Borrower Representative or to any other person (other than the Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness at any time held or owing by such Lender or Letter of Credit Issuer, as applicable, to or for the credit or the account of the Borrowers against and on account of the obligations and liabilities of the Borrowers to such Lender or Letter of Credit Issuer, as applicable, hereunder and under the Loan Documents, including all claims of any nature or description arising out of or connected hereto and participations therein or with any other Loan Document, irrespective of whether or not (a) such Lender or Letter of Credit Issuer, as applicable, shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Letters of Credit, as applicable, or any other amounts due hereunder shall have become due and payable hereunder and although such obligations and liabilities, or any of them, may be contingent or unmatured; provided that, if any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Sections 2.06(a) and 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees to notify the Borrower Representative and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and their respective Affiliates under this Section 10.04 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.

Section 10.05.      Amendments and Waivers.

(a)          Required Lenders’ Consent. Subject to the additional requirements of Section 10.05(b) and (c) and the provisos below, no amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by the Borrowers therefrom, shall in any event be effective without the written concurrence of the Administrative Agent and the Required Lenders; provided that (i) the Administrative Agent may, with the consent of the Borrower Representative only, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment, (ii) the Administrative Agent may, in its sole and absolute discretion, consent to any action or omission as set forth in this Agreement and may grant waivers, concessions and other indulgences in accordance with the terms of this Agreement and (iii) no provisions of Section 2.03 hereof may be amended or modified without the consent of the Letter of Credit Issuer.

(b)        Unanimous Lenders’ Consent. Without the written consent of each Lender affected thereby (other than any Defaulting Lenders), no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i)          increase the amount or extend the term of the Commitment of such Lender (other than increases complying with Section 2.02 hereof or an extension of the Stated Maturity Date pursuant to Section 2.18 hereof);

(ii)          extend the scheduled final maturity of any Loan or Note;

(iii)         waive, reduce or postpone any scheduled repayment (but not prepayment);

(iv)          reduce the rate of interest or fee on any Obligation;

(v)          extend the time for payment of any such interest or fee;

(vi)          reduce the principal amount of the Obligations (except as a result of the application of payments or prepayments);

(vii)      amend the definition of “Adjusted Value”, “Asset Coverage Ratio,” “Cash Control Event”, “Cure Asset Coverage Ratio,” “Eligible Asset,” “Eligible Asset Concentration Limit” “Liquidity Coverage Ratio,” “Maintenance Asset Coverage Ratio,” “Excess Prepayment Event,” “Material Asset Event,” Minimum Asset Coverage Ratio,” “Minimum Liquidity Coverage Ratio,” “Review Event,” “Value” or any defined terms used therein;

(viii)     amend, modify, terminate or waive any provision of this Section 10.05(b), Section 10.05(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(ix)         amend the definition of “Required Lenders” or any of the related defined terms;

(x)        consent to the assignment or transfer by a Borrower of any of its rights and obligations under (or in respect of) the Loan Documents;

(xi)       release all or any material portion of the Collateral except as expressly provided in the Loan Documents and except in connection with a “credit bid” undertaken by the Collateral Agent at the direction of the Required Lenders pursuant to Section 363(k), Section 1029(b)(2)(a)(ii) or otherwise of the Bankruptcy Code or other analogous Debtor Relief Law or other sale or disposition of assets in connection with an enforcement action with respect to the Collateral permitted pursuant to the Loan Documents (in which case only the consent of the Required Lenders will be needed for such release);

(xii)        change the currency in which any Obligation is denominated;

(xiii)      change Section 2.15 or any other applicable provision in a manner that would alter the pro rata sharing of payments required thereby; or

(xiv)     subordinate (i) the Liens on all or any of the Collateral securing the Obligations to Liens securing any other Financial Indebtedness or other obligations or (ii) the Obligations in contractual right of payment to any other Financial Indebtedness or other obligations.

(c)         Other Consents. Except as set forth in clause (a) above, no amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by the Borrowers therefrom, shall amend, modify, terminate or waive any provision of this Agreement as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent, as applicable.

(d)         Execution of Amendments, Etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.05 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by the Borrowers, on the Borrowers.

(e)         Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower Representative, the Administrative Agent and such Lender.

Section 10.06.      Parties Bound; Assignment.

(a)        Parties Bound.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that, except as expressly permitted hereby, no Borrower nor Guarantor may assign or otherwise transfer any of its respective rights under this Agreement without the prior written consent of all Lenders.

(b)        Participations.  Any Lender may at any time grant to one or more banks or other institutions (each a “Participant”) a participating interest in its Commitment or any or all of its Loans; provided that (i) such Lender has provided prior written notice to the Borrowers, (ii) any such participation shall be in a minimum amount of $5,000,000, and, if in a greater amount, in integral multiples of $5,000,000 (or such Lender’s entire remaining Commitment), and (iii) prior to the occurrence and continuance of an Event of Default pursuant to Section 8.01(a) that has not been cured within sixty (60) days, no such participation shall be granted to any Competitor.  In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrowers, the Guarantors and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the Obligations including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement.  The voting rights of each Participant shall be limited to (i) reductions or increases in the amount, or altering the term, of the Commitment of such Participant and (ii) changes to the Maturity Date or interest rate.  The Borrowers agree that each Participant shall be entitled to the benefits of Section 2.09, Section 2.10 and Section 9.13 hereof with respect to its participating interest; provided that in no event shall the Borrowers be obligated to pay to such Participant amounts greater than those the Borrowers would have been required to pay to the granting Lender in the absence of such participation; and provided, further, that the Participant shall have complied with the obligations of such sections as though such Participant were a Lender.  An assignment or other transfer which is not permitted by subsection (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest which is permitted in accordance with this subsection (b).  Each Lender that sells a participating interest in any Loan,

Commitment or other interest to a Participant shall, as agent of the Borrowers solely for the purpose of this Section 10.06(b), record in book entries maintained by such Lender the name and the amount of the participating interest of each Participant entitled to receive payments in respect of such participating interests.

(c)          Assignments.  With the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) and with the prior written consent of the Borrowers (such consent not to be unreasonably withheld, conditioned or delayed, and such consent of the Borrowers not to be required for assignments to another existing Lender, to a Federal Reserve Bank or other central banking authority, an Affiliate of a Lender (so long as (x) such Affiliate is of substantially similar credit quality as the assigning Lender or (y) if such Affiliate is a commercial paper conduit, the assigning Lender provides credit support acceptable to the Borrowers in their reasonable discretion) or during the existence of an Event of Default of the type described in Section 8.01(a), (g) or (h) hereof or any other Event of Default which has continued uncured for a period of thirty (30) days), any Lender may (at its expense) at any time assign to one or more persons (other than a natural person) (an “Assignee”) all, or a proportionate part of all (in a constant, not varying, percentage), of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to an Assignment Agreement; provided that:

(i)          this Section 10.06(c) shall not restrict an assignment or other transfer by any Lender to a Federal Reserve Bank or other central banking authority, but no such assignment to a Federal Reserve Bank or other central banking authority shall release the assigning Lender from its obligations hereunder;

(ii)          except in the case of an assignment to another Lender, or the assignment of all of a Lender’s rights and obligations under this Agreement, any assignment shall be in a minimum amount of $5,000,000, and, if in a greater amount, in integral multiples of $5,000,000 (or such Lender’s entire remaining Commitment); provided that, no Lender shall have a Commitment of less than $5,000,000 following any such assignment (unless the assigning Lender shall have assigned all of its rights and obligations under this Agreement);

(iii)        prior to the occurrence and continuance of an Event of Default pursuant to Section 8.01(a) that has not been cured within sixty (60) days, the Assignee shall not be a Competitor;

(iv)         the Assignee shall provide any required documentation under Section 2.10 of this Agreement; and

(v)          the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment Agreement, and the Assignee shall pay to the transferor Lender an amount equal to the purchase price agreed between such transferor Lender and such Assignee, and the transferor Lender shall deliver payment of a processing and recordation fee of $3,500 to the Administrative Agent.

(d)        Consequences of Assignment.  Upon execution and delivery of such Assignment Agreement and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.

(e)         Affiliated Lenders.  No assignment shall be made by a Lender to the Borrower or Affiliates of the Borrower, or any investment manager thereof, except that a Lender may make an assignment to an Affiliated Lender, provided that: (A) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under, this Agreement or any other Loan Document, each Affiliated Lender will be deemed to have consented in the same proportion as the non‑Affiliated Lenders that have consented to such matter, and (B) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (each, a “Plan of Reorganization”), each Affiliated Lender hereby agrees (x) not to vote on such Plan of Reorganization, (y) if such Affiliated Lender does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (x), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (z) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (y), in each case under this clause (e). Each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest and given as security for the performance of the Obligations) as such Affiliated Lender’s attorney‑in‑fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary or appropriate to carry out the provisions of this clause (e), including to ensure that any vote of such Affiliated Lender on any Plan of Reorganization is withdrawn or otherwise not counted.

(f)        Register of Lenders.  The Administrative Agent shall maintain at its principal offices in New York or at such other location as the Administrative Agent shall designate in writing to each Lender and the Borrowers, a copy of each Assignment Agreement and Lender Joinder Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders, the principal amount of each Lender’s Pro Rata Share of the Commitments and the Loans, and the name and address of each Lender’s agent for service of process in New York (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each person or entity whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection and copying by any Borrower or any Lender during normal business hours upon reasonable prior notice to the Administrative Agent.  A Lender may change its address and its agent for service of process upon written notice to the Administrative Agent, which notice shall be effective upon actual receipt by the Administrative Agent, which receipt will be acknowledged by the Administrative Agent upon request.  Upon receipt of any Assignment Agreement or Lender Joinder Agreement, the Administrative Agent shall, if such Assignment Agreement has been completed, fully-executed and is substantially in the form of Exhibit E hereto or if such Lender Joinder Agreement has been completed, fully-executed and is substantially in the form of Exhibit M hereto:  (i) accept such an Assignment Agreement or Lender Joinder Agreement; (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g)          Disclosure of Information.  Any Lender may furnish any information concerning any Borrower Party in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants), subject, however, to the provisions of Section 10.24 hereof.

Section 10.07.      [Reserved].

Section 10.08.     Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Loans. Notwithstanding anything herein or implied by law to the contrary, the agreements of the Borrowers set forth in Section 2.09, Section 2.10, Section 2.16, Section 10.02, Section 10.03, Section 10.04 and Section 10.21 and the agreements of Lenders set forth in Section 2.10 and Section 9.07 shall survive the payment in full of the Loans and all other Obligations, and the termination hereof.

Section 10.09.      No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right, remedy or privilege hereunder or under any other Loan Document shall impair such power, right, remedy or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right, remedy or privilege preclude other or further exercise thereof or of any other power, right, remedy or privilege. The powers, rights, remedies and privileges given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all powers, rights, remedies and privileges existing by virtue of any statute or rule of law or in any of the other Loan Documents. Any forbearance or failure to exercise, and any delay in exercising, any power, right, remedy or privilege hereunder shall not impair any such power, right, remedy or privilege or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such power, right, remedy or privilege.

Section 10.10.     Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Borrower or Guarantor or any other person or against or in payment of Obligations. To the extent that any payment by or on behalf of any Borrower or Guarantor is made to any of Administrative Agent or Lenders (or Administrative Agent on behalf of the Lenders), or Administrative Agent or any Lender enforces any security interests or exercises its right of setoff, and such payment or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required (including pursuant to any settlement entered into by any Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 10.11.     Severability. In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions hereof or the validity, legality or enforceability of such provision in any other jurisdiction. If any provision of this Agreement shall conflict with or be inconsistent with any provision of any other Loan Documents, then the terms, conditions and provisions of this Agreement shall prevail.

Section 10.12.     Obligations Several; Independent Nature of Lenders’ Rights. The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent indebtedness, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 10.13.    Headings. Article and Section headings used herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of or be given any substantive effect under this Agreement or any other Loan Document.

Section 10.14.     GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS AND CAUSES OF ACTION SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 10.15.      CONSENT TO JURISDICTION.

(a)         SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE BORROWERS, FOR THEMSELVES AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE (SUBJECT TO CLAUSE (E) BELOW) JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.01; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH BORROWER IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY LOAN DOCUMENT OR AGAINST ANY COLLATERAL OR THE ENFORCEMENT OF ANY JUDGMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF, AND CONSENTS TO VENUE IN, ANY SUCH COURT.

(b)         The Borrowers hereby appoint and consent to KKR as its agent upon whom process or demands may be served in any action arising out of or based on this Agreement or the transactions contemplated hereby. The Borrowers may at any time and from time to time vary or terminate the appointment of such process agent or appoint an additional process agent; provided that the Borrowers will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Borrowers in respect of this Agreement may be served. If at any time the Borrowers shall fail to maintain any required office or agency in the Borough of Manhattan, The City of New York, or shall fail to furnish the Agents with the address thereof, notices and demands may be served on a Borrower by mailing a copy thereof by registered or certified mail or by nationally recognized overnight courier, postage prepaid, to such Borrower at its address specified herein.

Section 10.16.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO IRREVOCABLY WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL IN ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS OR THE LENDER/BORROWER RELATIONSHIPS THAT ARE BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL‑ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 10.17.      Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under Applicable Law shall not exceed the Maximum Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Maximum Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Maximum Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Obligations are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Maximum Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Maximum Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrowers.

Section 10.18.      Effectiveness; Counterparts. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrowers and the Administrative Agent of written notification of such execution and authorization of delivery thereof. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.19.     PATRIOT Act. Each Lender, the Collateral Agent and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender, the Collateral Agent or the Administrative Agent, as applicable, to identify such Borrower in accordance with the PATRIOT Act.

Section 10.20.    Electronic Execution. The words “execution”, “signed”, “signature”, and words of like import in any Loan Document or Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 10.21.    No Fiduciary Duty. Each Agent, Lender and their Affiliates (collectively, solely for purposes of this Section 10.21, the “Lenders”), may have economic interests that conflict with those of the Borrowers, their equityholders and/or their Affiliates. The Borrowers acknowledge and agree, and acknowledges their respective Affiliates’ understandings, that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrowers, their equityholders or their Affiliates, on the other. The Borrowers acknowledge and agree, and acknowledges their respective equityholders and Affiliates’ understandings, that (a) each of the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrowers, on the other, and (b) in connection therewith and with the process leading thereto, (i) no Lender has assumed an advisory or fiduciary responsibility in favor of any Borrower, its equityholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Borrower, its equityholders or its Affiliates on other matters) or any other obligation to the Borrowers except the obligations expressly set forth in the Loan Documents and (ii) each Lender is acting solely as principal and not as the agent or fiduciary of any Borrower, its management, equityholders, creditors or any other person. The Borrowers acknowledge and agree that they have consulted their own legal, accounting, regulatory, tax and other financial advisors to the extent it deemed appropriate, that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto, and is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated by the Loan Documents. The Borrowers agree that they will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Borrower, in connection with such transaction or the process leading thereto.

Section 10.22.      Certain ERISA Matters.

(a)          Each Lender (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of the parties hereto, that at least one of the following is and will be true:

(i)          such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans, the letters of credit, the Commitments or this Agreement,

(ii)        the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the letters of credit, the Commitments and this Agreement, or

(iii)         (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the letters of credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the letters of credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the letters of credit, the Commitments and this Agreement.

(b)        In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender, such Lender further (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that none of the Administrative Agent, any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the letters of credit, the Commitments and this Agreement (including in connection with the reservation of exercise or any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 10.23.      Judgment Currency.

(a)        The Borrowers’ obligations hereunder and under the other Loan Documents to make payments in Dollars (for purposes herein, the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Finance Party entitled thereto of the full amount of the Obligation Currency expressed to be payable to it under this Agreement or the other Loan Documents. If for the purpose of obtaining or enforcing judgment against the Borrowers in any court or in any jurisdiction, it becomes necessary to convert an amount due hereunder into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”), the rate of exchange shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Obligation Currency with the Judgment Currency on the Business Day preceding that on which the final judgment is given (such day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)          If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers jointly and severally covenant and agree to pay, or cause to be paid, and each jointly and severally indemnifies the Finance Parties for such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency that could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date. The foregoing indemnity shall constitute a separate and independent obligation of the Borrowers and shall survive any termination of this Agreement and the other Loan Documents, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

(c)          For purposes of determining any rate of exchange for this Section 10.23, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

Section 10.24.     Confidentiality.  The Borrowers acknowledge and agree that the Administrative Agent may provide to the Lenders, and that the Administrative Agent and each Lender may provide to any Affiliate of a Lender or Participant or Assignee or proposed Participant or Assignee or any other Person as deemed necessary or appropriate in any Lender’s reasonable judgment, originals or copies of this Agreement, all Loan Documents and all other documents, certificates, opinions, letters of credit, reports, and other material information of every nature or description, and may communicate all oral information, at any time submitted by or on behalf of any Borrower or Guarantor or received by the Administrative Agent or a Lender in connection with the Loans, the Letter of Credit Liability, the Commitments or any Borrower or Guarantor; provided that~~,~~ (a) prior to any such delivery or communication, the Lender, Affiliate of a Lender, Participant, or Assignee, or proposed Participant or Assignee or such other Person, as the case may be, shall agree to preserve the confidentiality of all data and information which constitutes Confidential Information~~;~~ and (b) notwithstanding anything to the contrary in any Loan Document, disclosure to (i) insurers, insurance brokers and service providers of the Administrative Agent, a Lender, any Affiliate of a Lender, Participant or Assignee or proposed Participant or Assignee thereof  and (ii) a rating agency (it being understood that such Confidential Information shall only be shared with such rating agency in connection with rating any Credit Party or its subsidiaries or the transactions contemplated under the Credit Facility), in each case, shall require the prior written consent of the Credit Parties, and such Persons shall owe duties of confidentiality to the Credit Parties; (c) the Administrative Agent and the Lenders (i) acknowledge and agree that information with respect to Assets has been and will be delivered on a confidential basis; (ii) acknowledge and agree that such information is Confidential Information; and (iii) agree that such information shall be subject to the provisions of this Section 10.24; and (~~c~~d) anything herein to the contrary notwithstanding, the provisions of this Section 10.24 shall not preclude or restrict any such party from disclosing any Confidential Information:  (i) with the prior written consent of any Borrower; (ii) upon the order of or pursuant to the rules and regulations of any Governmental Authority having jurisdiction over such party; (iii) in connection with any audit by an independent public accountant of such party, provided such auditor thereto agrees to be bound by the provisions of this Section 10.24; (iv) to examiners or auditors of any applicable Governmental Authority which examines such party’s books and records while conducting such examination or audit; (v) as otherwise specifically required by law or legal process, including, for the avoidance of doubt, in connection with any enforcement action relating to the Loan Documents; or (vi) ~~professional advisers, insurers, insurance brokers and service providers of a Lender who are under a duty of confidentiality to a Lender; (vii) any rating agency or direct or indirect provider of credit~~

~~protection to a permitted party (or its brokers); or (viii)~~ to the extent such information (A) becomes publicly available other than as a result of a breach of this Section 10.24 or (B) becomes publicly available to the Administrative Agent, the issuing bank or the Lenders on a non-confidential basis from a source other than the Borrowers.  Notwithstanding the foregoing, the Borrowers and the Guarantors, the Administrative Agent, the Collateral Agent and the Lenders (and each of their respective employees, representatives, or other agents) may disclose to taxing authorities, the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure.  Notwithstanding the termination of this Agreement, the Administrative Agent, the Collateral Agent and each Lender agrees to hold Confidential Information in accordance with its internal document retention policies and procedures for two (2) years following the termination of this Agreement, which policies and procedures, as of the Closing Date, provide that information considered confidential shall be held on a confidential basis.

Section 10.25.      Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)          the effects of any Bail-in Action on any such liability, including, if applicable:

(i)           a reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the Write-down and Conversion Powers of the applicable Resolution Authority.

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